Exhibit 10.6

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CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED HAVE BEEN MARKED WITH THREE ASTERISKS [* * *] AND A FOOTNOTE INDICATING "CONFIDENTIAL TREATMENT REQUESTED". MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this "Agreement") is made and entered into as of April 1, 2015 (the "Effective Date"), by and between Bio Light Israeli Life Sciences Investments Ltd. (the "Company"), a limited liability company, registered under the laws of the State of Israel, traded on Tel Aviv Stock Exchange Ltd. ("TASE") and on the OTCQX, and Rock-One Group Investment Co. Ltd. (the "Investor"). Each of the Company and the Investor shall sometimes be referred to hereinafter as a "Party" and together, as the "Parties".

WITNESSETH

WHEREAS, the Company has decided to raise additional capital for the Company by means of issuance of ordinary shares of the Company, par value NIS 0.01 each (the "Ordinary Shares"); and

WHEREAS, the Investor desires to invest the Investment Amount (as defined below) in the Company, on the terms and conditions set forth herein;

NOW, THEREFORE, based on the representations contained herein and inconsideration of the mutual promises and covenants set forth herein, the Parties hereby agree as follows:

1. Issue and Purchase of Purchased Shares

1.1. Issue and Purchase of Purchased Shares. Subject to the terms and conditions hereof, at the Closing (as defined below), the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, an aggregate amount of 123,369,252 Ordinary Shares (the "Purchased Shares"), at a price per Purchase Share of NIS 0.201 which is equal to 112% of the average closing price of the Company's Ordinary Shares quoted on TASE during a period of 30 trading days prior to the date of this Agreement, for an aggregate consideration of NIS 24,797,220 (the "Investment Amount"). The Investment Amount shall be paid in USD based on average of the daily USD/NIS foreign exchange reference rate, published by Bank of Israel on its website over a period of ten (10) business days immediately prior to the Effective Date. Immediately following the Closing, the Purchased Shares shall represent 18.93% of the issued and outstanding share capital of the Company and 14.03% on a fully diluted basis.

1.2. Use of Proceeds. The Company will use the Investment Amount in accordance with the needs of the Company as shall be determined by the Board of Directors of the Company (the "Board") from time to time.

1.3. Conditions to Closing. The Closing of the transactions contemplated hereby shall be subject to the conditions set forth in Section 5 herein.

2. Closing

2.1. Date and Venue of Closing. The payment by the Investor of the Investment Amount to the Company shall take place at a closing (the "Closing"), to be held via exchange of documents within three (3) business days following the fulfillment or waiver (by the Party entitled to do so) of each of the conditions set

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forth herein, but no later than 40 days from the Effective Date, and not before at least 21 from the Effective Date.

2.2. Transactions at Closing. At the Closing, the following transactions shall take place, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

2.2.1. The Company shall provide the Investor with:

(a) minutes of the Board approving: (i) the execution, delivery and performance by the Company of this Agreement, the Terms of Collaboration and the issuance of the Purchased Shares to the Investor is approved in accordance with the terms hereof; and (ii) the appointment of a representative of the Investor, as a member of Company's Board (the "New Director");

(b) approval of the shareholders of the Company of: (i) the appointment of the New Director which will take effect upon the receipt by the Company of the Investment Amount, and (ii) the adoption of the amended articles of association of the Company, previously approved by the Investor, (which will take effect upon the receipt by the Company of the Investment Amount) regarding the nomination of a staggered board of directors pursuant to which one third of the members of the board of directors (at least two) is elected (based on seniority) each year by the annual meeting of the shareholders;

(c) Trust Agreement (as defined below) duly executed by the Company and Horn Trustees Ltd.;

(d) a copy of the share certificate issued on the name of the Company's Nominees Company, evidencing the ownership of the Purchased Shares, including the executed documents required by the Company's Nominees Company for the purpose of registration of the Purchased Shares in the name of the Investor, substantially in the form attached hereto as Schedule **2.2.1(d)**;

(e) a compliance certificate duly signed by the CEO and the CFO of the Company in the form attached hereto as **Schedule 2.2.1(e)**; and

(f) sufficient directors' and officers' liability insurance coverage and to enter into indemnification agreement by and between the Company and the New Director in the form as previously provided to the other Board members and as attached hereto as **Schedule 2.2.1(f)**.

2.2.2. The Investor shall provide the Company with:

(a) a payment of the Investment Amount in USD to the bank account of Horn Trustees Ltd. in escrow at U-Bank Ltd. (the "Horn Bank Account") under the terms set forth in Schedule 2.2.2(a) (the "Trust Agreement"). Horn Trustees Ltd. shall deliver a written notice to the Company and the Investor immediately following receiving the Investment Amount in the Horn Bank Account. In the event that U-

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Bank Ltd. provides written notice that the Horn Bank Account shall not be opened on or before the Closing due to the lack of required documents on behalf of the Investor, then the Investment Amount shall be paid directly to the Company's bank account, pursuant to wire instructions to be provided in writing;

(b) a letter of instructions instructing the Company to deposit the Purchased Shares in a specific account of a member of TASE on behalf of the Investor or any entity on its behalf (the "Investor Designated TASE Member"); and

(c) Trust Agreement duly executed by the Investor.

3. Representations and Warranties of the Company

The Company hereby represents and warrants to the Investor, as of the date hereof and as of the date of the Closing, that all of the following representations and warranties are true and accurate in all respects, and further acknowledges that the Investor is entering into this Agreement in reliance thereon:

3.1. Organization; Authority. (i) the Company is duly incorporated and validly existing under the laws of the state of Israel and has full corporate power and authority and, all governmental approvals necessary to operate and conduct its business; (ii) it is duly qualified or licensed to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary on the Company; (iii) it has taken all necessary actions, conditions and things, fulfilled and done in order to enable it to enter into, perform and comply with its obligations hereunder and other agreements contemplated hereby and those obligations are validly, and legally binding and enforceable upon it; and (iv) its entry into and performance of or compliance with its obligations hereunder and other agreements contemplated hereby does not violate, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, cancel, or exceed any power or restriction granted or imposed by (and will not require the Company to obtain the consent or approval of, or make any filing with or notification to, any third party other than to the TASE and the Israeli Securities Authority as set forth in this Agreement): (A) any law, rule, regulation, order, judgment or decree or other legal requirement to which it is subject; (B) any of its organizational documents, or (C) any agreement, obligation or instrument binding on the Company or its properties, assets or any other similar agreements to which the Company is a party, including any voting agreement, shareholders agreement, irrevocable proxy or voting trust.

3.2. Ownership of Purchased Shares. Subject to restrictions on resale of securities in accordance with applicable Israeli and US laws and regulations as described under section 4.3 hereunder, the Purchased Shares shall at closing be free and clear of all liens, pledges, charges, security interests, claims, encumbrances, third party rights or any restrictions of any kind (the "Liens").

3.3. Capitalization. As of the date hereof, the authorized share capital of the Company consists of NIS 13,000,000 divided into 1,300,000,000 Ordinary Shares. As of the date hereof and as of immediately prior the Closing, 521,337,702 Ordinary Shares are issued and outstanding. A complete and correct list of the interested parties holding securities of the Company as of the

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date hereof (including, for the avoidance of doubt, their holdings of the outstanding options and warrants) immediately prior to and immediately following the Closing is set forth in Schedule 3.3, which list is true and correct as of the hereof, to the best knowledge of the Company, based on information provided to the Company by such interested party or on their behalf hereto. Schedule 3.3 contains a complete and accurate list, to the best knowledge of the Company, of all options or warrants to purchase Ordinary Shares, the number of Ordinary Shares issuable upon the exercise of such options and warrants, the exercise price, and expiration date thereof. Except as set forth in Schedule 3.3, there are no outstanding nor promised sharers, options, warrants, securities convertible into, exchangeable or exercisable for or evidencing the right to subscribe for equity securities of the Company, rights (including conversion, anti-dilution, exchange or preemptive rights, rights of first refusal, share appreciation, profit sharing, phantom share rights, or any similar rights), or claims, commitments, undertakings or promises of any nature whatsoever, orally or in writing or any other similar rights, for the issuance, purchase, receipt or acquisition from the Company of any of its securities. All issued and outstanding securities of the Company (i) have been duly authorized and validly issued and (solely in respect of shares) are fully paid and nonassessable and (ii) were issued in accordance with all applicable laws, in compliance with all contractual rights and in accordance with the Company's organizational documents. As of the date hereof and as of the Closing, there is no controlling shareholder in the Company.

3.4. No Third Party Consents. No consent, approval, order, permit, license, action by, or authorization of or designation, declaration, of filing with any third party or governmental authority, except where required from the TASE and the Israeli Securities Authority under the provisions of the Israeli Securities Law, 5728-1968, as amended(the "Israeli Securities Law") on the part of the Company is required in connection with the transactions contemplated herein that has not been or will not have been obtained by the Company prior to the Closing in connection with the valid execution, delivery and performance of this Agreement.

3.5. Portfolio Companies. Any company in the Company's portfolio, a complete list of which is set forth in Schedule 3.5 (the "Portfolio Companies"): (i) are duly incorporated and validly existing under the laws of the state of Israel and have full corporate power and authority and, all governmental approvals necessary to operate and conduct their business; and (ii) are duly qualified or licensed to do business in each jurisdiction in which the property owned, leased or operated by them or the nature of the business conducted by them makes such qualification or licensing necessary on them.

3.6. Chinese Activities. Other than the agreements which are listed in Schedule 3.6, neither the Company nor its Portfolio Companies has any commercial activity, operation, duty, commitment or any similar obligation, either oral or written, towards any third party with respect to its assets, products, treatments, innovations, and any similar rights which take present or future effect in the People's Republic of China (PRC).

3.7. Financial Statements. The audited financial statements (including balance sheet, statement of income, changes in shareholders' equity and cash flow and the notes thereto) of the Company and its Portfolio Companies (on a consolidated

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basis) as of December 31, 2012 and as of December 31, 2013 and the unaudited consolidated financial statements of the Company and its Portfolio Companies as of September 30, 2014 (together and with respect to each of the Company and its Subsidiaries, the "Financial Statements") have been prepared in accordance with IFRS and set forth the true and correct in all respects financial position of the Company and its Portfolio Companies as at the date thereof. The Financial Statements fairly and accurately present the financial condition of the Company and its subsidiaries at the date thereof and, except as indicated therein, reflect all material claims against any and all debts and liabilities of the Company and its Portfolio Companies, fixed or contingent, as at the date thereof, required to be shown therein in accordance with IFRS, and the related statements of income accurately present the results of the operations of the Company and its subsidiaries for the period indicated. The Financial Statements do not contain any untrue statement of a fact or omit to state a fact required to be included therein in order to make the statements made therein, not misleading for the period indicated. Since September 30, 2014, (i) the Company and its Portfolio Companies have been operated in the ordinary course of business consistent with past practice in all respects and (ii) there has been no Material Adverse Change of the Company or any Portfolio Companies.

3.8. Intellectual Property. Other than as detailed in the Company's reports, forms, statements and other documents required to be filed by it under the Israeli Securities Law and the regulations promulgated thereunder, including the Company's 2014 annual report, the Company and its Portfolio Companies do not own any material Intellectual Property rights, whether such rights are registerable in any registration under any applicable law or not, except that the Company and its Portfolio Companies accumulate know-how during their ordinary course of business. As used herein, "Intellectual Property" shall mean patents, trademarks, trade names, service marks, service names, copyrights, trade secrets and other proprietary intellectual property, issued registrations and registrations rights with respect to any of the foregoing. The Intellectual Property of the Company and to the best of its knowledge, its Portfolio Companies, do not and will not infringe, misappropriate or constitute the unauthorized use of any Intellectual Property Rights of any Person under the laws of any jurisdiction.

3.9. No False Statements. No representation or warranty of the Company in this Agreement contains or, at the Closing, will contain any untrue statement of a material fact or omits or will, at the Closing, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. The Company is not aware of any material fact or information relating to the Purchased Shares that has not been disclosed to the Investor hereunder.

4. Representations and Warranties of Investor

The Investor hereby represents and warrants as of the date hereof and as of the date of the Closing, that the following representations and warranties are true and accurate in all respects, and further acknowledges that the Company is entering into this Agreement in reliance thereon:

4.1. Requisite Power and Authority. The Investor has all necessary power and authority to execute and deliver this Agreement and to carry out their provisions

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for the performance of this Agreement and the transactions contemplated hereby. All action on Investor's part required for the execution and delivery of this Agreement has been taken. Upon the execution and delivery, this Agreement will be valid and binding obligations of Investor, enforceable in accordance with its respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

4.2. No obligations to third parties. The Investor is purchasing the Purchased Shares without any prior obligation or agreement, whether orally or in writing, to sell or distribute such Purchased Shares to any of the Company's shareholders or other third parties. There is no agreement or any other verbal or written arrangement, including without limitation voting agreements, between the Investor and any other shareholder in the Company nor any other third party, with respect to the sale or purchase of the Company's share capital or with respect to any voting rights in the Company.

4.3. Purchased Shares Not Offered Pursuant to Prospectus. The Investor is aware that the Purchased Shares are not issued pursuant to a prospectus or similar document and that at the Closing, the Purchased Shares are subject to restrictions on resale of securities in accordance with applicable Israeli laws and regulations (including without limitation, section 15c of the Israeli Securities Law). The Purchased Shares have not been registered under the U.S. Securities Act of 1933, as amended (the "US Securities Act") and may not be offered or sold in the U.S. or to U.S. Persons (as defined in Section 902(k) of Regulation S promulgated under the us Securities Act) unless the Purchased Shares are registered under the US Securities Act, or an exemption from the registration requirements of the US Securities Act is available. In the event the Investor would like to deposit the Purchased Shares with the depository of the Company's American Depository Receipts, then the Investor is aware and has been advised that such deposit of the Purchased Shares with the depository of the Company's American Depository Receipts is subject to limitations under the deposit agreement the Company is a party to and the resale of such American Depository Receipts may be subject to resale restrictions under the US Securities Act.

4.4. Investor specifically acknowledges and understands that the Company is a public company traded inter alia on TASE. Accordingly, (a) this Agreement, the negotiations and terms of this agreement, including any draft thereof, may be considered as "inside information" pursuant to Israeli securities laws and regulations and therefore Investor is forbidden to use or otherwise deliver, directly or indirectly, this information to any third party unless is required by law or court; and (ii) the Company is required to make certain disclosures and publications under applicable laws which may include this Agreement and/or the Parties' engagement. In the event that the Investor is required to disclose any information under law or court, it shall inform the Company immediately and prior to any disclosure, so that the Company may seek a protective order or other appropriate remedy or waive Investor's compliance with the terms of this Agreement.

4.5. Regulation S. The Investor is not a U.S. Person, and as of the date of this Agreement is not, and as of the date of Closing will not be managed and

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controlled from the United States; *provided* that the initial director who will be nominated by the Investor shall be a U.S. Person and he is also one of the minority shareholders of the Investor.

5. Conditions to Closing

5.1. General Conditions. The respective obligations of each Party to consummate the transactions contemplated herein shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may, to the extent permitted by applicable law, be waived in writing by any Party in its sole discretion (provided that such waiver shall only be effective as to the obligations of such Party):

5.1.1. No action shall have been taken, or any statute, rule, regulation or order shall have been enacted or deemed applicable to the transactions contemplated hereunder, and no temporary or permanent restraining order or preliminary or permanent injunction or other order shall have been issued by, any governmental authority, that would restrain or prohibit the consummation of the transactions contemplated by this Agreement.

5.1.2. All consents and approvals of any governmental authority required, if any, with respect to the transactions contemplated hereunder have been obtained.

5.1.3. The approval of the TASE for the performance of this Agreement and the transactions contemplated hereby.

5.1.4. The approval of the Israeli Securities Authority for the performance of this Agreement and the transactions contemplated hereby, to the extent applicable.

5.2. Additional Conditions to Obligations of the Investor. The obligations of the Investor to consummate the transactions contemplated hereunder shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Investor in its sole discretion:

5.2.1. The representations and warranties of the Company contained in this Agreement or other document delivered pursuant hereto shall have been true and correct both when made and as of the Closing.

5.2.2. At the Closing, all the Purchased Shares are free and clear of all Liens other than trading restrictions as set forth in Section 4.3 above.

5.2.3. There shall not exist any Material Adverse Change in the Company or its business. Material Adverse Change means an effect, condition, fact, circumstance that is directly caused by the Company or its Portfolio Companies and which reduced the Company's fair market value, such that the closing price of the Company's Ordinary Shares quoted on TASE on the day preceding the Closing, was reduced by 20% in comparison to the closing price on the Effective Date.

5.2.4. The Company shall have performed all obligations and agreements and shall have complied with the conditions required by this Agreement to be performed prior to or at the Closing.

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5.2.5. The Terms of Collaboration duly signed by the Company and the Investor.

5.2.6. All of the documents to be delivered to the Investor pursuant to Section 2.2.1 above shall have been executed and delivered by the Company to the Investor on or prior to the Closing.

5.2.7. All conditions to the closing of the transactions contemplated hereunder (including opening the Horn Bank Account unless the Horn Bank Account shall not be opened due to the lack of required documents on behalf of the Investor as set forth in Section 2.2.2(a)) shall have been satisfied or waived by the Investor and the closing of the transactions contemplated thereunder shall have occurred concurrently with the Closing hereunder.

5.3. Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated hereunder shall be subject to the fulfillment, at or prior to the Closing, of the following condition, which may be waived in writing by the Company in its sole discretion:

5.3.1. The representations and warranties of the Investor contained in this Agreement or other document delivered pursuant hereto shall be true and correct both when made and as of the Closing.

5.3.2. The Investor shall have performed all obligations and agreements herein and shall have complied with the conditions required by this Agreement to be performed prior to or at the Closing.

5.4. Cancellation of Closing. In accordance with the terms set forth in Schedule 2.2.2(a), in the event that on or before 30 days from the Closing (or any later date which will be agreed by the Investor) Horn Trustees Ltd. has received: (i) a confirmation from the Investor Designated TASE Member that the Nominees Company has not succeeded in registering the Purchased Shares in the Investor's account; and (ii) a confirmation from the Company that the share certificate referred to in section 2.2.1(b) has been returned to the Company by the Nominees Company; and (iii) a resignation letter provided by the Board member nominated in accordance with section 2.2.1(a), Horn Trustees Ltd. will immediately act in accordance with the terms of the Trust Agreement and this agreement shall be terminated automatically and each Party shall reserve its claims against the other Party with respect to such termination. In the event that the Horn Bank Account shall not be opened in the circumstances set forth in section 2.2.2(a) above, the Company shall act in accordance with the provisions of this section in lieu of Horn Trustees.

6. Commercial Agreement

On the Closing, the Parties shall execute Terms of Collaboration which shall reflect and stipulate the material terms and provisions of the formation of a joint venture owned by both the Company and the Investor (the "**Terms of Collaboration**"), to be agreed based on the guidelines in the form attached hereto as **Schedule 6.**

7. Maximum Liability of Company

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Except for claims relating to fraud or intentional misrepresentations, the maximum aggregate pecuniary liability of the Company for any breaches of the representations and warranties of the Company under this Agreement as to the Investor, shall not exceed the amount actually invested by the Investor in the Company pursuant to this Agreement.

8. Miscellaneous

8.1. Further Assurances. Each of the Parties shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

8.2. Governing Law; Jurisdiction. This Agreement (other than the Terms of Collaboration and Section 6 herein which shall be governed by the laws of the State of England) shall be governed by the laws of the State of Israel (without giving effect to its conflict-of-laws provisions). Any legal action or dispute arising out of or in connection with this Agreement may be brought only and shall be finally settled according to the Arbitration Rules of the London Court of International Arbitration (LCIA), by one arbitrator appointed according to said Rules. The place of arbitration shall be London. The language of arbitration shall be English. With regards to any action for breach of confidentiality obligation, nothing in this paragraph shall preclude either party from seeking interim equitable relief in the form of a temporary restraining order or preliminary injunction from the arbitrator and/or any court of competent jurisdiction worldwide.

8.3. Successors and Assigns; Assignment. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the Parties. None of the Parties may assign or delegate this Agreement or any rights or obligations hereunder to any person without the prior written consent of the other Party.

8.4. Public Statements. No Party hereto shall publicize or disclose the existence or the terms and conditions of this Agreement, without the express, prior written consent of the other Party, except to such information that either Party is required to disclose in accordance with the Securities Law or by any applicable law or court, to such extent necessary. Notwithstanding the foregoing, each Party acknowledges that the other Party and its affiliates may provide confidential information to its respective committees, partners and other persons involved in the business of the disclosing Party on a "need to know" basis, as well as to potential investors, subject to customary confidentiality restrictions. The Investor further acknowledges and confirms that the Company is an Israeli publicly traded company and as such, is subject to disclosure requirements under the Israeli Securities Law, and therefore, the Company and its affiliates shall be entitled to issue and use certain information related to the discussions and agreements between the Parties for public reports, statements and press release.

8.5. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person, who is not a Party hereto, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

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8.6. Entire Agreement; Amendment and Waiver. This Agreement, together with the schedules and exhibits attached hereto, constitute the full and entire understanding and agreement between the Parties with regard to the subject matters hereof and thereof and terminate and replace any previous agreement and/or arrangement between the Parties relating thereto. Except as otherwise explicitly provided for herein, any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of all of the Parties.

8.7. Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any Party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provision or condition of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

8.8. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

8.9. Expenses. Each Party shall pay its own fees and expenses incurred in connection with the transactions contemplated hereby.

8.10. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified; (b) when sent by facsimile or by email with confirmation of transmission if sent during normal business hours of the recipient, if not, then on the next business day; or (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid. All notices shall be sent to the address set forth in **Schedule A** attached hereto or at such other address as any Party may designate by ten (10) days advance written notice to the other Parties.

8.11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

[*signature page follows*]

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[Signature Page to Share Purchase Agreement]

THE COMPANY:

/s/ Itai Bar-Natan /s/ Suzana Nahum Zilberberg

BIO LIGHT ISRAELI LIFE SCIENCES INVESTMENTS LTD.

By: Suzana Naum Zilberberg

Title: CEO

By: Itai Bar-Natan

Title: CFO

THE INVESTOR:

____

ROCK-ONE GROUP INVESTMENT CO. LTD.

By: ________________________________

Title: _______________________________

SCHEDULE A

	Address	Fax	Email	With a copy to
Company	Kiryat Atidim Building 3, 5th Floor, Tel Aviv, Israel	+972-73-2753401 Attn: Chief Executive Officer	suzana@bio-light.co.il	Horn & Co. - Law Offices Amot Investments Tower, 2 Weizmann St., 24th Floor, Tel-Aviv 6423902, Israel Fax: +972-3-637-8201 Attn: Yuval Horn, Adv. email: yhorn@hornlaw.co.il
Investor	[_PLEASE PROVIDE]	[ ]	[ ]

Partial Minutes of a Meeting of the Board of Directors (the "Board") of
Bio Light Israeli Life Sciences Investments Ltd.
(the "Company")
Held at the Offices of the Company
on March 30, 2015

Present: Mr. Israel Makov, Mrs. Efrat Makov, Mr. Eli Shohet, Mr. Ron Weissberg and Dr. Rachel Adatto

Also Present: Mrs. Suzana Nahum Zilberberg, Mr. Itai Bar- Natan, Ms. Tali Amar, Adv. Noa Aviram, Adv. Yuval Horn, Adv. Roy Ribon (by phone), Adv. Uri Dotan (by phone), Mr. Yinon Itan (by phone), Mr. Eyal Ben Yaakov, Ms. Yafit Solenko, Mr. Noam Fink.

Chairman: Mr. Israel Makov

Agenda:

1. Amendment to the Company's AOA
2. Investment Agreements
3. Appointment of Board Member, Grant of Compensation, Insurance and Indemnification

1. **Amendment to the Company's AOA**

RESOLVED, to approve, and to recommend to the shareholders of the Company to approve, subject to the consummation of the Agreement (as defined below), the amendment of the Company's Articles of Association with respect to a "Staggered Board", in the form attached hereto as **Annex A**.

2. **Investment Agreements**

RESOLVED, following previous discussions, to approve the execution, delivery and performance by the Company of the Share Purchase Agreement by and between the Company and Rock-One Group Investment Co. Ltd. (the "Rock-One" and "RO SPA", respectively) and the commercial collaboration agreement between the Company and Rock-One, and all exhibits and schedules thereto, all in accordance with the terms presented to the Board.

FURTHER RESOLVED, to approve the execution, delivery and performance by the Company of the Share Purchase Agreement by and between the Company and Sino-Israel VC limited (the "Sino" and "Sino SPA", respectively), and all exhibits and schedules thereto, all in accordance with the terms presented to the Board.

FURTHER RESOLVED, that following discussions between the Company's management and the investors, and based on Rock-One and Sino representations, there is no agreement or dependency between the investors with respect to the contemplated RO SPA and Sino SPA and the consummations thereof.

RESOLVED, FURTHER, that any two of Mr. Israel Makov, Mrs. Suzana Nahum Zilberberg and Mr. Itai Bar- Natan, acting jointly, are hereby, authorized, empowered and directed to execute the RO SPA and Sino SPA in the name of the Company, and to make any required unsubstantial amendments thereto.

3. **Appointment of Board Member and Grant of Compensation, Insurance and Indemnification**

RESOLVED, to approve, and to recommend to the shareholders of the Company to approve, subject to execution and the the consummation of the RO SPA, the appointment of Mr. James

Jian Yuan Zhang as a member of the Board on behalf of Rock-One (the "Representative"), as of its approval by the shareholders.

FURTHER RESOLVED, to approve, and to recommend to the shareholders of the Company to approve, subject to the consummation of RO SPA, the grant compensation to the Representative, in such terms and conditions similar to the other directors of the Company, and to grant the Representative with indemnification Letters and D&O insurance coverage, in accordance with the customary terms and conditions of the Company.

/s/ Israel Makov

Mr. Israel Makov, Chairman

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Bio Light Israeli Life Sciences Investments Ltd.

(the “Company”)

Minutes of the Company’s Extraordinary General Meeting

Which Took Place at Horn and Co. – Law Offices

Amot Investments Tower, 24th Floor, Tel Aviv

May 10, 2015, at 12:00 PM

Present:	1. Adv. Noa Aviram – Company Secretary (by telephone)
2. Adv. Roy Ribon, Horn & Co. – Law Offices
3. Mr. Yinon Eitan, Horn & Co. – Law Offices

Participating by Ballot	1. Makov Associates Ltd.
2. Dexxon Holdings Ltd.
3. Ayalon Trust Funds Ltd. (held through a trustee)
4. Phoenix Insurance Company Ltd.
5. Meitav Ds Provident Funds and Pension Ltd.
6. Excellence Nessuah Gemel Ltd.
7. Excellence Mutual Funds Ltd.
8. Migdal Mutual Funds Ltd. (held through a trustee)
9. Harel-Pia Mutual Funds Ltd. (held through a trustee)

Participating in the vote	10. Mr. Victor Habaz

Legal quorum:	The participants, 10 in number, possessing voting rights, hold 244,441,180 shares in the Company, which constitute approximately 46.89% of the Company’s issued and outstanding share capital, and therefore, a legal quorum is present in order to open the meeting.

Meeting chair:	Ms. Noa Aviram

On the agenda:	1. Amendment of the Company’s Articles (subject to completion of the transaction);
2. Approval of the appointment of Mr. James Chang (the “Candidate”) to serve as a director in the Company (subject to completion of the transaction);
3. Approval of the inclusion of the Candidate in the officers’ insurance policy (subject to the completion of the transaction);
4. Approval of the granting of a letter of indemnification to the Candidate according to the wording common with the Company (subject to completion of the transaction).

Ms. Aviram opened the meeting.

On the agenda:

1.	Amendment of the Company’s Articles – Amendment of Section 79.1 of the Articles (subject to the completion of the transaction)

To approve the amendment of the Company’s Articles in regards to the wording attached as Appendix A to these minutes (amendment of Section 79.1 of the Articles). It is clarified that the amendment of the Articles is a condition to the completion of the Agreement as this is defined in the Company’s immediate report dated April 2, 2015 [reference no. 2015-01-072487], hereby included by way of reference (the “Agreement”). The amendment of the Articles will take effect only upon and subject to the completion of the Agreement. The Company will publish a separate immediate report regarding the completion of the transaction, if and when completed, and inasmuch as it is completed.

The Meeting Resolved: To approve the resolution

Quantity of shares/securities participating in the vote: 244,441,180

Quantity of share/securities voting in favor: 190,493,201

Quantity of share/securities participating in the vote and which were not classified as shares whose owners have a personal interest/as shares which do not possess control or have a personal interest in the approval of the amendment, other than a personal interest which does not result from connections with the controlling shareholder: 244,441,180 of which: 190,493,201 voted in favor of adoption of the resolution and 53,947,979 voted against adoption of the resolution.

The number of shares participating in the vote which were not classified as shares whose owners are the controlling shareholder in the Company/as shares whose owners have a personal interest in adopting the resolution: 244,441,180 of which: 190,493,201 voted in favor of adopting the resolution.

Number of shares/securities voting against: 53,947,979

Percentage of votes in favor of approving the transaction out of the total votes cast which are not the controlling shareholder in the Company/which do not have a personal interest in approval of the amendment, other than a personal interest which does not result from connections to the controlling shareholder: 77.93%.

Percentage of the vote in favor of adopting the resolution out of the total votes cast which are not the controlling shareholders in the Company/which do not have a personal interest in adopting the resolution: 77.93%.

Percentage of votes cast against, out of the total voting rights in the Company: 10.35%.

2.	Approval of the Appointment of the Candidate to Serve as a Director in the Company, and Approval of the Terms of His Service (Subject to the Completion of the Transaction):

To approve the appointment of the Candidate is a director in the Company and to approve the terms of his service. Particulars, to the best of the Company’s knowledge, about the Candidates and the terms of his service, are attached as Appendix B. Accordingly, attached to this report is a copy of the Candidate’s declaration of qualification.

Appointment of the Candidate is a member of the Company’s board of directors and approval of the aforesaid terms of his service are a condition to the completion of the Agreement. Appointment of the Candidate will take effect only upon and subject to the completion of the Agreement. The Company will publish a separate immediate report regarding completion of the Agreement, if and when completed, and inasmuch as it is completed.

The Meeting Resolved: To approve the resolution

Quantity of shares/securities participating in the vote: 244,441,180

Quantity of share/securities voting in favor: 190,493,201

Quantity of share/securities participating in the vote and which were not classified as shares whose owners have a personal interest/as shares which do not possess control or have a personal interest in the approval of the appointment, other than a personal interest which does not result from connections with the controlling shareholder: 244,441,180 of which: 190,493,201 voted in favor of adoption of the resolution and 53,947,979 voted against adoption of the resolution.

The number of shares participating in the vote which were not classified as shares whose owners are the controlling shareholder in the Company/as shares whose owners have a personal interest in adopting the resolution: 244,441,180 of which: 190,493,201 voted in favor of adopting the resolution.

Number of shares/securities voting against: 53,947,979

Percentage of votes in favor of approving the transaction out of the total votes cast which are not the controlling shareholder in the Company/which do not have a personal interest in approval of the appointment, other than a personal interest which does not result from connections to the controlling shareholder: 77.93%.

Percentage of the vote in favor of adopting the resolution out of the total votes cast which are not the controlling shareholders in the Company/which do not have a personal interest in adopting the resolution: 77.93%.

Percentage of votes cast against, out of the total voting rights in the Company: 10.35%.

3.	Approval of the Inclusion of the Candidate for Service as a Director in the Company in the Officers’ Liability Insurance Policy (Subject to the Completion of the Transaction)

Quantity of shares/securities participating in the vote: 244,441,180

Quantity of share/securities voting in favor: 244,441,180

Quantity of share/securities participating in the vote and which were not classified as shares whose owners have a personal interest/as shares which do not possess control or have a personal interest in the approval of the appointment, other than a personal interest which does not result from connections with the controlling shareholder: 244,441,180 of which: 244,441,180 voted in favor of adoption of the resolution.

The number of shares participating in the vote which were not classified as shares whose owners are the controlling shareholder in the Company/as shares whose owners have a personal interest in adopting the resolution: 244,441,180 of which: 244,441,180 voted in favor of adopting the resolution.

Number of shares/securities voting against: 0.

Percentage of votes in favor of approving the transaction out of the total votes cast which are not the controlling shareholder in the Company/which do not have a personal interest in approval of the appointment, other than a personal interest which does not result from connections to the controlling shareholder: 100%.

Percentage of the vote in favor of adopting the resolution out of the total votes cast which are not the controlling shareholders in the Company/which do not have a personal interest in adopting the resolution: 100%.

Percentage of votes cast against, out of the total voting rights in the Company: 0%.

4.	Approval of the Granting of a Letter of Indemnification to the Candidate According to the Wording Common with the Company (subject to the completion of the transaction)

Quantity of shares/securities participating in the vote: 244,441,180

Quantity of share/securities voting in favor: 143,965,576

Quantity of share/securities participating in the vote and which were not classified as shares whose owners have a personal interest/as shares which do not possess control or have a personal interest in the approval of the appointment [sic], other than a personal interest which does not result from connections with the controlling shareholder: 244,441,180 of which: 143,965,576 voted in favor of adoption of the resolution and 100,475,604 voted against adopting the resolution.

The number of shares participating in the vote which were not classified as shares whose owners are the controlling shareholder in the Company/as shares whose owners have a personal interest in adopting the resolution: 244,441,180 of which: 143,965,576 voted in favor of adopting the resolution.

Number of shares/securities voting against: 100,475,604.

Percentage of votes in favor of approving the transaction out of the total votes cast which are not the controlling shareholder in the Company/which do not have a personal interest in approval of the appointment, other than a personal interest which does not result from connections to the controlling shareholder: 58.9%.

Percentage of the vote in favor of adopting the resolution out of the total votes cast which are not the controlling shareholders in the Company/which do not have a personal interest in adopting the resolution: 58.9%.

Percentage of votes cast against, out of the total voting rights in the Company: 19.27%.

5.	Additional Resolutions on the Meeting Agenda:

No additional resolutions on the meeting agenda were adopted other than the resolutions in sections 1-4, above.

6.	Details of the Vote According to the Numbering of the Topics Above:

For details of the vote, see Part A, attached to these minutes, and for details regarding the voters, see Part B, attached to these minutes.

Absent additional topics on the meeting agenda, the meeting was closed.

/s/
Noa Aviram, Meeting Chairperson

Part A

Bio Light Israel Life Sciences Investments Ltd.

(the “Company”)

Details of Those Voting at the Meeting of the Company’s Shareholders on May 10, 2015

(According to the Particulars of the Topics to be Voted On Which Were kept on the Agenda)

*Those marked are not institutional, interested parties, or officers	Number (see following table)	Topic number on the agenda	Surname of shareholder or owner of securities/ Corporation name (Hebrew) +	Given name of the shareholder or owner of the securities	Quantity of securities	Controlling shareholder /interested party	Vote	Ballot / proxy
	Amendment of the Company’s Articles – Amendment to Section 79.1 of the Articles (subject to completion of the transaction):
	1.	1	Makov Associates Ltd.		82,459,576	Interested party / officer	For	Ballot
	2.	1	Dexxon Holdings Ltd.		61,156,000	Interested party	For	Ballot
	3.	1	Ayalon Trust Funds Ltd.		1,258,624	Institutional	Against	Ballot
	4.	1	Phoenix Insurance Company Ltd.		46,527,625	Institutional	For	Ballot
	5.	1	Meitav Ds Provident Funds and Pension Ltd.		27,845,000	Institutional	Against	Ballot
	6.	1	Excellence Nessuah Gemel Ltd.		21,264,484	Institutional	Against	Ballot
	7.	1	Excellence Mutual Funds Ltd.		2,015	Institutional	Against	Ballot
	8.	1	Migdal Mutual Funds Ltd.		1,977,856	Institutional	Against	Ballot
	9.	1	Harel-Pia Mutual Funds Ltd.		1,600,000	Institutional	Against	Ballot
*	10.	1	Mr. Victor Habaz		350,000	-	For	Present at the meeting

*Those marked are not institutional, interested parties, or officers	Number (see following table)	Topic number on the agenda	Surname of shareholder or owner of securities/ Corporation name (Hebrew) +	Given name of the shareholder or owner of the securities	Quantity of securities	Controlling shareholder /interested party	Vote	Ballot / proxy
	Approval of the Appointment of the Candidate to Serve as a Director in the Company, and Approval of the Terms of His Service (Subject to the Completion of the Transaction):
	1.	2	Makov Associates Ltd.		82,459,576	Interested party / officer	For	Ballot
	2.	2	Dexxon Holdings Ltd.		61,156,000	Interested party	For	Ballot
	3.	2	Ayalon Trust Funds Ltd.		1,258,624	Institutional	Against	Ballot
	4.	2	Phoenix Insurance Company Ltd.		46,527,625	Institutional	For	Ballot
	5.	2	Meitav Ds Provident Funds and Pension Ltd.		27,845,000	Institutional	Against	Ballot
	6.	2	Excellence Nessuah Gemel Ltd.		21,264,484	Institutional	Against	Ballot
	7.	2	Excellence Mutual Funds Ltd.		2,015	Institutional	Against	Ballot
	8.	2	Migdal Mutual Funds Ltd.		1,977,856	Institutional	Against	Ballot
	9.	2	Harel-Pia Mutual Funds Ltd.		1,600,000	Institutional	Against	Ballot
*	10.	2	Mr. Victor Habaz		350,000	-	For	Present at the meeting

*Those marked are not institutional, interested parties, or officers	Number (see following table)	Topic number on the agenda	Surname of shareholder or owner of securities/ Corporation name (Hebrew) +	Given name of the shareholder or owner of the securities	Quantity of securities	Controlling shareholder /interested party	Vote	Ballot / proxy
	Approval of the Inclusion of the Candidate for Service as a Director in the Company in the Officers’ Liability Insurance Policy (Subject to the Completion of the Transaction):
	1.	3	Makov Associates Ltd.		82,459,576	Interested party / officer	For	Ballot
	2.	3	Dexxon Holdings Ltd.		61,156,000	Interested party	For	Ballot
	3.	3	Ayalon Trust Funds Ltd.		1,258,624	Institutional	For	Ballot
	4.	3	Phoenix Insurance Company Ltd.		46,527,625	Institutional	For	Ballot
	5.	3	Meitav Ds Provident Funds and Pension Ltd.		27,845,000	Institutional	For	Ballot
	6.	3	Excellence Nessuah Gemel Ltd.		21,264,484	Institutional	For	Ballot
	7.	3	Excellence Mutual Funds Ltd.		2,015	Institutional	For	Ballot
	8.	3	Migdal Mutual Funds Ltd.		1,977,856	Institutional	For	Ballot
	9.	3	Harel-Pia Mutual Funds Ltd.		1,600,000	Institutional	For	Ballot
*	10.	3	Mr. Victor Habaz		350,000	-	For	Present at the meeting

*Those marked are not institutional, interested parties, or officers	Number (see following table)	Topic number on the agenda	Surname of shareholder or owner of securities/ Corporation name (Hebrew) +	Given name of the shareholder or owner of the securities	Quantity of securities	Controlling shareholder /interested party	Vote	Ballot / proxy
	Approval of the Granting of a Letter of Indemnification to the Candidate According to the Wording Common with the Company (subject to the completion of the transaction):
	1.	4	Makov Associates Ltd.		82,459,576	Interested party / officer	For	Ballot
	2.	4	Dexxon Holdings Ltd.		61,156,000	Interested party	For	Ballot
	3.	4	Ayalon Trust Funds Ltd.		1,258,624	Institutional	Against	Ballot
	4.	4	Phoenix Insurance Company Ltd.		46,527,625	Institutional	Against	Ballot
	5.	4	Meitav Ds Provident Funds and Pension Ltd.		27,845,000	Institutional	Against	Ballot
	6.	4	Excellence Nessuah Gemel Ltd.		21,264,484	Institutional	Against	Ballot
	7.	4	Excellence Mutual Funds Ltd.		2,015	Institutional	Against	Ballot
	8.	4	Migdal Mutual Funds Ltd.		1,977,856	Institutional	Against	Ballot
	9.	4	Harel-Pia Mutual Funds Ltd.		1,600,000	Institutional	Against	Ballot
*	10.	4	Mr. Victor Habaz		350,000	-	For	Present at the meeting

Part A

Bio Light Israel Life Sciences Investments Ltd.

(the “Company”)

Details About Those Voting at the Meeting of the Company’s Shareholders on May 10, 2015

1.

Surname of the shareholder or owner of the securities (Hebrew)/Corporation name (Hebrew): Makov Associates Ltd.

Given name of the shareholder or owner of the securities (Hebrew):

Surname of the shareholder or owner of the securities (English)/Corporation name (English): Makov Associates Ltd.

Given name of the shareholder or owner of the securities (English):

Type of identification number: Number at the Israel Companies Registrar

Identification number: 514153907

Name of proxy holder: ____________

Proxy holder’s type of identification number: Proxy holder’s identification number: ____________

Country of passport: ____________

Participation at the meeting is based on holding of a security was number is: 1095223

Location of incorporation of the shareholder or owner of the security/country of passport: Israel

If the Company is aware of any connection between the voter (who is not an interested party) into the Company or any of its controlling shareholders, including an employment relationship, business relationship, and so forth – particulars of its nature: To the best of the Company’s knowledge, Makov Associates Ltd. is a privately held company controlled by Mr. Israel Makov, chairman of the Company’s board of directors.

2.

Surname of the shareholder or owner of the securities (Hebrew)/Corporation name (Hebrew): Dexxon Holdings Ltd.

Given name of the shareholder or owner of the securities (Hebrew):

Surname of the shareholder or owner of the securities (English)/Corporation name (English): Dexxon Holdings Ltd.

Given name of the shareholder or owner of the securities (English):

Type of identification number: Number at the Israel Companies Registrar

Identification number: 513127159

Name of proxy holder: ____________

Proxy holder’s type of identification number: Proxy holder’s identification number: ____________

Country of passport: ____________

Participation at the meeting is based on holding of a security was number is: 1095223

Location of incorporation of the shareholder or owner of the security/country of passport: Israel

If the Company is aware of any connection between the voter (who is not an interested party) into the Company or any of its controlling shareholders, including an employment relationship, business relationship, and so forth – particulars of its nature: To the best of the Company’s knowledge, Dexxon Holdings Ltd. is a privately held company controlled by Mr. Dan Oren.

3.

Surname of the shareholder or owner of the securities (Hebrew)/Corporation name (Hebrew): Ubank Trust Company Ltd. for Ayalon Mutual Funds Ltd.

Given name of the shareholder or owner of the securities (Hebrew):

Surname of the shareholder or owner of the securities (English)/Corporation name (English): Ubank Trust Company Ltd. for Ayalon Mutual Funds Ltd.

Given name of the shareholder or owner of the securities (English):

Type of identification number: Number at the Israel Companies Registrar

Identification number: 5104748109 [sic]

Name of proxy holder: ____________

Proxy holder’s type of identification number: Proxy holder’s identification number: ____________

Country of passport: ____________

Participation at the meeting is based on holding of a security was number is: 1095223

Location of incorporation of the shareholder or owner of the security/country of passport: Israel

If the Company is aware of any connection between the voter (who is not an interested party) into the Company or any of its controlling shareholders, including an employment relationship, business relationship, and so forth – particulars of its nature: ____________.

4.

Surname of the shareholder or owner of the securities (Hebrew)/Corporation name (Hebrew): The Phoenix Insurance Company Ltd.

Given name of the shareholder or owner of the securities (Hebrew):

Surname of the shareholder or owner of the securities (English)/Corporation name (English): The Phoenix Insurance Company Ltd.

Given name of the shareholder or owner of the securities (English):

Type of identification number: Number at the Israel Companies Registrar

Identification number: 520023185

Name of proxy holder: ____________

Proxy holder’s type of identification number: Proxy holder’s identification number: ____________

Country of passport: ____________

Participation at the meeting is based on holding of a security was number is: 1095223

Location of incorporation of the shareholder or owner of the security/country of passport: Israel

If the Company is aware of any connection between the voter (who is not an interested party) into the Company or any of its controlling shareholders, including an employment relationship, business relationship, and so forth – particulars of its nature: ____________.

5.

Surname of the shareholder or owner of the securities (Hebrew)/Corporation name (Hebrew): Meitav Dash Provident Funds and Pension Ltd.

Given name of the shareholder or owner of the securities (Hebrew):

Surname of the shareholder or owner of the securities (English)/Corporation name (English): Meitav Dash Provident Funds and Pension Ltd.

Given name of the shareholder or owner of the securities (English):

Type of identification number: Number at the Israel Companies Registrar

Identification number: 512065202

Name of proxy holder: ____________

Proxy holder’s type of identification number: Proxy holder’s identification number: ____________

Country of passport: ____________

Participation at the meeting is based on holding of a security was number is: 1095223

Location of incorporation of the shareholder or owner of the security/country of passport: Israel

If the Company is aware of any connection between the voter (who is not an interested party) into the Company or any of its controlling shareholders, including an employment relationship, business relationship, and so forth – particulars of its nature: ____________.

6.

Surname of the shareholder or owner of the securities (Hebrew)/Corporation name (Hebrew): Excellence Nessuah Gemel Ltd.

Given name of the shareholder or owner of the securities (Hebrew):

Surname of the shareholder or owner of the securities (English)/Corporation name (English): Excellence Nessuah Gemel Ltd.

Given name of the shareholder or owner of the securities (English):

Type of identification number: Number at the Israel Companies Registrar

Identification number: 513026484

Name of proxy holder: ____________

Proxy holder’s type of identification number: Proxy holder’s identification number: ____________

Country of passport: ____________

Participation at the meeting is based on holding of a security was number is: 1095223

Location of incorporation of the shareholder or owner of the security/country of passport: Israel

If the Company is aware of any connection between the voter (who is not an interested party) into the Company or any of its controlling shareholders, including an employment relationship, business relationship, and so forth – particulars of its nature: ____________.

7.

Surname of the shareholder or owner of the securities (Hebrew)/Corporation name (Hebrew): Excellence Mutual Funds Ltd.

Given name of the shareholder or owner of the securities (Hebrew):

Surname of the shareholder or owner of the securities (English)/Corporation name (English): Excellence Mutual Funds Ltd.

Given name of the shareholder or owner of the securities (English):

Type of identification number: Number at the Israel Companies Registrar

Identification number: 510938608

Name of proxy holder: ____________

Proxy holder’s type of identification number: Proxy holder’s identification number: ____________

Country of passport: ____________

Participation at the meeting is based on holding of a security was number is: 1095223

Location of incorporation of the shareholder or owner of the security/country of passport: Israel

If the Company is aware of any connection between the voter (who is not an interested party) into the Company or any of its controlling shareholders, including an employment relationship, business relationship, and so forth – particulars of its nature: ____________.

8.

Surname of the shareholder or owner of the securities (Hebrew)/Corporation name (Hebrew): Almagor Breitman Trust Company Ltd. for Migdal Mutual Funds Ltd.

Given name of the shareholder or owner of the securities (Hebrew):

Surname of the shareholder or owner of the securities (English)/Corporation name (English): Almagor Breitman Trust Company Ltd. for Migdal Mutual Funds Ltd.

Given name of the shareholder or owner of the securities (English):

Type of identification number: Number at the Israel Companies Registrar

Identification number: 511496960

Name of proxy holder: ____________

Proxy holder’s type of identification number: Proxy holder’s identification number: ____________

Country of passport: ____________

Participation at the meeting is based on holding of a security was number is: 1095223

Location of incorporation of the shareholder or owner of the security/country of passport: Israel

If the Company is aware of any connection between the voter (who is not an interested party) into the Company or any of its controlling shareholders, including an employment relationship, business relationship, and so forth – particulars of its nature: ____________.

9.

Surname of the shareholder or owner of the securities (Hebrew)/Corporation name (Hebrew): PWC Trust Company (1971) Ltd. for Migdal Mutual Funds Ltd.

Given name of the shareholder or owner of the securities (Hebrew):

Surname of the shareholder or owner of the securities (English)/Corporation name (English): PWC Trust Company (1971) Ltd. for Migdal Mutual Funds Ltd.

Given name of the shareholder or owner of the securities (English):

Type of identification number: Number at the Israel Companies Registrar

Identification number: 510590870

Name of proxy holder: ____________

Proxy holder’s type of identification number: Proxy holder’s identification number: ____________

Country of passport: ____________

Participation at the meeting is based on holding of a security was number is: 1095223

Location of incorporation of the shareholder or owner of the security/country of passport: Israel

If the Company is aware of any connection between the voter (who is not an interested party) into the Company or any of its controlling shareholders, including an employment relationship, business relationship, and so forth – particulars of its nature: ____________.

10.

Surname of the shareholder or owner of the securities (Hebrew)/Corporation name (Hebrew): Habaz

Given name of the shareholder or owner of the securities (Hebrew): Victor

Surname of the shareholder or owner of the securities (English)/Corporation name (English): Habaz

Given name of the shareholder or owner of the securities (English): Victor

Type of identification number: Identification Document

Identification number: 043282607

Name of proxy holder: ____________

Proxy holder’s type of identification number: Proxy holder’s identification number: ____________

Country of passport: ____________

Participation at the meeting is based on holding of a security was number is: 1095223

Location of incorporation of the shareholder or owner of the security/country of passport: Israel

If the Company is aware of any connection between the voter (who is not an interested party) into the Company or any of its controlling shareholders, including an employment relationship, business relationship, and so forth – particulars of its nature: ____________.

This is a translation of the Articles of Association of Bio Light Israeli Life Sciences Investments Ltd. It is prepared solely for convenience purposes. Please note that the Hebrew version constitutes the binding version, and in the event of any discrepancy, the Hebrew version shall prevail.

ARTICLES OF ASSOCIATION OF A PUBLIC COMPANY

THE COMPANIES LAW, 5759-1999

A COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

BIO LIGHT ISRAELI LIFE SCIENCES INVESTMENTS LTD.

Interpretation

1.	In these Articles of Association, unless the wording requires a different interpretation:

“Board”	The board of directors duly elected in accordance with the provisions of these Articles of Association.

“Company”	The above-referenced company.

“Companies Law”	The Companies Law, 5759-1999, as shall be amended from time to time, and the regulations that have or shall be promulgated thereunder.

“Shareholder Register”	The register of shareholders that is to be kept pursuant to Section 127 of the Companies Law and as specified in Article 115 below, or, should the Company keep an additional register outside of Israel – any additional register pursuant to Section 138 of the Companies Law, as the case may be.

“Securities Law”	The Securities Law, 5728-1968, as shall be amended from time to time, and the regulations that have or shall be promulgated thereunder.

“Distribution”	As such term is defined in Section 1 of the Companies Law.

“Office”	The registered office of the Company as it shall be at such time.

“Writing”	Print, lithography, photocopy, telegram, telex, facsimile, e-mail, and any other form of creating or imprinting of words in a visible form.

“Securities”	Shares, bonds, capital notes, certificates, options and other instruments affording a right to the same.

“Incapacitated”	Within the meaning thereof in the Legal Capacity and Guardianship Law, 5722-1962, as amended, including a minor who has not reached the age of 18, a mentally ill person and a bankrupt in respect of whom a discharge order is yet unissued.

“Companies Ordinance”	The Companies Ordinance [New Version], 5743-1983, as shall be amended from time to time.

Subject to the provisions of this Article, in these Articles of Association – unless the wording requires a different interpretation - terms which are defined in the Companies Law shall have the meanings ascribed thereto therein; and words importing the singular shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and vice versa, and words importing persons shall also include bodies corporate.

Name of the Company

2.	The name of the Company is as follows:

In Hebrew: ביו לייט השקעות במדעי החיים בישראל בע"מ

In English: Bio Light Israeli Life Sciences Investments Ltd.

Objectives of the Company

3.	The Company shall engage in any lawful business.

Purpose of the Company

4.	The purpose of the Company is to act in accordance with business considerations in order to increase its profits; however, the Company may donate a reasonable amount to any worthy cause, even if such donation is not made for business considerations as aforesaid, all pursuant to the discretion of the Company’s Board.

Authorized Share Capital

5.

5.1.	The authorized share capital of the Company is NIS 13,000,000, divided into 1,300,000,000 ordinary shares, par value NIS 0.01 each.

5.2.	All of the ordinary shares shall rank pari passu between them for all intents and purposes, and each share shall entitle its holder to:

5.2.1.	A right to receive notice of, and participate in all of the Company’s general meetings, both annual and special, and a right to one vote for each ordinary share held by him, in any vote, in each of the Company’s general meetings in which he participated;

5.2.2.	A right to receive dividends, if and when they shall be distributed, and a right to receive bonus shares, if distributed;

5.2.3.	A right to participate in the distribution of the assets of the Company upon its dissolution.

Liability of the Shareholders

6.	The liability of the shareholders is limited as specified below:

Each shareholder shall only be liable for the payment of the nominal value of his shares. Should Company issue shares for a consideration, which is lower that the nominal value thereof as set forth in Section 304 of the Companies Law (the “Decreased Consideration”), the liability of each shareholder shall be limited to the payment of the sum of the Decreased Consideration for each share that shall have been issued to him as aforesaid.

Public Company

7.	The Company is a public company within the meaning of such term in the Companies Law.

Shares

8.	Without derogating from the special rights previously granted to holders of the Company’s existing shares, the Company may issue shares affording preferred or deferred rights, or issue, out of its unissued capital, redeemable shares or shares with other special limited rights or with limitations in regards of the distribution of dividends, voting rights, or with regards of other matters, as the Company may determine from time to time by a resolution adopted at the general meeting by a majority of the shareholders.

9.	If at any time the share capital shall be divided into different classes of shares, the Company may, by a resolution adopted at a general meeting by a majority of the votes of the shareholders, unless otherwise stipulated in the terms of issue of the shares of that class, convert, expand, add or otherwise modify the rights, privileges, advantages, restrictions and provisions related or unrelated at that time to the shares of any class, or as shall be determined by a resolution adopted at the general meeting by a majority of the votes of the holders of shares of such class.

10.	The special rights conferred upon the holders of shares or a certain class of shares allotted, including shares affording preferred rights or other special rights, shall not be deemed to have been modified through the creation or issue of additional shares ranking pari passu therewith, unless stipulated otherwise in the terms of issue of said shares.

The provisions herein pertaining to general meetings shall apply, mutatis mutandis, to any such class meeting.

11.	The unissued shares of the Company shall be under the control of the Board which may issue them up to the amount of the Company’s authorized share capital, to such persons, for cash or other non-cash consideration, under such reservations and terms, either at a premium or at par, or (subject to the provisions of the Companies Law) for a consideration which is lower than their nominal value and at such times as the Board deems fit, and the Board shall be authorized to serve on any person a call on any such shares, at par or at a premium or (subject to the provisions of the Companies Law) for a consideration which is lower than their nominal value, during such time and for such consideration and under terms as the Board deems fit.

12.	Upon the issuance of shares, the Board may provide for differences among the shareholders as to the amount of calls and/or the times of payment thereof.

13.	If, by the terms of issue of any certain share, the payment of the consideration for the share, in whole or in part, shall be made in installments, then each such installment shall be paid to the Company at its due date by the person who is the registered owner of the shares at such time or by his guardians. Any payment on account of a share shall first be credited on account of the nominal value and only subsequently on account of the premium in respect of each share.

14.	The Company may pay, at any time, a fee to any person in his capacity as underwriter or for his consent to serve as such, whether conditionally or unconditionally, for any share, bond or debenture stock of the Company or other securities of the Company or for his consent to underwrite, whether conditionally or unconditionally, any share, bond or debenture stock of the Company or other securities of the Company. In each case, the fee may be paid or discharged in cash or in shares or bonds or debenture stock of the Company or other securities of the Company.

Share Certificates

15.	Subject to the provisions of the Companies Law and in accordance therewith, a share certificate shall bear the seal or stamp of the Company, together with the signatures of two directors, or as shall be determined by the Board.

16.	Each shareholder who is registered in the Shareholder Register is entitled to receive, free of charge, one certificate for the shares that are registered in his name, or if approved by the Board (subsequent to such shareholder paying the sums that shall be determined by the Board from time to time), several share certificates, each for one or more of such shares; each certificate shall specify the amount of shares for which the certificate has been issued and the serial numbers of the shares.

17.	A share certificate registered in the names of two or more persons, shall be delivered to the person first named in the Shareholder Register of the names of the co-owners.

18.	Should a share certificate be lost or defaced, the Company may issue a new certificate in its place, provided that the certificate was not cancelled by the Company, or that it was proven to the satisfaction of the Board that the certificate was lost or destroyed, and the Company received guarantees to the satisfaction of the Board for any possible damage, all in exchange for a payment, if the Board resolved to impose the same.

19.	Unless prescribed otherwise in these Articles of Association, no benefit under rules of equity, and no trust relationship, chose in action or future or partial right in a share, fractional share benefit or other right in respect of a share shall bind or be recognized by the Company, other than the absolute right to the share in its entirety being afforded to the registered holder thereof in the Shareholder Register.

Calls for Payment

20.	The Board may, from time to time, at its discretion, serve calls for payment on the shareholders for all of the unpaid amounts on the shares held by each of them, and which by the conditions of allotment thereof are not to be paid at fixed times, and each shareholder shall pay the Company the amount of that call so made on him at the time and place appointed by the Board. A call for payment may be made by dividing the payment into installments. The date of the call for payment shall be the date appointed in the Board’s resolution regarding the call for payment.

21.	A fourteen (14) day notice shall be given for each call for payment, specifying the payment amount and place of payment. However, prior to the time appointed for payment of such call, the Board may, by notice in writing to the shareholders, revoke the call or extend the time for payment thereof, provided that such resolution was adopted prior to the prescribed payment date of the call.

22.	The joint holders of a share shall be jointly and severally liable to pay all amounts and calls for payment which are due from them in respect of such share.

23.	If, by the terms of issue of any share or otherwise, any amount is made payable at any fixed time or by installments at fixed times, each such amount or installment shall be paid as if it were a call duly made by the Board, of which due notice had been given, and all of the provisions herein contained in respect of such calls shall apply to such amount or to such installment.

24.	If the amount called or the installment due shall not have been paid on or before its maturity date, then the person who is at such time the shareholder on whom the call was made or in respect of whom the installment is due, shall be liable to pay interest on the aforesaid sum, at a rate determined by the Board from time to time, or at the rate permitted by law at such time, from the date on which payment was due until the day on which it is actually paid, but the Board may forego the payment of such interest, in whole or in part.

25.	The Board may, if it thinks fit, accept from any shareholder who so wishes, advance amounts not yet called or not yet due and which were yet unpaid on account of all or part of the shares of such shareholder. The Board may pay the shareholder, for all or part of the amounts so advanced as aforementioned, interest until the day on which payment of such amounts would have been due had he not paid them in advance, at a rate to be agreed between the Board and such shareholder. The Board may, at any time, return the amounts so paid in advance, in whole or in part, insofar as the payment thereof is yet due.

26.	A shareholder shall not be entitled to dividends or to any other rights as a shareholder, unless he has paid all of the calls which shall have been served on him, together with interest and expenses (if any).

Forfeiture and Lien

27.	If a Shareholder fails to pay the consideration undertaken by him, in whole or in part, at the prescribed date and terms, whether or not a call for payment was issued, the Board may, at any time serve a notice on such shareholder calling for payment of the amount yet unpaid, together with the interest accrued and any expenses incurred by the Company as result of such non-payment.

28.	The notice shall specify a date of no less than fourteen (14) days after the date of the notice, as well as the place or places where the payment or installment is to be remitted, together with the interest and expenses as aforesaid. The notice shall state, that in the event of non-payment at the time and place appointed in such notice, the Company may forfeit the shares in respect of which the call was made or the installment became due [shall be forfeited] [sic.].

29.	If the requirements of any such notice as aforesaid shall not have been complied with, then at any time thereafter, before payment of the call or the installment or the interest and expenses due in respect of such shares, the Board may, by a resolution to that effect, forfeit the shares in respect of which such notice has been given. Such forfeiture shall also apply to those dividends that were declared in respect of the forfeited shares but not actually distributed prior to the forfeiture.

30.	Any share so forfeited shall be deemed to be the property of the Company, and the Board may, taking the provisions hereof into account, sell or re-allot or otherwise dispose of such share in any manner as the Board deems fit.

31.	Forfeited shares which are yet unsold shall be dormant shares, and shall not confer any rights for as long as they are the property of the Company.

32.	The Board may at any time, before any share so forfeited shall have been sold, re-allotted or otherwise disposed of, annul the forfeiture on such conditions as it deems fit.

33.	Any shareholder whose shares have been forfeited shall cease to be the owner of the shares so forfeited, but shall nevertheless remain liable to pay to the Company all calls, installments, interests and expenses owing on account of or for such shares at the time of the forfeiture, together with the interest on such amounts from the date of the forfeiture and until the date of payment, at the maximum rate permitted by law at such time, unless the forfeited shares were sold and the Company received the full consideration undertaken by the shareholder, together with any selling expenses.

34.	Should the consideration received for the sale of the forfeited shares exceed the consideration undertaken by the holder of the shares so forfeited, the shareholder shall be entitled to be repaid for the partial consideration remitted by him therefor, if any, subject to the terms of the issuance agreement, provided that the consideration remaining with the Company shall not be lower than the full consideration undertaken by the holder of the forfeited shares, together with any selling expenses.

35.	The provisions hereof regarding forfeiture of shares shall also apply to cases of non-payment of a known amount made payable at a fixed date under the terms of issue of the share, as if such amount was made payable by virtue of a call for payment provided and for which notice was given.

36.	The Company shall have a first-ranking security interest on all of the shares registered in the name of any shareholder, other than fully paid-up shares, as well as on the sale proceeds thereof, for the discharge of debts and undertakings of such shareholder towards the Company, whether by himself or together with another, whether or not the payment date of such debts or the fulfillment date of such undertakings are present, no matter the source of such debts, and no beneficial equity interest shall be created in respect of any share. The aforementioned lien and pledge shall apply to all of the dividends that shall be declared from time to time in respect of such shares. Unless determined otherwise by the Board, the registration by the Company of a share transfer shall be deemed a waiver by the Company of the pledge or lien (if any) on the shares.

37.	In order to realize the aforementioned pledge, the Board may sell the pledged shares in any manner it deems fit, at its discretion, provided that such share shall not be sold before the lapse of the period specified in Article 28 above, and provided that the shareholder (or whomever is entitled to it upon his death or bankruptcy or dissolution or receivership) shall receive a written notice stating that the Company is contemplating the sale of the share, and the shareholder or whomever is entitled to the share as aforesaid failed to pay such debt or failed to fulfill or comply with the aforementioned undertakings within seven (7) days of the date of dispatch of such notice.

38.	The proceeds of any such sale, after payment of the selling expenses, shall be applied in payment of the debts and fulfillment of the undertakings of such shareholder (including the debts, undertakings and engagements whose due payment or fulfillment date is yet to have arrived) and the terms of Article 37 shall apply, mutatis mutandis.

39.	In the event of any sale after forfeiture or for the purpose of executing the pledge by using the powers above granted, the Board may appoint a person to execute an instrument of transfer of the share sold and cause the purchaser's name to be entered in the Shareholder Register as holder of the shares sold, and the purchaser shall not be bound to see to the regularity of the proceedings, or to the application of the purchase money, and after his name has been entered in the Shareholder Register in respect of such shares, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

40.	A declaration signed by a director, to the effect that a share has been forfeited, waived or sold by the Company for the realization of a pledge, shall constitute conclusive evidence as to the facts stated in the declaration against any person claiming any rights in the share.

Transfer and Delivery of Shares

41.	Fully paid-up shares shall be transferable without limitation and without need for Board approval, all subject to the provisions of any law.

42.	No transfer of shares shall be registered unless an appropriate share transfer instrument shall have been submitted to the Company. The transferor and transferee shall sign the share transfer instrument and the transferor shall be deemed to have remained the holder of the share until such time as the name of the transferee shall have been entered in the Shareholder Register in respect of the transferred share.

A share transfer instrument shall be drawn-up in the following manner or in as similar a manner as possible or in another ordinary and customary manner to be approved by the Board of Directors:

“I, ______ of _________ (the “Transferor”), in consideration for the sum of NIS ______, paid to me by _________ of ________ (the “Transferee”), do hereby transfer to the Transferee _________ ______ shares of par value NIS [0.01] [sic.] each, numbered ______ to _____ inclusive, of Bio Light Israeli Life Sciences Investments Ltd. to be held by the Transferee, his administrators, guardians and representatives, according to the conditions under which I held the shares at the time of execution of this instrument, and I, the Transferee, hereby agree to receive the said shares according to the above-mentioned conditions.

In witness whereof, we have hereunto set our hands on the ________ day, of month _____________, year _____________

____________________	________________
Transferor	Transferee

____________________	________________
Witness to Transferor’s Signature	Witness to Transferee’s Signature”

43.	The Company may close the Principal Register, the substantial shareholder register and the additional register (if any) for such period deemed fit by the Board, provided it shall not exceed thirty (30) days each year. The Company shall notify the shareholders of the closing of the Shareholder Register pursuant to the provisions hereof regarding the giving of notices to the shareholders.

44.	Each transfer instrument shall be submitted to the Office for the purpose of registration. The Board may refuse to register a transfer of shares that were not fully redeemed. Transfer instruments that shall be registered shall remain in the possession of the Company, but all of the transfer instruments which shall be denied registration by the Board shall be returned upon demand to their deliverers, together with the share certificate (if delivered).

45.	The guardians or administrators of a deceased individual shareholder, or, in their absence, the shareholder’s lawful heirs, shall be only holders of the right to the shares registered in the name of the deceased shareholder who shall be recognized by the Company.

In the event that a share was registered in the name of two or more holders, the Company shall only recognize the survivor or survivors as persons holding a right or interest in the share[.] In the event of a share registered in the name of a number of co-holders as aforesaid, each shall be entitled to transfer his right.

46.	The Company may recognize a receiver or liquidator of a shareholder that is a corporation undergoing a winding-up or a liquidation, or a trustee in bankruptcy, or any receiver of a bankrupt shareholder, as holders of a right in the share registered in the name of such shareholder.

47.	Any person becoming entitled to a share in consequence of the death of a shareholder, upon producing evidence of a probate or the appointment of a guardian or the issuance of an inheritance order, attesting to his right in the shares of the deceased shareholder, shall be entitled to be registered as a shareholder in respect of such shares, or may, subject to the provisions hereof, transfer such shares.

48.	The receiver or liquidator of a shareholder which is a corporation undergoing a winding-up or a liquidation, or the trustee in bankruptcy, or any receiver of a bankrupt shareholder, after producing such evidence as the Board shall require of him attesting to his right in the shares of the shareholder undergoing a winding-up, liquidation or bankruptcy, shall be, with the consent of the Board, entitled to be registered as a shareholder in respect of such shares, or may, subject to the provisions hereof, transfer such shares.

Redeemable Shares

49.	The Company may, as resolved thereby from time to time, and subject to the provisions of the Companies Law, issue redeemable securities (“Redeemable Securities”).

50.	Should the Company issue Redeemable Securities, it may attach certain of the shares’ attributes to them, including voting rights and/or rights of participation in the Company’s profits and/or right to dividends or bonus shares and/or other or additional rights that are attached to the Company’s shares.

51.	The Company may redeem the Redeemable Securities at such sum, dates and manner and out of such sources as determined in the Board resolution contemplating the issuance of the Redeemable Securities, all subject to the provisions of any law.

Changes in the Share Capital

52.	The Company may, from time to time, by a resolution of the general meeting adopted by a majority of the votes of the shareholders participating in the vote (not including abstaining votes), increase its authorized share capital by classes of shares as it shall determine.

53.	Unless stated otherwise in the resolution approving the increase of the share capital as aforesaid, the provisions of these Articles of Association shall apply to the new shares.

54.	The Company may, by a resolution of the general meeting adopted by a majority of the votes of the shareholders participating in the vote (not including abstaining votes):

54.1.	Consolidate and re-divide the share capital thereof into shares of a greater nominal value than that of the existing shares, and in the event that its shares had no nominal value – into share capital comprised of a smaller number of shares, provided that such action shall not change the holding rates of the shareholders in the issued share capital.

Without derogating from the authority of the Board as aforesaid, in the event that, as a result of the consolidation, there shall be shareholders in respect of whom the consolidation of their shares leaves fractions, the Board may, with the approval of the general meeting adopted by a majority of the votes of the shareholders:

54.1.1.	Sell the sum total of all of the fractions, and for such purpose appoint a trustee in whose name the share certificates which include the fractions shall be issued, who shall sell the same, and the proceeds that shall be received, less fees and expenses, shall be distributed to the entitled persons; or

54.1.2.	Allot to each shareholder in respect of whom the consolidation leaves a share fraction, shares of a class of shares preceding the consolidation, fully paid-up, in such number whose consolidation with the fraction shall suffice for one whole consolidated share, and such allotment shall be deemed as valid immediately prior to the consolidation; or

54.1.3.	Determine that shareholders will not be entitled to receive a consolidated share in respect of a fraction of a consolidated share which derives from the consolidation of one half or less of the number of shares whose consolidation creates one consolidated share, and shall be entitled to receive a consolidated share in respect of a fraction of a consolidated share which derives from the consolidation of more than one half of the number of shares whose consolidation creates one consolidated share;

In the event that an action according to paragraphs 54.1.2 or 54.1.3 above shall require the issue of additional shares, then payment thereof shall be made in the manner in which bonus shares may be paid. Consolidation and division as aforesaid shall not be deemed as a modification of the rights of the shares which are the subject matter of the consolidation and division.

54.2.	Divide its existing shares or any portion thereof by subdivision of its share capital into shares of smaller nominal value than the nominal value of the existing shares, and in the event that its shares had no nominal value – into share capital comprised of a larger number of shares, provided that such action shall not change the holding rates of the shareholders in the issued share capital.

54.3.	Cancel any authorized share capital that on the date of the resolution is yet unissued, provided there is no obligation of the Company, including a contingent obligation, to issue the shares.

54.4.	Reduce its share capital in such manner and subject to such reservations and conditions prescribed by law.

For the execution of any resolution as aforesaid in Article 54 above, the Board may settle, at its discretion, any difficulty which may arise with regard thereto.

General Meetings

55.	In addition to the resolutions that the general meeting is authorized to adopt and which are specified in these Articles of Association and/or in the Companies Law, the Company’s resolutions on the following matters shall be adopted by the general meeting by a majority of the votes of the shareholders who are present at the meeting and participating in the vote, in person or by proxy (not including abstaining votes):

55.1.	Amendment of the Articles of Association.

55.2.	Exercise of authorities of the Board in the event that the general meeting shall have determined that the Board is unable to exercise its authorities and that the exercise of any of its authorities is essential for the proper management of the Company as provided in Section 52(a) of the Companies Law.

55.3.	Appointment of the supervising auditor of the Company, determination of his terms of engagement and termination of his engagement pursuant to the provisions of Sections 154 to 167 of the Companies Law.

55.4.	Approval of actions and transactions which require the approval of the general meeting pursuant to the provisions of Sections 255, 268, 269(a)(b), 270(3), and 271-273 of the Companies Law.

55.5.	Increase and cancellation of the authorized share capital pursuant to the provisions of Sections 286 and 287 of the Companies Law.

56.	The general meeting may assume powers which are vested in another organ.

57.	The Company shall hold an annual meeting every year, by no later than fifteen (15) months after the preceding general meeting. A general meeting which is not an annual meeting shall be a special meeting.

58.	The agenda of the annual meeting shall include the following matters: (a) deliberation in respect of the audited financial statements of the Company, together with the Board of Director’s report; (b) appointment of directors and determination of their fees as directors (if a change transpired in such fees); (c) appointment of the auditor; and it may further include the following matters: (a) matters that the Board has resolved to bring before the general meeting; (b) matters which require the convening of a special meeting pursuant to Section 63 of the Companies Law.

59.	The Board may, whenever it thinks fit, resolve to convene a special meeting, and it shall be obliged to do so upon a demand as provided in the Companies Law.

60.	A notice of the convening of a general meeting shall be published in the manner and at such dates as prescribed therefor in the provisions of the Companies Law and the Securities Law. In any event, no separate notice shall be delivered to each of the shareholders registered in the Company’s Shareholder Register.

The notice shall specify the type of meeting, the place and time of its convening, specification of the matters of the agenda, a summary of the proposed resolutions, the majority required for the adoption of the resolutions and the date for establishing the entitlement of all of the shareholders to vote at the general meeting, as provided in Section 82 of the Companies Law. In the event that the date appointed for an adjourned meeting is later than that prescribed in Section 78(b) of the Companies Law, i.e. more than seven (7) days, such date shall be specified in the notice.

Adoption of Resolutions at General Meetings

61.	No deliberation may begin at a general meeting unless a legal quorum is present within half an hour of the time appointed for the opening of the meeting. With the exception of cases in respect of which it is stipulated otherwise in the Companies Law or these Articles of Association, a legal quorum shall be formed upon the presence, in person or by proxy, of at least two (2) shareholders who hold in the aggregate at least twenty-five percent (25%) of all of the voting rights of the Company.

62.	If within half an hour from the time appointed for the meeting a legal quorum shall not have been formed, the meeting shall stand adjourned until the same day in the following week, at the same hour and place, or another date, if indicated in the notice of the meeting. In the event that legal quorum shall not have been formed within half an hour of the time appointed for the meeting, the meeting shall be held in the presence of any number of participants.

If a general meeting was convened at the demand of shareholders, as provided in the Companies Law, the adjourned meeting may only be held in the presence of shareholders in at least the number required for convening a meeting as prescribed in the Companies Law, i.e. one or more shareholders holding at least five percent (5%) of the issued share capital and one percent (1%) of the voting rights of the Company, or one or more shareholders holding at least five percent (5%) of the voting rights of the Company

63.	At each general meeting, a chairman shall be elected for such meeting by the shareholders participating therein. The chairman for each meeting shall be elected at the beginning of the deliberation of such meeting, from among one of the directors or officers then in office in the Company who are present at the meeting.

64.	The chairman of a general meeting may, with the consent of a meeting in which a legal quorum is present, adjourn the meeting from time to time and from place to place, and he shall be obliged to do so if so directed by the meeting. Only such matters, which were on the agenda of the meeting from which the adjournment takes place and in respect of which the deliberation was left unfinished or did not commence, may be deliberated at the adjourned meeting.

65.	Subject to the provisions of the Companies Law, each resolution proposal which was submitted to the meeting shall be decided by a majority of the votes of the shareholders participating therein (not including the abstaining shareholders).

66.	The chairman of the meeting shall have no additional or casting vote.

67.	The declaration of the chairman that a resolution was adopted unanimously or by a certain majority or was dismissed and the meeting’s minutes signed by the chairman thereof, shall be accepted as prima facie proof of the matters recorded in the minutes.

Votes of Shareholders

68.	Subject to any special conditions, preferred rights and limitations as to the voting by holders of shares that are attached at such time to any shares, every shareholder, whether in a vote by a show of hands or by written ballot, present in person or by proxy or via a voting card, shall have one vote for each share held by him and which confers a voting right.

69.	Subject to the provisions of any law, a corporation that is a shareholder in the Company may authorize, according to a decision of its managers or another managing body thereof, such person as it deems to be fit to be its representative at any general meeting. Such authorized person shall be entitled to use, on behalf of the corporation represented by him, such voting rights that the corporation may have used itself had it been an individual shareholder.

70.	Subject to the provisions of the Companies Law, resolutions of the general meeting in the following matters may also be adopted by way of a voting card:

70.1.	Appointment and dismissal of directors;

70.2.	Approval of actions and transactions which require the approval of the general meeting pursuant to the provisions of Sections 255 and 268 to 275 of the Companies Law;

70.3.	Approval of a merger pursuant to Section 320 of the Companies Law;

70.4.	Matters determined therefor by the Minister of Justice in regulations that have or will be promulgated by virtue of Section 89 of the Companies Law;

Subject to the provisions of the Companies Law, a voting card shall be deposited at the Office or at the designated place for the convening of the meeting at least 48 hours prior to the time appointed for the opening of the meeting in which the person specified in the voting care is about to vote. However, the chairman of the meeting may waive such requirement and accept the voting card at the opening of the meeting.

Voting Rights

71.	A shareholder who is a minor, and a shareholder who was declared by a competent court to be incapacitated, may only vote through their respective guardians, and each such guardian may vote by proxy.

72.	In case of joint holders of a share, the vote of one of the joint holders, in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose, seniority shall be determined by the order in which the names stand in the Shareholder Register.

73.	Shareholder may vote in person or by proxy, and in the case of a corporation – by a representative pursuant to Article 74 below, or by a duly authorized proxy, as shall be stipulated below.

74.	Any instrument appointing a proxy for the vote (“Letter of Appointment”) shall be signed by the principal or by his proxies authorized therefor in writing, or, if the principal is a corporation - the appointment shall be made in writing and shall be duly signed and shall bear the corporation’s stamp or shall be signed by the authorized proxy.

75.	The Letter of Appointment and the power of attorney (if any) pursuant to which the Letter of Appointment was signed, or a copy thereof certified to the satisfaction of the Board, shall be deposited at the Office or at the designated place for the convening of the meeting at least 48 hours prior to the time appointed for the opening of the meeting in which the person specified in the Letter of Appointment is about to vote. However, the chairman of the meeting may waive such requirement and accept the Letter of Appointment at the opening of the meeting.

76.	A shareholder holding more than one share shall be entitled to appoint more than one proxy, subject to the following provisions:

76.1.	The Letter of Appointment shall specify the class and number of shares for which it was provided;

76.2.	Should the aggregate number of shares of any class specified in the Letters of Authorization provided by one shareholder exceed the number of shares of such class that are held by him, then all of the Letters of Appointment provided by such shareholder shall be deemed void in respect of the excess shares, without prejudice to the validity of the vote of the shares held by him.

76.3.	In the event that only one proxy was appointed by a shareholder and the Letter of Appointment does not specify the number and class of shares for which it was provided, the Letter of Appointment shall be deemed to have been provided in respect of all of the shares held by the shareholder on the date on which the Letter of Appointment was deposited with the Company or the date of delivery thereof to the chairman of the meeting, as the case may be. If the Letter of Appointment was provided for a number of shares which is lower than the number of shares held by the shareholder, such shareholder shall be deemed to have abstained from voting his remaining shares, and the Letter of Appointment shall be valid only in respect of the number of shares specified therein.

77.	Any Letter of Appointment of a proxy, whether for a specific meeting or otherwise, shall be drawn-up, to the extent permitted by the circumstances, in the form specified below:

“I, _________, I.D. / registration no. _________ of _________, shareholder of Bio Light Israeli Life Sciences Investments Ltd. (the “Company”), hereby appoints _________ bearing I.D. No. ________ of _________________, and in his/her absence - _________ bearing I.D. No. ________ of _________, to vote on my behalf and in my name for ____________ ____________ shares held by me, at the (annual/special) general meeting/ at the class meeting of holders of _______ shares, to be held on __________, month ___, year ____, and at any adjourned meeting of such meeting.

In witness whereof, I have hereunto set my hand on the ________ day, of month _____________, year _____________

Signature ____________________”

78.	A vote in accordance with the instructions set forth in an instrument of appointment of proxy shall be valid notwithstanding the previous death of the principal or the cancellation of the appointment or the transfer of the share in respect of which the vote is given, unless notice in writing of the death, cancellation or transfer shall have been received at the Office or by the chairman of the meeting before the vote is given.

The Board

79.	The number of directors will be determined from time to time by the general meeting by a majority of the votes of the shareholders, but shall be no less than five and no more than ten (including all of the external directors).

79.1.	At each annual general meeting, the office of one third of the directors at that time, or such number that is closest to one third thereof, shall expire, provided that such number shall not fall below two directors. The directors whose office shall have expired in each year shall be those who served longest in such position since they were last elected; however, of those persons who were recently made or reelected as directors on the same day, they shall be designated according to a resolution of the Board, unless otherwise agreed among them. The termination of office of a director in accordance with the provisions of this Article shall be deemed to have taken effect at the end of the meeting on which his office had expired, and accordingly, such director may continue to act as a director throughout such entire meeting. A director whose office has ended may be reelected. This Article 79.1 shall not apply to external directors, and they shall not be included in the count of directors for the purpose of this Article. The aforesaid in this Article shall not derogate from the provisions of Article 84A hereof.

79.2.	The office of a director shall commence at the date of his appointment by the meeting as aforesaid or at a later date as shall be determined by the meeting.

79.3.	The general meeting may, at any time, dismiss a director, pursuant to a resolution adopted by a majority of the votes of the shareholders participating at the meeting, and it may decide at such time to appoint another person in his place as a director of the Company. The director whose dismissal is on the agenda, shall be afforded reasonable opportunity to present his position before the general meeting.

79.4.	Subject to the maximal number of directors stated in Article 79 above, the Board may, pursuant to a resolution to be adopted by a simple majority of the directors then in office who are present at the meeting, appoint additional directors of the Company. Should a director be appointed as set forth in this Article, the Company shall make his appointment known to the shareholders by way of delivery of a notice. The appointment shall be in effect until its approval by the first general meeting to be convened thereafter.

79.5.	A director may, at any time, appoint a person to serve as his alternate director on the Board (“Alternate Director”). A person who is unqualified to serve as a director of the Company, who already is a director of the Company, or who is an Alternate Director, may not be appointed as Alternate Director. For as long as the appointment of the Alternate Director is in effect, he shall be entitled to receive notices of any Board meeting (without prejudice to the right of the appointing director to receive notices) and to participate and vote at any Board meeting from which the appointing director is absent. Every appointment of an Alternate Director shall be made by way of written notice to the Company.

79.6.	An Alternate Director shall have, subject to his letter of appointment, all of the authorities conferred on the director he substitutes, and he shall be deemed a director for the purpose of any law.

79.7.	The office of an Alternate Director shall be automatically vacated if his the appointing director’s office was vacated for any reason.

80.	A director who appointed an Alternate Director may, at any time, revoke the appointment, provided that he shall render written notice to that effect to the Company.

81.	A director who has ceased to hold office may be reelected, provided that in the event that his office is vacated due to his conviction of an offence as specified in Article 82.2 below, he may be reelected subject to his qualifications and in accordance with the provisions of the Companies Law and the regulations thereunder as shall be promulgated from time to time.

82.	The office of a director shall automatically be vacated upon the occurrence of one of the following:

82.1.	If he resigned from his office as provided in Section 229 of the Companies Law.

82.2.	If he was convicted of an offence as provided in Section 232 of the Companies Law.

82.3.	If the court decided to order the termination of his office as provided in Section 233 of the Companies Law.

82.4.	If he was declared bankrupt and in the case of a corporation – if it has adopted a resolution of its voluntary liquidation or if a liquidation order has been issued in respect thereof.

82.5.	Upon his death.

82.6.	If he becomes incompetent.

83.	In the event that a director shall not have been appointed or if a director’s office shall be vacated, the remaining directors will be entitled to act in any matter, so long as the number of directors remaining shall not have fallen below the minimum number of directors determined in the Article 79 above. In the event that the number of directors shall have fallen below the aforesaid, the remaining directors will be entitled to act only in order to summon a general meeting of the Company for the purpose of electing directors in accordance with the provisions of these Articles of Association.

84.	The directors, as such, shall be entitled to receive a fee subject to a resolution to be duly adopted by the authorized organs of the Company in accordance with the requirements under the Companies Law and regulations thereunder as in effect from time to time. A director may receive a reimbursement for his reasonable travel expenses and other expenses related to his participation in Board meetings and the fulfillment of his duties as a member of the Board. Remuneration and expenses for the external directors shall be paid pursuant to the Companies Regulations (Rules regarding Remuneration and Expenses for an External Director), 5760-2000, or any regulations that shall substitute the same.

84A.	Number of Independent Directors – the number of independent directors shall be as follows, as the case may be:

(1)	If the Company has no controlling shareholder or a person holding a controlling block (in this Section – a controlling shareholder) – a majority of the members of the Board shall be independent directors.

(2)	If the Company has a controlling shareholder – at least one third of the board members shall be independent directors.

84B.	Diversity in the Composition of the Board – In appointing a director, the Board’s composition shall be diversified taking into account the gender of the candidate, in addition to the obligation to diversify the composition of the Board taking into account the knowledge and experience of the candidate in accordance with the special needs of the Company.

84C.	Limitation on the Service of an Officer as Director – Persons subordinate, directly or indirectly, to the chief executive officer shall not serve as directors, other than a director who is a workers’ representative, if a workers’ council exists in the Company; for such purpose – a director of a corporation controlled by a public company may serve as a director of the public company.

84D.	Directors’ Training and Appointment of a Coordinator of Assimilation of Corporate Governance Provisions

(a)	The Company shall ensure that training programs for new directors be held within the Company’s fields of business and in respect of the law applicable to the Company and the directors, and it shall ensure the holding of follow-on programs for directors in office, with a view to update their acquaintance with the aforementioned subjects; The training programs shall be adapted, inter alia, such that they shall accommodate the role performed by the director in the Company.

(b)	The chairman of the Board or another person appointed by the Board shall assimilate the corporate governance provisions applying to the Company and shall update the directors in respect of matters related to corporate governance.

Powers of the Board

85.	In addition to the authorities vested in the Board under the Companies Law and hereunder, and without derogating therefrom, the Board shall determine the Company’s policy and shall supervise the performance of the roles and actions of the chief executive officer, and in such context, inter alia:

85.1.	Shall determine the Company’s action plans and principles of financing thereof and shall prioritize among them;

85.2.	Shall inspect the Company’s financial position, and shall determine the credit lines that the Company may obtain;

85.3.	Shall determine the organizational structure and salary policy;

85.4.	May decide on the issuance of a series of bonds;

85.5.	Shall be responsible for the preparation and approval of the financial statements as provided in Section 171 of the Companies Law;

85.6.	Shall appoint and dismiss the chief executive officer as provided in Section 250 of the Companies Law;

85.7.	Shall decide on actions and transactions which require its approval in accordance with Sections 255 and 268 to 275 of the Companies Law and the provisions hereof;

85.8.	May issue shares and convertible securities up to the limit of the Company’s authorized share capital in accordance with the provisions of Section 288 of the Companies Law;

85.9.	May decide on the distribution of dividends as well as on purchases as provided in Section 308 of the Companies Law;

85.10.	Provide its opinion to the general meeting in regards of a special tender offer as set forth in Section 329 of the Companies Law;

85.11.	Shall determine the minimal number of directors of the Board who must have accounting and financial expertise, within the meaning thereof in Section 240 of the Companies Law, taking into consideration, inter alia, the type and size of the Company and the scope and complexity of its business, and shall assess, in respect of each of the directors, whether he is qualified under the Companies Regulations (Conditions and Criteria for a Director with Accounting and Financial Expertise and a Director with Professional Fitness), 5766-2005, or any regulations that shall be promulgated in their place.

85.12.	May determine, from time to time, the authorized signatories on behalf of the Company on bills of exchange, promissory notes, receipts, acceptances, endorsements, checks, contracts and other instruments of any kind whatsoever, provided that such signatories shall be obligated to sign together with the Company’s stamp or alongside its printed or written name;

85.13.	May approve donations by the Company in reasonable amounts and for worthy causes, as shall be determined at its discretion, even if such donation is not made for business considerations as set forth in Article 4 above;

85.14.	Shall assume the powers of the chief executive officer, for a certain matter or a certain period, all according to the Board’s discretion.

86.	The Board shall act in any of the matters specified in Article 85 above in accordance with the provisions of the Companies Law and these Articles of Association.

87.	To the extent necessary, the reasons of the Board for recommendations, reports and approvals that are to be provided by the Board under Article 85 above, shall be attached to the recommendation, report or approval, as the case may be.

88.	The Board shall elect one of its members to serve as chairman of the Board. The chairman of the Board shall direct the Board meetings.

Board Meetings

89.	The Board shall convene meetings according to the Company’s needs, and at least once in every three (3) months.

90.	The chairman of the Board may convene the Board at any time. In addition, the chairman of the Board shall promptly convene the Board, in the following events:

90.1.	At the request of two directors, however, if at such time the Board consists of five directors or less – at the request of one director;

90.2.	At the request of one director, if he stated in his demand to summon the Board that he became aware of a Company matter which ostensibly reveals a violation of the law or an impairment to proper business procedure.

In addition, the chairman of the Board shall promptly convene the Board if: (1) a notice or report by the chief executive officer was received which required the Board’s action; (2) a notice by the Company’s auditor was received, whereby incidental to the performance of the audit, he became aware of substantial deficiencies in the Company’s accounting control.

Where a meeting of the Board shall not have been convened within fourteen (14) days of the date of the demand or notice as aforesaid, each of the persons specified in this Article 90 above may convene a meeting of the Board to discuss the matter specified in the demand, notice or report, as the case may be.

91.	Any notice of a Board meeting may be given orally, by telephone, in writing (including by facsimile or e-mail), or by telegram, provided that the notice shall be given at least 48 hours prior to the time appointed for the meeting. Notwithstanding the foregoing, in urgent cases and with the consent of a majority of the directors, the Board may convene for a meeting without notice.

92.	Notice of the Board meeting shall specify the time and place for convening the meeting, as well as reasonable detail of all of the matters on the agenda.

The agenda shall include the matters determined as set forth in Article 90 above, as well as any matter that a director or the chief executive officer has requested of the chairman of the Board to include thereon, within a reasonable time prior to the convening of the Board meeting.

93.	A majority of the members of the Board then in office, present in person or by an Alternate Director, who are not barred by law from participating and voting in the meeting, shall constitute legal quorum at the Board meeting and its resolutions. The legal quorum shall be ascertained at the opening of the meeting.

Notwithstanding the foregoing, the legal quorum in respect of a Board resolution to terminate the office of the internal auditor shall in any event be of no less than a majority of the members of the Board.

94.	Board resolutions shall be adopted by a simple majority. Each Director shall have one vote. The chairman of the meeting, whether he is the chairman of the Board or any other director, shall not have an additional and casting vote.

95.	The chairman of the Board shall chair every meeting of the Board. In the absence of a chairman as aforesaid or if he shall not be present within fifteen (15) minutes of the time appointed for the meeting, or if he does not wish to chair the meeting, the members of the Board present at the meeting shall elect one of their number to be the chairman, to direct the meeting and sign the minutes thereof, and such elected person shall not have an additional or casting vote in the votes of the Board.

96.	Any meeting of the Board at which a quorum is present shall be competent to exercise all the authorities, powers and discretions for the time being vested in or exercisable by the Board in the ordinary course, in accordance with the provisions of these Articles of Association.

97.	Subject to the provisions of any law, all acts performed by or in accordance with any Board resolution, or by any meeting of a committee of the Board, or by any person acting as director, shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of such directors or persons acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person was qualified to be a director or a member of such a committee.

98.

98.1.	Board resolutions may also be adopted by telephone, e-mail, telegram or facsimile and such resolutions shall be deemed to have been validly adopted by the Board at a meeting, provided that all of the directors who are entitled to participate in the deliberation and vote on a matter brought to resolution shall have agreed not to convene in respect of such matter.

98.2.	A resolution adopted as provided in Article 98.1 above, shall be valid for all intents and purposes as if it were validly adopted by the Board at a meeting duly convened, after being signed by the chairman of the Board, and in his absence, by the person elected to serve as chairman of the resolution, or in the alternative, after being signed by all of the directors who are entitled to participate in the deliberation and vote on the matter brought to resolution.

99.	The Board may hold meetings through the use of any means of communication, provided that all of the directors participating may hear each other simultaneously. The Board may determine that the aforesaid shall also apply to resolutions adopted in telephone conversations with the Company’s corporate secretary or with another person appointed for such purpose by the Board, and it may prescribe, if it deems fit, additional or different rules for the purpose of adopting resolutions by way of telephone conversations, as the Board thinks fit.

100.	The Board of the Company shall hold, at least once every year, a deliberation regarding the management of the Company’s business by the chief executive officer and his subordinate officers. Such deliberation shall be held in the absence of the chief executive officer and his subordinate officers, after providing them an opportunity to present their positions.

Board Committees

101.	The Board may establish and disassemble committees and appoint members thereto from amongst the directors. The Board may delegate its powers or any of them to such committees, and for a certain purpose, it may from time to time revoke such delegation. At least two directors shall serve on each committee. Each committee vested with the authority to exercise any of the powers of the Board shall include at least one external director.

102.	Any committee established in accordance with Article 101 above, shall, upon exercising its authorities, comply with all of the instructions prescribed by the Board. The meetings and actions of any such committee shall be conducted pursuant to the provisions included herein pertaining to the meetings and actions of the Board, to the extent applicable, and insofar as they were not superseded by instructions provided by the Board.

103.	Subject to the limitations set forth in the Companies Law in respect of the delegation of powers of the Board, a resolution adopted or action taken by a Board committee, shall be deemed a resolution adopted or action taken by the Board.

104.	A Board committee shall regularly report its resolutions or recommendations to the Board, in accordance with the determination of the Board.

105.	The Board may revoke a resolution of a committee established thereby, provided that such cancellation shall not prejudice the validity of a committee’s resolution pursuant to which the Company has acted towards another person who was unaware of its cancellation.

106.	The audit committee shall hold, at least once every year, a meeting regarding deficiencies in the management of the Company’s business in the presence of the internal auditor and the outside auditor. Such meeting shall be held in the absence of the Company’s officers who are not members of the committee, after providing them an opportunity to present their positions.

Minutes

107.	The Company shall keep a register of minutes of general meetings, class meetings, Board meetings and Board committee meetings, and shall maintain them at its registered Office, for a period of seven (7) years of the date of the relevant meeting.

108.	Minutes taken shall include the following details:

108.1.	The time and place of convening of the meeting;

108.2.	The names of the persons present, and if they are proxies or alternates, the names of the principals or appointers, and in the case of general meetings, the number and class of shares by virtue of which the vote is held;

108.3.	A summary of the deliberations and course thereof, and the resolutions adopted;

108.4.	Documents, reports, approvals, opinions and the like which were presented, discussed and/or attached.

Such minutes of a general meeting, signed by the chairman of the meeting, shall serve as prima facie proof of the contents thereof, and minutes of a Board meeting or a Board committee meeting, signed by the chairman of the meeting, shall serve as prima facie proof of the contents thereof.

The foregoing provisions shall also apply to resolutions adopted without actually convening.

Chief Executive Officer

109.	The chief executive officer shall be appointed and dismissed by the Board by a simple majority of the Board members, and the Board may appoint more than one chief executive officer.

110.	The chief executive officer will be responsible for the current management of the Company’s affairs in the framework of the policy determined by the Board and subject to its instructions.

111.

111.1.	The chief executive officer shall have such management and performance authorities which shall not have been conferred in the Companies Law or in these Articles of Association on another organ of the Company and he shall be subject to the supervision of the Board.

111.2.	The chief executive officer may, with the approval of the Board of Directors, delegate to another, who reports to him, any of his authorities; the approval may be general and in advance.

112.

112.1.	The chief executive officer shall promptly give notice to the chairman of the Board on any irregular matter which is material to the Company and shall submit to the Board reports on such matters, at dates and at such scope as shall be determined by the Board. In the event that the Company shall not have a chairman of the Board or if he is unable to fulfill his position, the chief executive officer shall give notice thereof to all of the members of the Board.

112.2.	The chairman of the Board may, at his own initiative or according to a Board resolution, require the chief executive officer to provide reports regarding the Company’s business.

112.3.	In the event that any such notice or report required an action of the Board, the chairman shall promptly convene a meeting of the Board for the purpose of deliberating the notice or adopting a resolution on taking the required action.

Local Managements

113.	The Board may, from time to time, provide for the management of the Company’s business in any specified locality, whether in Israel or abroad, in such manner as it deems fit, and the provisions contained in Article 114 below shall be without prejudice to the general powers conferred by these Articles of Association and the Companies Law on the Board.

114.	The Board may, from time to time and at any time, establish any local board or agency for managing the Company’s business in any specified locality, in Israel or abroad, and may appoint any person to be a member of such local board, or any manager or agent and may determine their fees. The Board may from time to time, delegate to any person so appointed any power, authority and discretion for the time being vested in the Board, and it may authorize any member for the time being of any such local board to continue in his office notwithstanding any vacancy which may occur thereat, and any such appointment or delegation may be made on such terms as the Board may think fit, and the Board may at any time remove any person so appointed and may annul or vary any such delegation.

Shareholder Register

115.

115.1.	The Company shall keep a Shareholder Register (the “Principal Register”) and record in it the following information:

115.1.1.	Regarding registered shares –

[a]	The name, identification number and address of each shareholder, all as notified to the Company; and

[b]	The number and class of shares held by each shareholder, specifying the nominal value thereof, if any, and if any amount is yet unpaid on account of the consideration fixed for the share – the amount yet unpaid; and

[c]	The date of issuance or transfer of the shares to each shareholder, as the case may be; and

[d]	If the shares have serial numbers, the Company shall specify alongside the name of each shareholder the serial numbers of the shares registered in his name;

[e]	Any other information required or permitted by the Companies Law or these Articles of Association to be recorded in the Principal Register.

115.1.2.	Regarding bearer shares –

[a]	Statement as to the fact of issuance of bearer shares, the date of issuance thereof and number of shares issued; and

[b]	The serial numbers of the bearer shares and of the share certificates;

In the event that the share certificate was cancelled at the request of the shareholder, the name of the shareholder shall be recorded in the Principal Register, specifying the number of shares registered in his name.

115.1.3.	Dormant shares – their number and the date on which they became dormant.

115.1.4.	Regarding shares that do not confer voting rights under Sections 309(b) or 333(b) of the Companies Law – their number and the date on which they became shares which do not confer voting rights, to the extent known to the Company.

115.2.	The Company shall keep a register of substantial shareholder as provided in Section 128 of the Companies Law.

115.3.	The Company may, pursuant to a resolution of the Board, subject to and in accordance with the provisions of Sections 138 and 139 of the Companies Law, keep an additional shareholder register outside of Israel.

Officers

116.	The chief executive officer may, from time to time, appoint officers for the Company (other than directors and a chief executive officer), for fixed, temporary or special positions, as the chief executive officer deems fit from time to time, and in addition the chief executive officer may, at his absolute discretion, terminate the services of one or more of the abovementioned persons from time to time and at any time.

117.	The chief executive officer may determine, subject to the provisions of the Companies Law, the authorities, roles and terms of engagement of the officers so appointed by him, subject to receipt of the approval of the Company’s audit committee and Board, to the extent required under law.

Distribution

118.	Subject to special or limited rights attached to any shares, dividends or bonus shares shall be distributed and paid to the shareholders pro rata to the paid-up share capital on account of the nominal value of the shares held thereby, notwithstanding any premium paid thereon.

119.	A distribution resolution shall be adopted by the Company’s Board.

120.	The Board may withhold any dividend, benefit, right or amount payable in respect of shares on which the Company holds a lien and/or pledge, and it may use all of such amount to dispose of any benefit and right and apply the disposal proceeds to the discharge of the debts underlying the Company’s lien and/or pledge.

121.	A share transfer shall not confer the transferee with the right to a dividend or to any other distribution declared thereon after such transfer and prior to the registration of such transfer, provided that in the event that the share transfer is subject to the approval of the Board, the date of approval shall replace the date of registration of the transfer.

122.	A dividend not claimed within a two (2) year period of the date of its distribution resolution, the person entitled thereto shall be deemed to have waived the dividend, and it shall revert to the Company. In addition, a dividend which shall not have been claimed as aforesaid shall not bear linkage differentials or interest.

123.	The Board may deduct from any dividend, bonus or other distribution to be paid in respect of shares held by a shareholder, whether alone or together with another shareholder, any sums due from him and payable by him alone or together with any other person to the company on account of calls or the like.

Internal Auditor

124.	The Company’s Board will appoint an internal auditor according to the audit committee’s recommendation.

125.	The organizational supervisor of the internal auditor will be the chairman of the Board, the chief executive officer, or as the Board shall determine.

126.	The internal auditor shall submit, for the approval of the audit committee or the Board, a proposal for an annual or periodic work plan, and the audit committee or the Board shall approve the same with such modifications as they shall deem fit.

Auditor

127.	The auditor shall be appointed at each annual meeting and shall serve in such position until the end of the next annual meeting.

128.	The general meeting may terminate the services of the auditor.

129.	The auditor’s fees for the audit action shall be determined by the Board.

130.	The auditor’s fees for additional non-audit services shall be determined by the Board.

Notices

131.	Where the provision of notices to the Company’s shareholder is mandatory, the notices shall be provided by way of release of an immediate report and/or by way of publication of an announcement or announcements in a newspaper, to the extent required under the provisions of any law. The Company is not obligated to deliver personal notices to the shareholders registered in the Company’s Shareholder Register.

132.	The Company may provide notice to joint holders of a share by sending notice to the co-holder named first in the Shareholder Register in respect of said share.

133.	Any notice or document which is delivered in accordance with these Articles of Association and any law shall be deemed as having been duly delivered despite the death, bankruptcy or dissolution of a holder of shares (whether or not the Company was aware thereof) until another person shall be registered in the Shareholder Register in his place as holder thereof, and delivery or dispatch as aforesaid shall be deemed as sufficient delivery or dispatch to any person who has a right in such shares.

Dissolution of the Company

134.	Should the Company be dissolved, whether voluntarily or otherwise, then – unless otherwise specifically determined in these Articles of Association or in the terms of issue of any share – the following provisions shall apply:

134.1.	The liquidator shall first use all of the Company's assets in order to repay its debts (the Company's assets after the payment of its debts shall be referred to as the "Surplus Assets").

134.2.	Subject to special rights attached to shares, and after the full discharge of all of the debts to the other creditors having preference over the shareholders in accordance with legally prescribed payment priority in liquidation, the liquidator shall distribute the Surplus Assets between the shareholders pari passu to the nominal value of the shares.

134.3.	Upon the Company's approval, in a resolution which shall be adopted in the general meeting by a simple majority of the votes of the shareholders participating in the meeting, the liquidator may distribute the Company's Surplus Assets, or any part thereof, between the shareholders, in kind, and may also transfer any of the Surplus Assets to a trustee in a deposit in favor of the shareholders as the liquidator shall deem fit.

Exemption, Indemnification and Insurance

135.	Subject to the provisions of the Companies Law, the Company may exempt, in advance, an officer thereof from his liability, in whole or in part, for damage due to a breach of the duty of care thereto.

136.

(a)	Subject to the provisions of the Companies Law, the Company may indemnify retroactively an officer thereof due to liability or an expense which shall have been imposed upon him or he shall have incurred due to an action which he took by virtue of his being an officer, in each of the following:

(1)	A monetary liability that shall have been imposed upon him in favor of another person in a judgment, including a judgment issued in a settlement or an arbitration award that shall have been sanctioned by a court.

(2)	Reasonable litigation expenses, including legal fees, that shall have been incurred by the officer due to an investigation or proceeding that shall have been conducted against him by an authority which is authorized to conduct an investigation or proceeding, and which shall have ended without the filing of an indictment against him and without a monetary liability having been imposed upon him as a substitute for a criminal proceeding, or which shall have ended without the filing of an indictment against him but with the imposition of a monetary liability as a substitute for a criminal proceeding in an offense which requires no proof of general intent or in connection with a monetary sanction.

The terms "which ended without the filing of an indictment in a matter in which a criminal investigation was commenced" and "monetary liability as a substitute for a criminal proceeding" shall have the meanings specified in Section 260(a)(1A) of the Companies Law.

(3)	Reasonable litigation expenses, including legal fees, to be incurred by or charged to the officer by a court, in a proceeding filed against him by the Company or on its behalf or by another person, or in a criminal indictment from which he shall have been acquitted, or in a criminal indictment in which he shall have been convicted of an offense requiring no proof of general intent.

(4)	A monetary liability imposed on an officer for the party harmed by the breach in an administrative enforcement proceeding, as set forth in Section 52BBB(a)(1)(a) of the Securities Law and/or expenses incurred by an officer in connection with an administrative enforcement proceeding conducted in his matter, including reasonable litigation expenses, including legal fees.

(5)	Any other liability or expense which is or shall be indemnifiable to officers.

(b)	Subject to the provisions of the Companies Law, the Company may give an advance undertaking to indemnify an officer thereof in each of the following (the “Indemnification Undertaking”):

(1)	As specified in sub-section (a)(1) above, provided that the Indemnification Undertaking shall be limited to events which, in the opinion of the Board, are foreseeable in view of the Company’s actual business at the time of granting of the Indemnification Undertaking, as well as to such amount or criterion as the Board shall have determined are reasonable under the circumstances, and that the Indemnification Undertaking shall state the events which, in the opinion of the Board, are foreseeable in view of the Company’s actual business at the time of granting of the undertaking, as well as the amount and the criterion which the Board shall have determined are reasonable under the circumstances.

Notwithstanding the foregoing, the Indemnification Undertaking for the monetary liability specified in Section 136(4) above shall not exceed an amount equal to 25% of the Company's determining equity, all in addition to the amounts received, if any, from an insurance company within an insurance which the Company had taken out, and the Indemnification Undertaking shall specify the events which the Board deems as foreseeable in view of the Company’s actual business at the time of the undertaking. For this matter, the "Company's determining equity" shall mean its equity according to the Company's latest consolidated financial statements as being at the time of the actual indemnification.

(2)	As specified in sub-section (a)(2) above or sub-section (a)(3) above.

137.	Subject to the provisions of the Companies Law, the Company may engage in a contract to insure the liability of an officer of the Company due to liability that shall have been imposed upon him due to an action which he took by virtue of his being an officer thereof, in each of the following:

(1)	A breach of the duty of care towards the Company or another person;

(2)	A breach of the fiduciary duty towards the Company, provided that the officer shall have acted in good faith and had reasonable grounds to assume that the action would not prejudice the Company’s best interests;

(3)	A monetary liability that shall have been imposed upon him in favor of another person, including in an Administrative Proceeding (as defined below).

"Administrative Proceeding" – a proceeding according to Chapters H3 (imposition of a monetary sanction by the authority), H4 (imposition of administrative enforcement measures by the administrative enforcement committee) or I1 (contingent arrangement for the avoidance or termination of proceedings) of the Securities Law, as amended from time to time.

138.	The provisions of Articles 135 through 137 above are not intended, and shall not be interpreted, to restrict the Company in any manner in the procurement of insurance and/or in respect of provision of indemnification:

(a)	in connection with any person who is not an officer, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an officer; and/or

(b)	in connection with any officer to the extent that such insurance and/or indemnification is not specifically prohibited under law;

provided that the procurement of any such insurance and/or the provision of such indemnification shall be approved by the Board.

Modification of the Articles of Association

139.

139.1.	The provisions of these Articles of Association may be modified, by a resolution of the shareholders at the general meeting by a majority count of the votes of the shareholders present at the meeting and participating in the vote in person or by proxy (not including abstaining votes), other than those Articles thereof which expressly specified otherwise.

139.2.	A resolution adopted by the general meeting, at the required majority for modifying the Company’s Articles of Association, which modifies a provision hereof, shall be deemed a resolution modifying the Company’s Articles of Association, even if it was not expressly specified in the resolution.

*         *         *         *         *

Schedule 2.2.1(d)

Documents to the Nominees Company

May 11, 2015

To

Mizrahi Tefahot Registration Company Ltd.

7 Jabotinsky Street

Ramat Gan	By messenger

Ladies and gentlemen,

Re: Bio Light Israel Life Sciences Investments Ltd., Co. no. 513680793 (the “Company”)

1.	Attached hereto is a share certificate in your company’s name in the sum of 123,369,252 ordinary shares of par value 0.01 NIS each, registered in the name of the Company, which were offered in the Private Offering Report dated April 28, 2015, reference no. – 2015-01-007683 (the “Offering Report” and the “Allotted Shares,” respectively).

2.	Kindly deposit the Allotted Shares into the account detailed below:

Account Name	Total Number of Shares	Total as Cash	Bank / Stock Exchange Member	Securities Branch	Securities Account
Weinstock Zecler Trustees (1999) Ltd.	123,369,252	24,797,219	Bank Hapoalim B.M	532	551583

3.	Additionally, attached hereto are documents which accompany the share certificate and the allotment letters, as detailed below:

3.1.	Accompanying document in the wording attached to the Stock Exchange Auxiliary Rules (“Auxiliary Rules”) as Appendix E.

3.2.	An attorney confirmation in the wording attached to the Auxiliary Rules as Appendix E-1.

3.3.	A copy of the Stock Exchange’s confirmation regarding the listing of the Allotted Shares for trade.

3.4.	A copy of the reports provided to the Securities Authority and the Stock Exchange by means of MAGNA regarding the change in the securities Registry and the registration of the Allotted Shares in your name (C.087).

3.5.	A true copy of the Company’s shareholder registry.

4.	Please provide a copy of the share certificate and the allotment letters and the documents attached thereto, stamped “RECEIVED.”

Respectfully,
Noa Aviram, Esq.
Bio Light Israel Life Sciences Investments Ltd.
phone number for clarifications –
054-5239958

Appendix E

Date:  May 11, 2015

To

Bank Mizrahi Tefahot Registration Company Ltd.

Ladies and gentlemen,

Re:	Accompanying document for the share certificate in the name of Bank Mizrahi Tefahot Registration Company Ltd. with respect to hundred 23,369,252 ordinary shares with par value 0.01 NIS each of Bio Light Israel Life Sciences Investments Ltd. (513680793) (the “Company”) dated May 11, 2015

We hereby notify you that, as detailed in the captioned allotment letter previously delivered to, we have registered in your name

123,369,252	ordinary shares

The securities specified in the share certificate were allotted:

•	According to the Shelf Offering Report.

•	According to the terms of the Private Allotment Report dated April 28, 2015, reference no. – 2015-01-007683 (the “Private Allotment”) in accordance with the terms of the Private Allotment.

•	Following a request dated _______ to exercise convertible securities deposited with the Clearinghouse in accordance with the exercise terms of the convertible security.

•	As a result of the exercise of convertible securities which were not deposited with the Clearinghouse in accordance with the exercise terms of the convertible security.

•	As a result of the deposit of a security by the party registered in the issuer’s registry as owner of the security in the Company’s securities registry.

•	Other: in coordination with you and instead of shares of the certificate issued to you in the past by the Company.

☐   ** The company is a double registered registration company which reports under Chapter E3 of the Securities Law, 5728 – 1968.

The issued securities were registered in your name in the Company’s securities registry designated for the same.

/s/ Suzana Nahum Zilberberg

Company Signature and Stamp

As attorney for the Company, by the undersigned, Noa Aviram, Esq., hereby confirm that the above document was duly signed by the Company.

Attorney Signature and Stamp

*	Erase the unnecessary.

**	In the event the company is a company which reports under Chapter E3 of the Securities Law, place an X in this box.

Appendix E1

Details of the certifying attorney:

Given and surname:	Noa Aviram, Esq.
Address:	Kiryat Atidim, Bldg. 3, Tel Aviv 61581
Telephone:	073-2753400

To

Bank Mizrahi Tefahot Registration Company Ltd.

Re: Confirmation by the Company’s Attorney

(Accompanies a Security Certificate/Allotment Letter)

As attorney for Bio Light Israel Life Sciences Investments Ltd. (the “Company”), I the undersigned, Noa Aviram, Esq., confirm that the share certificate in the sum of 123,369,252 ordinary shares of par value 0.01 NIS each was duly issued and signed by the Company.

5/11/15
Date	Attorney Signature and Stamp

MAYA COMPANIES NOTICE INTERNET SYSTEM                       5/12/2015

Bio Light Israeli Life Sciences Investments LTD	C087 Public

Registrar Number: 513680793

The Corporation’s Securities Are Registered
for Trade on the Tel Aviv Stock Exchange

Short Name: Bio Light

Street: Kiryat Atidim Bldg. 3, Tel Aviv 61581

Telephone: 073-2753400, Fax: 073-2753401

Email: suzana@bio-light.co.il

Company Website: www.biol-light.co.il

Broadcast on MAGNA on 05/11[?]/2015 Reference: 2015-01-017373

To	To
Securities Authority	Tel Aviv Stock Exchange Ltd.
www.isa.gov.il	www.tase.co.il

Balance of Equity and Registries of Securities of the Corporation and Changes Therein

Regulation 31(e) of the Securities Regulations (Periodic and Immediate Reports), 5730 – 1970

Regulation 31(a) of the Securities Regulations (Periodic and Immediate Reports), 5730 – 1970

Regulation 31(b1) of the Securities Regulations (Periodic and Immediate Reports), 5730 – 1970

Substance of the change: Private Allotment

Explanation: You must briefly explain the substance of the change

1.	Balance of the corporation’s securities after the change:

	Security no.		Issued and outstanding capital		New quantity in
Name and type of security	on the Stock Exchange	Quantity in the registered capital	Quantity in the last report	Current quantity	the registration company’s name
Ordinary shares of par value NIS 0.01 each – Bolt	1095223	1,300,000,000	521,337,702	644,706,954	644,706,954
Employee and underwriters option statements Bio Light Options 2005	1095256	0	1,370,132	1,370,132	0
(Series 6) non-negotiable option statements – Bio Light Options 6	1123553	0	38,666,666	38,666,666	0
Nonnegotiable option statements, Bio – Lights 04/11 (exercise price 0.35)	1123561	0	32,866,665	32,866,665	0
Nonnegotiable option statements, Bio – Light 05/11	1124254	0	2,500,000	2,500,000	0
Nonnegotiable option statements, Bio – Light 01/12	1125533	0	60,000	60,000	0
Nonnegotiable option statements	1129253	0	1,605,000	1,605,000	0
(Series 8) Option Statements – Bio Light Options 8	1131606	0	137,237,000	137,237,000	137,237,000
Nonnegotiable option statements, Bio – Light 06/14	1132737	0	2,526,127	2,526,127	0
Nonnegotiable option statements, Bio – Light 07/14	1133230	0	9,370,000	9,370,000	0
Nonnegotiable option statements	1135136	0	1,303,344	1,303,344	0

Explanation: you must detail all of the company’s securities, including securities not listed for trade.

MAYA COMPANIES NOTICE INTERNET SYSTEM                       5/12/2015

2.	The Corporation gives notice that:

On 05/11/2015

□ As of                       and until

■ There was a change in the quantity and registry of owners of securities of the corporation as a result of:

Description of the substance of the change: private allotment

Explanation: you must describe all of the details of the transaction or the action because of which the change took place in the corporation’s securities.

1

Name of the registered holder regarding which a change occurred: the registration company

Type of identity number: Israel Companies Registrar number                      Identification number: 510422249

Substance of change: Private allotment —————

Date of change: 05/11/2015                Done through the Stock Exchange Clearinghouse: No

Type and name of securities to which the change applies: Ordinary shares

Stock Exchange Security Number: 1095223

Quantity of the change:         123,369,252

Balance held by the owner of the security after the change: 123,369,252

☑ The security is paid in full and the consideration has been received in full.

☐ The security has been paid in full, but the consideration has not yet been received in full.

☐ Other.

________________________

Explanations:

1.	To the extent that the change has an impact on more than one security, you must detail the impact of the change on a separate line for each security.
2.	Date of the change – all changes of the same type, in that same security, executed on one day, will be summarized on one line. With regards to this – it is necessary to separate between changes made through the Stock Exchange Clearinghouse and changes made directly in the Company’s books.
3.	The change – for a decrease, you must add the symbol “-“.
4.	In all quantity fields, you must fill in the quantity of securities and not NIS par value.

□  There is a change only to the registry of owners of securities of the corporation (without change to the quantity of the corporation’s securities) as a result of:

Description of the substance of the change

Explanation: you must describe all of the details of the transaction or the action because of which the change took place in the registry.

1

Name of the registered holder regarding which a change occurred: ____________

Type of identity number: ____________________                       Identification number: ____________

Date of change: ____________                      Done through the Stock Exchange Clearinghouse: ____________

Type and name of securities to which the change applies: ____________

Stock Exchange Security Number: ____________

Quantity of the change: ____________

Balance held by the owner of the security after the change: ____________

3.	Main principles of the shareholders’ registry as of the date of the report are as follows:

No.	Name of Registered Shareholder	Type of identification number	Identification number	Stock exchange security number	Type of shares and their par value	Quantity of shares	Holding the security as a trustee?
1	Mizrahi Tefahot Registration Company Ltd	Number at the Israel Companies Registrar	510422249	1095223	Ordinary shares 0.01	644,706,954	No

MAYA COMPANIES NOTICE INTERNET SYSTEM                       5/12/2015

4.	Attached hereto is a file with the registry of shareholders in accordance with the provisions of Section 130 of the Companies Law, 5759 – 1999
5.	Attached hereto is an updated file of the corporation’s securities registries, including the ledger of holders of options and the ledger of holders of bonds [debentures]

Shareholders Registry 11-5-2015 isa.pdf

Signed by Itai Bar-Natan – CFO

The reference numbers of prior documents on the matter (the citation does not constitute inclusion by way of reference):

Prior names of the reporting entity:

Date this form was updated: 2015

Name of electronic reporter: Aviram, Noa; Position: Company Legal Counsel and Secretary; Name of employing company:

Kiryat Atidim 3, Tel Aviv 6158101; Telephone: 073-2753444; Fax: 073-2753445; E-mail: noaa@bio-light.co.il

Schedule 2.2.1(e)

Compliance Certificate

This certificate is being rendered in connection with the closing of that certain Share Purchase Agreement, dated as of April 1, 2015 (the "**Agreement**")as amended, by and between Bio Light Israeli Life Sciences Investments Ltd. (the "**Company**") and Rock-One Group Investment Co. Ltd.

All capitalized terms used herein not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

Each of the undersigned, the Chief Executive Officer and the Chief Financial Officer of the Company, hereby certifies, as of the as of the date hereof, as follows:

1. the representations and warranties made by the Company in the Agreement are true and correct in all respects on the date of the Agreement and as of the Closing;
2. the Company has received all consents and authorizations that are necessary or required lawfully for the Company and contemplated by the Agreement to consummate the transactions contemplated under the Agreement; and
3. all covenants, agreements and conditions contained in the Agreement to be performed or complied with by the Company prior to the date hereof have been performed, or complied with in all respects.

/s/ Suzana Nahum Zilberberg	/s/ Itai Bar-Natan
Suzana Nahum Zilberberg, CEO	Itai Bar-Natan, CFO
Date: May 11, 2015	Date: May 11, 2015

Schedule 2.2.1(f)

Insurance and Indemnification Letters

AIG

INSURANCE QUOTE PAGE- 1

Quotation for Corporate Guard Directors& Officers Liability insurance

These quotes are strictly conditioned upon no material change in this risk between the date of this letter and the inception of the proposed policy. In the event of such change in risk, the Insurer may, in its sole discretion, modify and/or withdraw this quote.
This quotation will expire in 14 days.

Proposal Details

Proposal No.: 4000001309-14
Agent: HOWDEN INSURANCE AGENCY Validity From- 1/08/2014 To-31/08/2015

Name:BIO-LIGHT ISRAEL LIFE SCIENCE INVESTMENT
Address:BUILDING 3 5th FLOOR City:KIRYAT ATIDIM Zip Code: 52711

All sums are in USD	**Limit of Liability**	**Rate**	**Annual Premium**

I.D.. 513680793

DIRECTORS & OFFICERS LIABILITY INSURANCE
AIG Golden CorporateGuard 11/2003 policy form Modified 03/2014 (attached)

ITEM 1. POLICYHOLDER: BIO-LIGHT ISRAEL LIF E SCIENCE INVESTMENTS LTD
Kiryat Atidim, Building 3, 5th floor Tel-Aviv, 61581 Israel

ITEM 2. POLICY PERIOD: From: 01/08/2014 To: 31/08/2015
Local standard time at address in item 1.

ITEM 3. LIMIT OF LIABILITY 10,000,000
Total aggregate for all LOSS, arising out of all CLAIMS made against all INSUREDS under all insurance covers combined (including DEFENCE COSTS except as provided in clause 5.3 LIMIT OF LIABILITY)

ITEM 4. RETENTION: as specified below in corporate retention section.

ITEM 5. Annual premium: 20,300.00

ITEM 6. CONTINUITY DATES
Pending & Prior litigation: 22/12/2005
Pollution CLAIMS: 22/12/2005

Retroactive Date: 20/04/2005

AIG ISRAEL Insurance Company Ltd. 25 Hasivim St. POB 535, Petach Tikva, Israel 4910001 Tel: 972-3-9272333 Fax: 972-3-9243417 ; www.aig.co.il

AIG

INSURANCE QUOTE PAGE- 2

Proposal No.:4000001309-14
Name: BIO-LIGHT ISRAEL LIFE SCIENCE INVEST
Validity From- 1/08/2014 To- 31/08/2015

All sums are in USD	Limit of Liability	Rate	Annual Premium

Jurisdiction: WORLDWIDE INCLUDING USA/ CANADA

ITEM 7. NEW SUBSIDIARY cover
This policy provides cover to new SUBSIDIARY company according to extension 4.2 of the policy.
In respect of extension 4.2(i):
Assets size 30% of the POLICY HOLDER'S assets size as of the inception date of the policy

OUTSIDE ENTITY Directors Liability - Extension 4.3
This extension is provided to all OUTSIDE ENTITIES according to the policy terms and conditions

Entity coverage - included
Subject to terms and conditions per endorsement no.(#4020764)

DISCOVERY PERIOD
This policy includes cover for a DISCOVERY PERIOD according to extension 4.4 of the policy.

OFFERING OF SECURITIES VIA PROSPECTUS
It is hereby understood and agreed that this policy is extended to include the OFFERING OF SECURITIES dated: December 2005 on TASE.

THIS POLICY IS SUBJECT TO THE FOLLOWING TERMS AND CONDITIONS:

DELETION OF EXCLUSION
IT IS HEREBY UNDERSTOOD AND AGREED THAT EXCLUSIONS 3.5, 3.6 ,3.10 , 3.11 & 3.13 ARE DELETED FROM THIS POLICY

AIG ISRAEL Insurance Company Ltd. 25 Hasivim St. POB 535, Petach Tikva, Israel 4910001 Tel: 972-3-9272333 Fax: 972-3-9243417 ; www.aig.co.il

AIG

INSURANCE QUOTE PAGE- 3

Proposal No.:4000001309-14
Name: BIO-LIGHT ISRAEL LIFE SCIENCE INVEST
Validity From- 1/08/2014 To- 31/08/2015

All sums are in USD	Limit of Liability	Rate	Annual Premium

WORDING AMENDMENTS AS AGREED FOR BIO-LIGHT ISRAELI LIFE SCIENCES INVESTMENTS LTD. - attached as Authorized Endorsement # 1

WORLD WIDE JURISDICTION (#1002)

PRIOR ACTS EXCLUSION (#4020703)

"NO LIABILITY" PROVISION DELETED (#1028)

SECONDARY OFFERING EXCLUSION (#1030)

ORDER OF PAYMENTS PROVISION (#1033)

PANEL COUNSEL ENDORSEMENT US & CANADA (#1041)

ENTITY SECURITIES CLAIMS (#4020764)

IT IS HEREBY UNDERSTOOD AND AGREED THAT THIS POLICY IS EXTENDED TO COVER THE NIS 30,600,000 SECONDARY OFFERING OF SECURITIES DATED 30/05/06

The policy is extended to cover the shelf prospectus dated 30.11.2009.

It is hereby understood & agreed that this policy is extended to cover the securities offerings dated 10.12.2009 and 29.06.2010.

It is hereby understood and agreed that the public offering which was held on the 17th of May 2009 is covered under this policy. It is further understood and agreed that in respect of claims which are directly or indirectly derives from this public offering and which is covered under the terms of the policy, a a retention of 100,000 US$ shall apply.

AIG ISRAEL Insurance Company Ltd. 25 Hasivim St. POB 535, Petach Tikva, Israel 4910001 Tel: 972-3-9272333 Fax: 972-3-9243417 ; www.aig.co.il

AIG

INSURANCE QUOTE PAGE- 4

Proposal No.:4000001309-14
Name: BIO-LIGHT ISRAEL LIFE SCIENCE INVEST
Validity From- 1/08/2014 To- 31/08/2015

All sums are in USD	Limit of Liability	Rate	Annual Premium

The policy is extended to cover the shelf prospectus dated 30.05.2012.

It is hereby understood and agreed that the public offerings which were held on the 30/10/12 & on 05/03/2014 are covered under this policy.

It is hereby understood and agreed that this policy is extended to cover the Listing of the company's American Depositary Shares (ADSs), on the OTC Market, via registration statement (f-6) dated 10.01.2014

Special excess protection for non-executive directors- attached as Authorized Endorsement # 2

ADDITIONAL TERMS 11/2009

Corporate retention:

Insurance cover B and indemnifiable LOSS:

For CLAIMS in USA/Canada		35,000
For SEC CLAIMS in USA/Canada	175,000	
For any Securities CLAIMS (non USA/Canada)		35,000
All other CLAIMS		7,500

NOTE: All retentions above each and every CLAIM including DEFENCE COSTS.

As specified in 5.4 retention only one retention shall be applied for LOSS arising from any CLAIM or CLAIMS alleging

AIG ISRAEL Insurance Company Ltd. 25 Hasivim St. POB 535, Petach Tikva, Israel 4910001 Tel: 972-3-9272333 Fax: 972-3-9243417 ; www.aig.co.il

AIG

INSURANCE QUOTE PAGE- 5

Proposal No.:4000001309-14
Name: BIO-LIGHT ISRAEL LIFE SCIENCE INVEST
Validity From- 1/08/2014 To- 31/08/2015

All sums are in USD	Limit of Liability	Rate	Annual Premium
a SINGLE WRONGFUL ACT.			
Current Annual Premium For The Period Of 396 Days		20,300.00	
Total Due		22,024.00	

SIGNED BY AUTHORIZED REPRESENTATIVE OF AIG ISRAEL INSURANCE COMPANY LTD.

TREASURY
STAMPS DUTY PAID
APPROVAL PB/67 31/07/2014

WORLD WIDE JURISDICTION (#1002)
In consideration of the PREMIUM charged, it is hereby understood and agreed that the coverage under this policy shall apply to CLAIMS brought against the INSURED anywhere in the world.

PRIOR ACTS EXCLUSION (#4020703)
In consideration of the premium charged, it is hereby understood and agreed that this policy provides coverage for LOSS arising from CLAIMS by reason of WRONGFUL ACTS occurring on or after the Retroactive Date Noted in the schedule and before the cancellation date or expiration date of this policy.
LOSS(ES) arising out of the same or related WRONGFUL ACT(S)shall be deemed to arise from the first such same or related WRONGFUL ACT.

AIG ISRAEL Insurance Company Ltd. 25 Hasivim St. POB 535, Petach Tikva, Israel 4910001 Tel: 972-3-9272333 Fax: 972-3-9243417 ; www.aig.co.il

AIG

INSURANCE QUOTE PAGE- 6

Proposal No.:4000001309-14
Name: BIO-LIGHT ISRAEL LIFE SCIENCE INVEST
Validity From- 1/08/2014 To- 31/08/2015

All sums are in USD	Limit of Liability	Rate	Annual Premium

"NO LIABILITY" PROVISION DELETED (#1028)
In consideration of the premium charged, it is hereby understood and agreed that the policy is hereby amended as follows:

1. The Definition of and all provisions referring to "no liability" are hereby deleted in their entirety.

2. General provision 5.4 RETENTION is deleted in its entirety and replaced by the following:

5.4 RETENTION:
The INSURER shall only be liable for the amount of LOSS arising from a CLAIM which is in excess of the retention amount specified in item 4 of the Schedule with regard to all LOSS under all insurance covers under this policy for which the COMPANY has indemnified or is permitted or required to indemnify the INSURED. It is agreed that the company will be conclusively deemed to have indemnified the INSURED to the maximum extent that the COMPANY is permitted or required to grant such indemnification pursuant to law, common or statutory, or contract, or by the charter or by-aws or the Articles of Association of the COMPANY, which are hereby deemed to incorporate, for the purposes of this policy, the broadest of the law which determines or defines such rights of indemnity.

The retention amount is to be borne by the COMPANY and shall remain uninsured. A single retention amount shall apply to LOSS arising from all CLAIMS alleging a single WRONGFUL ACT.

SECONDARY OFFERING EXCLUSION (#1030)
In consideration of premium charged, it is hereby understood and agreed that the Insurer shall not be liable to make any payment for Loss in connection with any Claim made against any Insured (including, but not limited to, Claims brought by any governmental or regulatory entity/ies or any security holder(s), whether directly, derivatively, or by class action, or by any other claimant(s)) whether under federal, state, local or foreign, statutory, regulatory or common law, if such Claim alleges, arises out of, is based upon or is attributable to the purchase or sale, or offer or solicitation of an offer to purchase or sell, any security of the Company in a public offering of securities (hereinafter "Offering of Securities").

AIG ISRAEL Insurance Company Ltd. 25 Hasivim St. POB 535, Petach Tikva, Israel 4910001 Tel: 972-3-9272333 Fax: 972-3-9243417 ; www.aig.co.il

AIG

INSURANCE QUOTE PAGE- 7

Proposal No.:4000001309-14
Name: BIO-LIGHT ISRAEL LIFE SCIENCE INVEST
Validity From- 1/08/2014 To- 31/08/2015

All sums are in USD	Limit of Liability	Rate	Annual Premium

This exclusion shall apply, but is not be limited to, any such Claim alleging, arising out of, based upon or attributable to any Claim arising out of any alleged misrepresentation(s) or non-disclosure(s) in any written or oral statement(s), including but not limited to any Registration Statement, prospectus, offering circular or other document(s) or statement(s) relating to the Offering of Securities, as well as any failure to file any document required to be filed with the Securities and Exchange Commission.

Notwithstanding the above, the foregoing exclusion shall not apply to any Offering of Securities occurred prior to the inception of the policy

In the event that within thirty (30) days prior to the effective time of an Offering of Securities:

(1) the Insured gives written notice thereof, together with all the particulars and underwriting information relating thereto, to the Insurer; and
(2) the Insurer agrees, in its discretion, to grant coverage subject to such terms, conditions and additional premium as it may require; and
(3) the Insured accepts such terms, conditions and additional premium as the Insurer may so require; and
(4) the Insured pays, when due, any such additional premium.

Then the policy shall cover said Offering of Securities subject to all policy terms and conditions.

ORDER OF PAYMENTS PROVISION (#1033)
In consideration of the premium charged, it is hereby understood and agreed that the following Clause is hereby added to the policy:

ORDER OF PAYMENTS

In the event of LOSS arising from a covered CLAIM for which payment is due under the provisions of this policy, then the INSURER shall in all events:

(i) first, pay LOSS for which coverage is provided under Coverage A of this policy; then
(ii) only after payment of LOSS has been made pursuant to section (a) above, with respect to whatever remaining amount of the LIMIT OF

AIG ISRAEL Insurance Company Ltd. 25 Hasivim St. POB 535, Petach Tikva, Israel 4910001 Tel: 972-3-9272333 Fax: 972-3-9243417 ; www.aig.co.il

AIG

INSURANCE QUOTE PAGE- 8

Proposal No.:4000001309-14
Name: BIO-LIGHT ISRAEL LIFE SCIENCE INVEST
Validity From- 1/08/2014 To- 31/08/2015

All sums are in USD	Limit of Liability	Rate	Annual Premium

LIABILITY is available after such payment, at the written request of the chief executive officer of the POLICYHOLDER, either pay or withhold payment of such other LOSS for which coverage is provided under Coverage B of this policy; and then

(iii) only after payment of LOSS has been made pursuant to section (a) and section (b) above, with respect to whatever remaining amount of the LIMIT OF LIABILITY is available after such payment, at the written request of the chief executive officer of the POLICYHOLDER, either pay or withhold payment of such other LOSS for which coverage is provided under Coverage C: company securities claims coverage (if applicable) of this policy.

In the event the INSURER withholds payment pursuant to section (b) and/or section (c) above, then the INSURER shall at such time and in such manner as shall be set forth in written instructions of the chief executive officer of the POLICYHOLDER remit such payment to an COMPANY or directly to or on behalf of a natural person INSURED.

The bankruptcy or insolvency of any COMPANY or any natural person INSURED shall not relieve the INSURER of any of its obligations to prioritize payment of covered LOSS under this policy pursuant to this Clause.

PANEL COUNSEL ENDORSEMENT US & CANADA (#1041)
In consideration of the premium charged, it is hereby understood and agreed that the following clause is hereby added to the policy:

PRE-AUTHORIZED SECURITIES DEFENSE ATTORNEYS - US/CANADIAN SECURITIES CLAIMS ONLY

Linked hereinafter

http://www-238.chartisinsurance.com/default.aspx
in Directors & Officers (Securities Claims)

is a list of PANEL COUNSEL law firms ("PANEL COUNSEL FIRMS"). The list provides the INSUREDS with a choice of law firms from which a selection of legal counsel shall be made to conduct the defense of any SECURITIES CLAIM made against such INSUREDS.

Any PANEL COUNSEL FIRM appearing on this list is approved for use in the the listed JURISDICTION, even if the firm was not approved as of the start date (inception of the Policy Period).

AIG ISRAEL Insurance Company Ltd. 25 Hasivim St. POB 535, Petach Tikva, Israel 4910001 Tel: 972-3-9272333 Fax: 972-3-9243417 ; www.aig.co.il

INSURANCE QUOTE PAGE- 9

Proposal No.:4000001309-14
Name: BIO-LIGHT ISRAEL LIFE SCIENCE INVEST
Validity From- 1/08/2014 To- 31/08/2015

All sums are in USD	Limit of Liability	Rate	Annual Premium

The INSUREDS shall select a PANEL COUNSEL FIRM to defend the SECURITIES CLAIM made against the INSUREDS in the jurisdiction in which the SECURITIES CLAIM is brought. In the event the CLAIM is brought in a jurisdiction not included on the list, the INSUREDS shall select a PANEL COUNSEL FIRM in the listed jurisdiction which is the nearest geographic jurisdiction to either where the SECURITIES CLAIM is brought or where the corporate headquarters of the POLICYHOLDER is located. In such instance the INSUREDS also may, with the express prior written consent of the INSURER, which consent shall not be unreasonably withheld, select a non-PANEL COUNSEL FIRMS in the jurisdiction in which the SECURITIES CLAIM is brought to function as "local counsel" on the CLAIM to assist the PANEL COUNSEL FIRMS which will function as "lead counsel" in conducting the defense of the SECURITIES CLAIM.

With the express prior written consent of the INSURER, an INSURED may select PANEL COUNSEL FIRMS different from that selected by another INSURED defendant if such selection is required due to an actual conflict of interest or is otherwise reasonably justifiable. The list of PANEL COUNSEL FIRMS may be amended from time to time by the INSURER. However, any PANEL COUNSEL FIRM listed as of the inception date is approved for use, and no firm shall be removed from the specific list during the Policy Period, without the consent of the POLICYHOLDER.

TERRITORY

This Clause shall only apply to a SECURITIES CLAIM: (1) brought in the United States of America or Canada or any state, province, locality, territory or possession thereof; or (2) alleging a violation of any regulation, statute, rule of law, common or statutory, including contract law, of the United States of America or Canada or any state, province, locality, territory or possession thereof.

ENTITY SECURITIES CLAIMS (#4020764)

In consideration of the premium charged, it is hereby understood and agreed that the policy is hereby amended as follows:

1. Extension of Cover

The Insuring Agreements are hereby amended to include the following additional Coverage Section - Coverage C:

AIG ISRAEL Insurance Company Ltd. 25 Hasivim St. POB 535, Petach Tikva, Israel 4910001 Tel: 972-3-9272333 Fax: 972-3-9243417 ; www.aig.co.il

AIG

INSURANCE QUOTE PAGE- 10

Proposal No.:4000001309-14
Name: BIO-LIGHT ISRAEL LIFE SCIENCE INVEST
Validity From- 1/08/2014 To- 31/08/2015

All sums are in USD	Limit of Liability	Rate	Annual Premium

COVERAGE C:

COMPANY INSURANCE FOR SECURITIES CLAIMS
The cover provided under the policy is extended to pay the LOSS of the COMPANY arising from a SECURITIES CLAIM first made against the COMPANY during the POLICY PERIOD for a WRONGFUL ACT of the COMPANY.

2. Definitions

Section 2, Definitions, are hereby amended as follows:

1. For the purposes of Coverage C only, definitions 2.10 and 2.22 of the policy are supplemented by the following:

   2.11 INSURED shall also include the COMPANY, but solely for Securities Claims under Coverage C.

   2.25 WRONGFUL ACT(S) also means

   with respect to the COMPANY, any actual or alleged breach of duty, breach of trust, neglect, error, misstatement, misleading statement, omission, breach of warranty of authority or other act by the COMPANY, but solely as respects a SECURITIES CLAIM.

2. The following definitions are hereby amended as follows:

   a) CLAIM shall also include any SECURITIES CLAIM; provided, however, that with respect to Coverage C only, CLAIM or SECURITIES CLAIM shall not mean an administrative or regulatory proceeding against a COMPANY.

   b) CONTINUITY DATE means the date indicated in Item 6 of the Schedule for Coverage C, but solely for Coverage C.

3. The following definition is hereby added to the policy:

   SECURITIES CLAIM means any CLAIM, other than an administrative or regulatory proceeding against or investigation of, a COMPANY, made against an INSURED and brought anywhere in the world:

   a) alleging a violation of any country's laws, rules or statutes

AIG ISRAEL Insurance Company Ltd. 25 Hasivim St. POB 535, Petach Tikva, Israel 4910001 Tel: 972-3-9272333 Fax: 972-3-9243417 ; www.aig.co.il

AIG

INSURANCE QUOTE PAGE- 11

Proposal No.:4000001309-14
Name: BIO-LIGHT ISRAEL LIFE SCIENCE INVEST
Validity From- 1/08/2014 To- 31/08/2015

All sums are in USD	Limit of Liability	Rate	Annual Premium

(including, in the United States of America, any violation of the Securities Act of 1933 or the Securities Exchange Act of 1934 or any other similar federal or state regulation, rule, or statute) regulating securities which is:

(i) brought by any person or entity alleging, arising out of, based upon or attributable to, in part or in whole, the purchase or sale, or offer or solicitation of an offer to purchase or sell any SECURITIES issued by the COMPANY; or

(ii) brought by a SECURITIES holder of the COMPANY with respect to such security holder's interest in securities issued by such company; or

b) brought derivatively on behalf of the COMPANY by a security holder of such COMPANY.

The foregoing definition of SECURITIES CLAIM shall not include any EMPLOYMENT PRACTICES CLAIM alleging, or arising out of, the loss of, or failure to receive or obtain the benefit of stock or stock options.

3. Exclusions

Section 3, Exclusions, is hereby amended as follows:

a) For the purposes of Coverage C only, the INSURER shall not be liable to make any payment for LOSS in connection with any CLAIM made against an INSURED:

(i) alleging, arising out of, based upon or attributable to any written demand made, or any suit or other pending proceeding, order, decree or judgment entered, against any INSURED on or prior to the CONTINUITY DATE defined herein, or alleging or derived from the same or essentially the same facts,circumstances or situation underlying or alleged therein;

(ii) alleging any WRONGFUL ACT occurring prior to the CONTINUITY DATE, if as of the CONTINUITY DATE any INSURED knew or could have reasonably foreseen that such WRONGFUL ACT could lead to a CLAIM under this policy. loss(es) arising out of the same or related WRONGFUL ACT shall be deemed to arise from the first such same or related WRONGFUL ACT.

b) Exclusion 3.1(i) is deleted in its entirety and replaced by the following:

AIG ISRAEL Insurance Company Ltd. 25 Hasivim St. POB 535, Petach Tikva, Israel 4910001 Tel: 972-3-9272333 Fax: 972-3-9243417 ; www.aig.co.il

AIG

INSURANCE QUOTE PAGE- 12

Proposal No.:4000001309-14
Name: BIO-LIGHT ISRAEL LIFE SCIENCE INVEST
Validity From- 1/08/2014 To- 31/08/2015

All sums are in USD	Limit of Liability	Rate	Annual Premium

(i) the gaining in fact of any profit or advantage to which the INSURED was not legally entitled.

c) The paragraph following exclusion 3.1 is deleted in its entirety and replaced by the following:

For the purposes of determining the applicability of exclusions 3.1(i), (ii) and (iii), the WRONGFUL ACT of any DIRECTOR, OFFICER or employee shall not be imputed to any other DIRECTOR, OFFICER or employee. For the avoidance of doubt, only facts pertaining to and knowledge possessed by any past, present or future chairman of the board, president, chief executive officer, chief operating officer, chief financial officer or General Counsel (or equivalent position) of the COMPANY shall be imputed to the COMPANY. These exclusions shall only apply if it is established through a judgment, or any other final adjudication adverse to the INSURED, or any alternative dispute resolution, or any admission by an INSURED that the relevant conduct did in fact occur;

d) The following exclusion is hereby added to the policy:

The INSURER shall not be liable to make any payment for LOSS in connection with any CLAIM made against any SUBSIDIARY or any INSURED or such SUBSIDIARY alleging a WRONGFUL ACT which occurred while such SUBSIDIARY was not a "SUBSIDIARY" (as defined by this policy) of the POLICYHOLDER.

4. General Provisions

The General Provisions section of the policy is hereby amended as follows:

1. The section of the policy entitled REPRESENTATION AND SEVERABILITY is hereby deleted in its entirety and replaced by the following:

REPRESENTATION AND SEVERABILITY
In granting cover to any one INSURED, the INSURER has relied upon the proposal form, and all statements and particulars therein or therein, together with any attachments, and other information supplied or requested (if, this policy is a renewal of a previous policy(ies) issued by the INSURER, then, regarding this policy, the INSURER is also relying upon all applications, attachments, etc. for such previous

AIG ISRAEL Insurance Company Ltd. 25 Hasivim St. POB 535, Petach Tikva, Israel 4910001 Tel: 972-3-9272333 Fax: 972-3-9243417 ; www.aig.co.il

AIG

INSURANCE QUOTE PAGE- 13

Proposal No.:4000001309-14
Name: BIO-LIGHT ISRAEL LIFE SCIENCE INVEST
Validity From- 1/08/2014 To- 31/08/2015

All sums are in USD	Limit of Liability	Rate	Annual Premium

policy(ies) issued by the INSURER). These statements, particulars, attachments and information are the basis of cover and shall be considered incorporated into and constituting part of this policy.

With respect to statements and particulars in the proposal,no statements made or knowledge possessed by any DIRECTOR, OFFICER or employee of the COMPANY) (other than knowledge or information possessed by the person(s) executing the application) shall be imputed to any other DIRECTOR, OFFICER or employee to determine whether cover is available for any CLAIM made against such other DIRECTOR, OFFICER or employee. For the avoidance of doubt, statements made or knowledge possessed by any past, present or future chairman of the board, president, chief executive officer, chief operating officer, chief financial officer or General Counsel (or equivalent position) of the COMPANY shall be imputed to the COMPANY.

2. The Limit of Liability and Retention provisions of the policy are hereby amended as follows:

(i) Limit of Liability:

General Provision, Limit of Liability, is amended by deleting the first sentence of such clause in its entirety and replacing it with the following:
The limit of liability specified in Item 3 of the Schedule is the total aggregate limit of the INSURER's liability for all LOSS, arising out of all CLAIMS made against all INSUREDS under all insurance covers under this policy and the Company Insurance for SECURITIES CLAIMS provided herein combined.

(ii) Retention:

The Retention provision of the policy is hereby deleted in its entirety and replaced by the following:

RETENTION
The INSURER shall only be liable for the amount of LOSS arising from a CLAIM which is in excess of the RETENTION amount specified in Item 4 of the Schedule with regard to: (i) all LOSS of the COMPANY; and (ii) all LOSS for which the COMPANY has indemnified or is permitted or required to indemnify the INSUREDS.

The retention amount is to be borne by the COMPANY and shall remain uninsured.

AIG ISRAEL Insurance Company Ltd. 25 Hasivim St. POB 535, Petach Tikva, Israel 4910001 Tel: 972-3-9272333 Fax: 972-3-9243417 ; www.aig.co.il

AIG

INSURANCE QUOTE PAGE- 14

Proposal No.:4000001309-14
Name: BIO-LIGHT ISRAEL LIFE SCIENCE INVEST
Validity From- 1/08/2014 To- 31/08/2015

All sums are in USD	Limit of Liability	Rate	Annual Premium

A single retention amount shall apply to LOSS arising from all CLAIMs alleging a SINGLE WRONGFUL ACT. It is agreed that the COMPANY will be conclusively deemed to have indemnified a DIRECTOR OR OFFICER to the maximum extent that the COMPANY is permitted or required to grant such indemnification pursuant to law, common or statutory, or contract, or by the charter of by-laws of the COMPANY, which are hereby deemed to incorporate, for purposes of this policy, the broadest provisions of the law which determines of defines such rights of indemnity.

The schedule is hereby amended as follows:

Schedule

The schedule is hereby amended as follows:

Item 4 of the schedule is hereby amended to include the following additional retention for SECURITIES CLAIMS under Coverage A, B and C:

SECURITIES CLAIM(S):	US$ 35,000
for US/CANADA SEC claims:	US$ 175,000
JUDGMENTS, SETTLEMENTS AND DEFENCE COSTS (Coverage C and all loss of the insureds for which the COMPANY is permitted or required to indemnify)	As specified in the Retention clause of the policy,only one retention shall be applied for LOSS arising from any CLAIM or CLAIMS alleging a SINGLE WRONGFUL ACT.

Item 6 is hereby amended to include the following additional Continuity Date for Coverage C:

CONTINUITY DATE :	
for non US/CANADA SEC claims:	27/12/2005
for US/CANADA SEC claims:	10/01/2014

AIG ISRAEL Insurance Company Ltd. 25 Hasivim St. POB 535, Petach Tikva, Israel 4910001 Tel: 972-3-9272333 Fax: 972-3-9243417 ; www.aig.co.il

AIG

INSURANCE QUOTE PAGE- 15

Proposal No.:4000001309-14
Name: BIO-LIGHT ISRAEL LIFE SCIENCE INVEST
Validity From- 1/08/2014 To- 31/08/2015

All sums are in USD	Limit of Liability	Rate	Annual Premium

Definition 2.22 (iv) - TRANSACTION - is amended to read as follows:
(iv) The insolvency, receivership, bankruptcy, stay of proceeds or liquidation of the POLICYHOLDER.

The following shall be added to Definition 2.6- DIRECTOR AND OFFICER -
DIRECTOR AND OFFICER shall not mean any external auditor or insolvency office holder of a COMPANY.

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED

User:INBAR L. Print:31/07/14 09:42

AIG ISRAEL Insurance Company Ltd. 25 Hasivim St. POB 535, Petach Tikva, Israel 4910001 Tel: 972-3-9272333 Fax: 972-3-9243417 ; www.aig.co.il

Bio-Light Israeli Life Sciences Investments Ltd.
DIRECTORS & OFFICERS LIABILITY SCHEDULE

POLICY NUMBER:	400000130914
POLICYHOLDER:	Bio-Light Israeli Life Sciences Investments Ltd.
POLICYHOLDERADDRESS:	Kiryat Atidim, Building 3, 5th floor Tel-Aviv, 61581 Israel
PERIOD OF INSURANCE:	1st August 2014 to August 31, 2015 both days Inclusive, Local Standard Time at the address stated above
LIMIT OF LIABILITY:	USD 10,000,000
JURISDICTION:	Worldwide including USA/Canada
RETROACTIVE DATE:	20th April 2005

This endorsement effective **1/08/2014** forms a part of policy number **400000130914** issued to **Bio-Light Israeli Life Sciences Investments Ltd** by AIG Israel Insurance Company Ltd

Authorized Endorsement # 1

Directors & Officers Liability Insurance

Landoy Consultants' Amendments and Extensions Endorsement to Corporate Guard (11/2003) Based – modified 9/2007

It is declared and agreed that the Policy is subject to the following amendments and extensions:

1. **Preamble** - the words; "In consideration of the payment of the premium" are deleted and replaced by: "In consideration of the undertaking for the payment the premium".

2. **Insurance Cover:**
The words: "and notified to the Insurer during the Policy Period" in sections A and B are replaced by the following: "and notified to the Insurer pursuing to the terms of the policy".

3. **Definitions:**

3.1. **Definition 2.1 - Associated Company**-will be deleted and replaced by the following: any Organization of which the *Company* owned before, on or after the inception of the policy ownership interest of the Organization's issued and outstanding voting shares either directly or indirectly through one or more of its *subsidiaries*; provided that such Organization is not a *Subsidiary* as defined in the policy.

Definition 2.2 - Claim - will be deleted and replaced by the following:

3.1.1. Section (v) (ii) will be replaced by the following: "in the case of an investigation by the SEC or a similar state or foreign government authority into the affairs of the company and/or such natural person insured, after the service of a subpoena upon such natural person insured.

3.1.2. any written demand or any written notice and/or announcement from any person or organisation that it, in accordance with Insured's discretion, is the intention of the person or organisation to hold an insured responsible for the results of any specified wrongful act;

3.1.3. Any criminal proceedings or prosecution brought against an insured;

3.1.4. Claim will also include arbitration and mediation proceedings with the prior Written consent of the insurer.

Any claim or claims arising outof, based upon or attributable to a single wrongful act shall be considered to be a single claim for the purposes of this policy.

3.2. **Definition 2.3 –Company** - will be deleted and replaced by the following:
"*Company* shall mean the policyholder named in the Schedule and any subsidiary, any subsidiary of subsidiary or affiliated company, division, sector, region, product group or other internal company structure or segment detailed in an organization chart or similar document and which has been granted this status by the *Company*."

3.3. **Definition 2.5 - Defence Costs** – will be deleted and replaced by the following:
"Defence costs means reasonable and necessary fees, costs and expenses incurred with the written consent of the insurer, which shall not be unreasonably withheld or unduly delayed (including premiums for any appeal bond, attachment bond or similar bond, but without obligation to apply for or furnish any bond) resulting solely from the investigation, adjustment, defence and appeal of any claim but shall not include the salary of any insured.

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This endorsement effective **1/08/2014** forms a part of policy number **400000130914** issued to
Bio-Light Israeli Life Sciences Investments Ltd by AIG Israel Insurance Company Ltd

3.4. **<u>Definition 2.6 - Director or Officer</u>** -It is agreed that Definitions 2.6 Director or Officer is amended by adding the following:
"*Directors* and/or *Officers* shall also mean all persons who were, now are, or shall be duly elected or appointed directors and/or officers of the Company and all persons who were, now are, or shall be construed to be Director and/or Officers of the Company within the meaning of any applicable statutes, bylaws, memorandum and articles of association or other law or regulation governing such matters within the jurisdiction of the domicile of the Company: as well as: VP Finance, Chief Financial Officer, Chief Operating Officer, internal auditors, treasurers, controller, company secretary, including but not limited to: president general manager, chief executive officer, deputy general manager, vice general manager, internal legal adviser and any other manager directly subordinate to the president, general manager or chief executive officer, or any person who fulfils one of the said positions in the Company even if his title is different".
Director or Officer shall also mean any employee of the *Company,* but only for a claim or claims alleging wrongful act(s) committed by the employee in a supervisory or managerial capacity and/or any other employee that the management of the respective Company deems to be in managerial or supervisory position, even if his title is different".
With regards to Employment practice Claim only, Insured shall include any past, present and future employee of the *Company.*
The words: "or director in an *outside entity*" shall be added after the words "elected as a director".

3.5. **<u>Definition 2.8 - Employment Practice Claim</u>** - The following words shall be deleted: "provided that the cause of action stipulated in the *claim* does not arise under or derive from infringement of any specific Labor Law, or any stipulation in a group agreement which the *company* is subject to".

3.6. **<u>Definition 2.10 - Insured</u>** – will be deleted and replaced by the following:

3.6.1. The definition of *Insured* is expressly extended to include any person in his capacity as a non salaried *Director* and/or *Officer* of the *Company* and/ or *Outside Entity* in accordance with an agreement between the *Company* or *Outside Entity* and the entity on behalf of the person, that receives the payment for the services of the person under an Invoice. It is also hereby declared and agreed that the Insurer waives right of subrogation against that entity and its employees.

3.6.2. For the purpose of EPL the definition of *Insured* shall be extended to include any past, present or future employee of the company.

3.6.3. In addition, the definition of *Insured* is extended to include any observer (active or otherwise) participating in board meetings of a company as well as in any formal, informal or ad-hoc meeting of directors and/or officers and/or employees of the company.

3.7. **<u>Definition 2.12 Loss</u>**–

3.7.1. The words: "or matters which may be considered uninsurable" shall be deleted and replaced by: "or matters which are uninsurable".

3.7.2. The following words shall be added: "Loss also means punitive and exemplary damages where insurable by law only. It is understood and agreed that the applicable law that most favours such cover shall govern the application of cover for punitive and exemplary damages".

3.7.3. Without derogation from the above, Loss shall also include the following: "Financial obligations imposed on the insured, in favor of a third party in respect of a wrongful act committed while serving in a capacity of a director or officer of the company, including financial obligation imposed on the insured according to the Efficiency of Enforcement Procedures in the Securities Authority Act (legislation amendments), 5771-2011, **<u>as long as the financial obligations are insurable by law</u>**.

3

This endorsement effective **1/08/2014** forms a part of policy number **400000130914** issued to
Bio-Light Israeli Life Sciences Investments Ltd by AIG Israel Insurance Company Ltd

3.8. **Definition 2.21 - Subsidiary** – After sub clause (iii) the following words shall be added: Subsidiary shall also mean any registered partnership where the *Policyholder* or any of its subsidiaries own half or more of the rights prescribed in the subsections above and any partnership listed heron.
In the definition of 'Subsidiary" the words: "or was" shall be added after the words: '"...committed while such company is."
The sentence: "Cover for any Claim against any of the Directors, Officers of any Subsidiary shall apply only for Wrongful Act(s) committed while such Company is a Subsidiary of the Policyholder." is amended by the addition of the words "or was" after the word "is".
The following sentence shall be added after the words "while such Company is a Subsidiary of the Policyholder": However, upon written request by the *Policyholder*, the *Insurer* shall consider, after assessment and evaluation of the increased exposure, granting cover for *Wrongful act(s)* committed prior to the acquisition of the *Subsidiary* by the Policyholder".
It is also agreed that Subsidiaries of Subsidiaries are covered under this policy as Subsidiary.

3.9. **Definition 2.23 - Wrongful Act** - shall read: "Wrongful act means any actual or alleged breach of duty, breach of trust, omission, neglect, error, misstatement, misleading statement, miss-presentation omission, breach of warranty of authority, abuse of authority, breach of contract resulting from any of the above libel, slander, defamation, or other act of the insured, individually or collectively, in their respective capacities as a director or officer of the company or as a director or officer of any outside entity, or any matter claimed against them solely because of their status as a director or officer or employee of the company or an outside entity. "
For the avoidance of any doubt and without derogation from the generality of the above, and only to the extent that such definition does not derogate from the coverage granted by this policy, Wrongful Act shall also include the following:

3.9.1. A breach of duty of care towards the company or any other person;
3.9.2. A breach of fiduciary duty towards the company provided that the insured acted In good faith and had reasonable grounds to believe that such an act should not have prejudice the interests of the company;

4. **Exclusions:**

4.1. **Exclusion 3.4**
4.1.1. Exclusion 3.4 sub-paragraph (iv) shall be replaced as follows:
"(iv) Any claim brought or maintained by a liquidator, receiver trustee or administrative receiver or manager appointed by a state or by a court of law or public authority, either directly or derivatively on behalf of the company without the solicitation, assistance or participation of any insured or the company".
4.1.2. Sub paragraph (v) –the words: "or employee" shall be added after the words: "Director or Officer"
4.1.3. In addition, the following sub-paragraphs (vi, vii) shall be added:
4.1.3.1. "(VI) Claims that are initiated as a result of orders of public authorities or public supervisory bodies.
4.1.3.2. Any claim brought by or with the assistance of any employee of the *Company*, protected as a Whistleblower under the applicable law.

4.2. **Exclusion 3.5**- is amended by adding the following paragraph;
"Furthermore, this Exclusion shall not apply to any *defence costs* of the *Insured* incurred in any investigation, examination inquiry, court of law or other proceeding, provided, however, that *Insurer*'s total aggregate liability in respect of this cover shall not exceed

4

This endorsement effective **1/08/2014** forms a part of policy number **400000130914** issued to
Bio-Light Israeli Life Sciences Investments Ltd by AIG Israel Insurance Company Ltd

10% of the limits of liability (but not less than USD 250,000) for the *policy period* which amount is part of and not in addition to, the limit of liability stated in item 3 of the Schedule".

4.3. **<u>Exclusion 3.8</u>** – The following will be added to the end of this exclusion: "or a Claim for libel or slander"

5. **<u>Extensions:</u>**

5.1. **<u>Extension 4.2– New Subsidiaries</u>**: shall be deleted and replaced by the following:

Cover under this policy is extended to any *subsidiary* which the *policyholder* acquires or creates after the inception date of this policy provided that the *subsidiary:*

(i) Has total gross assets which are less than 30% of the policyholder's assets size as of The inception date of this policy; and
(ii) Does not have any listing of any of its securities in United States of America or Canada.

If a newly acquired or created *subsidiary* fails to meet conditions (i), (ii) cover under this extension shall apply automatically for a period of 60 days from the date the *policyholder* acquires control or holding of such entity provided the *Policyholder* shall submit in writing to the Insurer the particulars of such entity, in any case, prior to the end of the Policy Period At the *policyholder*'s request, cover may be extended for a longer period of time provided that the *policyholder* provides the *Insurer* with sufficient details during such 60 day hold cover period to permit the *Insurer* to assess and evaluate its exposure with respect to such entity and the *policyholder* accepts any consequent amendments to the policy terms and conditions, including payment of any reasonable additional premium required by the *insurer*.

Unless otherwise agreed, cover as is afforded to the *directors*, *officers* or employees of any *subsidiary*by virtue of this extension shall only apply for *Wrongful Act(s)* committed while such company is or was a *subsidiary* of the *policyholder*.

5.2. **<u>Extension 4.3 outside directorships</u>** –

The first paragraph shall read as follows:" Cover includes *Loss* arising from any *Claim* made against any person who was, is or may become, at the specific request or direction or appointment or nomination of the *Company*, a Director. Officer, trustee, governor or equivalent position, in any *Outside Entity* for any *Wrongful Act*, in such a capacity as mentioned above, in the *Outside Entity*."
After the words "specifically excess of any" Shall be added: "collectible".
The rest of the words after: "outside entity" will be deleted.

5.3. **<u>Extension 4.4 – Discovery Period (bilateral – 12 months)</u>**: It is hereby Understood and agreed that extension 4.4 shall be deleted and replaced by the following:
"If the insurer refuses to offer any terms or conditions to renew this policy, or the policyholder refuses to renew this policy, then the policyholder shall have the right to a discovery period of 12 months following the effective date of non-renewal:

(i) Provided the policyholder does not renew or replace this policy or does not purchase, effect or otherwise acquire, any other policy affording *directors* and *officers* liability or similar liability cover; and
(ii) Upon payment of an additional premium of 75% of the full annual premium.

The insured shall be entitled to a 30-day discovery period at no additional premium if this policy is not renewed by the insurer. If the policyholder elects to purchase a discovery period, this 30-day discovery period shall be part of and not in addition to the purchased discovery period.

5

This endorsement effective **1/08/2014** forms a part of policy number **400000130914** issued to
Bio-Light Israeli Life Sciences Investments Ltd by AIG Israel Insurance Company Ltd

To purchase the discovery period, the policyholder must request its purchase in writing within 15 days of the termination date of the policy and must tender the additional premium within 30 days of the termination date. The additional premium is not refundable and the discovery period is not cancellable.
If a transaction takes place, then the policyholder shall not have the right to purchase a discovery period as set out above. However, the policyholder shall have the right within 30 days of the end of the policy period to request an offer from the insurer of a discovery period of up to 72 months. The insurer shall have the right but not the duty to offer a discovery period with terms, conditions and premium as the insurer may reasonably decide. No discovery period of any length is available in the event of this policy being cancelled due to nonpayment of premium."

5.4. **Extension 4.7 - Crisis Communication Cover:** The following clause shall be added:
"If the *company* reasonably considers that urgent action is needed in order to avert or mitigate a loss for which coverage would apply, the *company* shall be entitled to employ the services of a Public Relations Consultancy for that purpose provided that notification has been given to the insurer so that the insurer have given their written agreement that coverage applies and this shall be deemed to be sufficient notice to *insurer* provided that written notice of the claim or circumstances which may give rise to a claim together with details of any action taken or to be taken by or in conjunction with the Public Relations Consultancy is given to the insurer as soon as is reasonably practicable and in any event within 30 days of the company first becoming aware of the matter. Any fees or costs reasonably incurred by the company for the employment of the Public Relations Consultancy are given to the insurer as soon as is reasonably practicable and in any event within 30 days of the company first becoming aware of the matter. Any fees or costs reasonably incurred by the company for the employment of the Public Relations Consultancy will be reimbursed by the insurer subject to a maximum limit of USD100, 000 for any one claim and in the aggregate for all claims."

5.5. **Extension 4.8 - Risk Management Extension**: The following clause shall be added:
"The *Directors* and *Officers* shall be entitled to request advice from the *insurer* upon giving notice of any circumstances which in their opinion might subsequently give rise to a claim for which coverage would apply, as to their legal position and any steps which may be appropriate to avert or minimize the risk of such a claim. The insurers agree to bear the cost of obtaining advice in relation to any such circumstances up to limit of USD25,000 per *director* or *officer* any one request and in the aggregate and USD100,000 in the aggregate for all requests made under this provision. Any costs borne by the *insurer* under this provision will be paid separately from any payment which may become due hereunder upon a claim being made in respect of such circumstances and insurers retain the right to appoint or approve any lawyers or other advisors from whom advice is to be taken."

5.6. **Extension 4.5 - Retired Directors and Officers** – It is hereby Understood and agreed that extension 4.5 shall be deleted and replaced by the following:
"If the policyholder does not renew or replace this policy with any other policy affording *directors* and *officers* liability or similar liability cover and a discovery period is not elected under extension 4.4 of the Policy, an unlimited *discovery period* after the date of such non-renewal will be provided under this policy during which time written notice may be given to the *insurer* of any claim first made against any *director*, *officer* or employee of the *company* who retired before the date of non-renewal and which *claim* is otherwise covered by this policy. This extension is not available in the event of a transaction.

6. **General Provisions**:

6.1. **General provisions 5.6 - Advancement of Costs**: The following paragraphs shall be added in the end of the section 5.6:

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This endorsement effective **1/08/2014** forms a part of policy number **400000130914** issued to
Bio-Light Israeli Life Sciences Investments Ltd by AIG Israel Insurance Company Ltd

"Notwithstanding Exclusion 3.1 (iii), in the event of any allegation, of dishonesty or fraud or of criminal act is made against the insured, the cost, charges and expenses reasonably incurred, by the insured and advanced by the insurer, will be repayable in the event that the insured plead guilty or found guilty in an offense which requires proof of criminal intent or found liable of any dishonesty or fraudulent act.
It is understood and agreed that, the appointment of a law-firm, which will represent the insured, in all procedures of a claim, will be mutually agreed upon, between the insured and the insurer. The cost of a law-firm appointed by the insurers will be advanced directly to the law-firm.

6.2. **Expert witnesses**:
It is understood and agreed, that in the event that the appointed law firm, will decided, that the services of expert witnesses are required, in order to contest a claim, the costs and or fees of the said expert witness will born by the insurers.

6.3. **General provisions 5.7- "How Defense will be conducted:"** will be added as follows: "It is understood and agreed that any legal procedure that will be taken by the law firm, that will be appointed by the insurers, for the purpose of represent the insured and the insurers, in the defense of any claim including but not limited to a settlement agreement, will be mutually agreed upon between the insured and the insurers. In the absence of agreement, the procedures to be taken is to be determined by a member of the bar council or local equivalent to be mutually agreed upon by the insurer and the directors and officers or in the default of such agreement, to be determined by the chairman of the bar council or local equivalent. It is further understood and agreed that in the event of conflict of interests between the respective insured's and /or the company, than as may be reasonably required and subject to the insurer's prior consent, which will not be un-reasonably withheld, separate lawyers will be appointed, in order to protect their respective interests.
Should there appear to be a conflict of interest between the respective insured and/or the *Company*, then as may be reasonably required separate lawyers may be appointed to protect their respective interests.
Should there appear a dispute relating the question whether there is a "conflict of interest" between the respective insured's and/or the company, that dispute shall be determined by a single arbitrator, who will be selected and appointed by agreement of the parties within seven days from the day in which one of the parties demands his appointment. If the parties are unable to agree upon an arbitrator within this period, the arbitrator shall be appointed by the President of the Israel Bar Association at the request of any party hereto. The arbitration shall be conducted in Tel Aviv, Israel in accordance with the provisions of the Israeli Arbitration Law, 5728-1968, and its appendices."

6.4. **General provisions 5.8 - Allocation** -After the last sentence at paragraph iii, the following sentence shall be added; "in the absence of agreement, such allocation is determined by a member of the Bar Council or local equivalent to be mutually agreed upon by the then *Insurer* and the *Director* and *Officer* or in default of such agreement to be nominated by the Chairman of the Bar Council or local equivalent. Such determination will be based upon the written submissions of the INSURER and the DIRECTORS AND OFFICERS and will be final and binding.

6.5. **General provisions 5.9 - Cancellation Clause** – notwithstanding the cancellation clause, Insurer will not cancel the policy for any reason, other than non-payment of premium. However this clause should not be construed to erode the insurer's rights under articles 6(c) and 17(b) 3 of the Insurance Contract law 5741-1981.

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This endorsement effective **1/08/2014** forms a part of policy number **400000130914** issued to
Bio-Light Israeli Life Sciences Investments Ltd by AIG Israel Insurance Company Ltd

6.6. **General provisions 5.10 - Subrogation** - No rights of subrogation shall apply against any Director, Officer and employees of the Company, unless fraudulent or malicious conduct on their part is established.

6.7. **General provisions 5.14 – *Jurisdiction and governing Law*-** the following provision shall be added: However, for the avoidance of doubt it is agreed that the liability of the insured shall be determined in accordance with the applicable law of the jurisdiction wherein the *claim* arises or is filed.

6.8. **General provisions 5.16 - *Recklessness*-** the following provision shall be added to this policy: The insurer shall not contend that a Wrongful act was committed recklessly by an insured unless it has been determined that the act was indeed recklessly. This provision shall only apply in respect of Jurisdiction in which Recklessness is uninsurable by law.

All other terms and conditions remain unaltered.

AUTHORIZED REPRESENTATIVE

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This endorsement effective **1/08/2014** forms a part of policy number **400000130914** issued to **Bio-Light Israeli Life Sciences Investments Ltd** by AIG Israel Insurance Company Ltd

Authorized Endorsement # 2

Special excess protection for non-executive directors

The *insurer* shall pay the *non-indemnifiable loss* of each and every *non-executive director,* up to the per non-executive director special excess limit of USD 150,000, when:

i. the limit of liability;

ii. all other applicable management liability insurance, whether specifically written as excess over the limit of liability of this policy or otherwise; and

iii. all other indemnification for loss available to any non-executive director,

have all been exhausted.

The *insurer's* liability under this Endorsement for all *non-executive directors* is subject to the *non-executive director special excess aggregate limit* of USD 1,000,000.

The following Definitions are added to the policy wording in respect of this endorsement:

Non-Executive Director
any natural person who at the inception of the *policy period* serves, or during the *policy period* begins serving as a director of the *company* and who is not an employee of the *company.*

Non-Indemnifiable Loss
loss of an *insured person* that a *company* is unable to indemnify due to legislative prohibition or *insolvency.*

ALL OTHER TERMS AND CONDITIONS UNCHANGED

AUTHORIZED REPRESENTATIVE

9

BioLight Israeli Life Sciences Investments Ltd.

To
James Jian Yuan Zhang

Re: Letter of Indemnification for Involvement in an Administrative Enforcement Proceeding

WHEREAS Pursuant to Section 136 of the Articles of Association of BioLight Israeli Life Sciences Investments Ltd. (the **"Company"**), the Company may provide an undertaking in advance to indemnify an officer in the Company, in accordance with the conditions set forth in the Articles of Association and the provisions of the Companies Law, 5759-1999; and

WHEREAS The Company has resolved the resolutions required under any law for granting an undertaking in advance to indemnify officers of the Company, in accordance with this Letter of Indemnification; and

WHEREAS You serve as an officer of the Company;

Therefore, the Company hereby undertakes towards you as follows:

1. **Preamble, Titles and Definitions**

1.1. The preamble of this Letter of Indemnification constitutes an integral part hereof.

1.2. The titles in this Letter of Indemnification are provided for the purpose of convenience alone and shall not serve for the purpose of interpretation of this Letter of Indemnification or any of its provisions.

1.3. Within this Letter of Indemnification, the following terms shall have the definitions listed beside them:

"Companies Law" –	The Companies Law, 5759-1999, as amended from time to time.
"Officer" –	As defined in the Companies Law, including any employee to which the Company shall decide to provide a letter of Indemnification.
"Action or any derivate therefrom " –	As defined in the Companies Law.
"The Articles of Association" –	The Articles of Association of the Company as in effect from the date on which this Letter of Indemnification is provided.

2. **Undertaking to Indemnification**

The Company hereby undertakes to indemnify you, subject to the provisions of any law that cannot be stipulated upon and subject to the provisions of this Letter of Indemnity, for any financial debt imposed on your in an administrative enforcement proceeding in favor of a victim of the breach as stated in Section 52(54)(a)(1)(a) of the Securities Law and/or due to expenses incurred or that you will incur in connection with an

- 2 -

administrative enforcement proceeding held in your matter, including reasonable litigation expenses, including attorney fees, following one or more of the actions that you performed and/or a derivate therefrom by virtue of your position and/or your former position as officer and/or employee of the Company and/or by virtue of your position on behalf of the Company in subsidiaries and/or affiliates of the Company (including actions performed by you before the date of this Letter of Indemnity).

The indemnification undertaking as stated above is limited to the event and/or action for which indemnity may be provided under the Law for Streamlining Enforcement Proceedings in the Securities Authorities (Legislative Amendments), 5771-2011, provided that the maximum amount of the indemnification will not exceed the amount set forth in Section 4 below.

3. **Exclusions**

The indemnification will not apply in any of the cases set forth below:

3.1. A breach of a fiduciary duty vis-à-vis the Company or another entity, excluding a breach of a fiduciary duty performed in good faith for which you had a reasonable basis to assume that the action would not harm the interests of the Company or the other entity.

3.2. A breach of a duty of care, performed intentionally or recklessly, excluding if performed with negligence alone.

3.3. An action with intent to derive unlawful personal profit.

3.4. A sanction or fine that you are charged.

3.5. A claim (including a counter-claim of the Company following a claim filed by an officer against the Company) that the Company won against the officer.

4. **Indemnification Amount**

The aggregate indemnification amount that the Company will pay for each officer of the Company under letters of indemnity issued and/or that will be issued by the Company for their involvement in an administrative enforcement proceeding as stated in Section 2 above will not exceed an amount equal to 25% of the equity of the Company based on the most recent annual financial statements of the Company, as of the actual indemnification date (the "**Maximum Indemnification Amount**").

It is hereby clarified that the payment of the indemnification amount under this Letter of Indemnification will not harm your right to receive insurance payments for types of events set forth in the Letter of Indemnification that are insured by an insurance company, as received by the Company for you, if any, in the framework of the Company's officer liability insurance, subject to the provisions of Section 6.6 below.

In the event that the total indemnification payments that the Company is required to pay on any date, in addition to the total indemnification payments paid thereby by the same date pursuant to letters of Indemnification for involvement of officers in an

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administrative enforcement proceeding, exceeds the Maximum Indemnification Amount, the Maximum Indemnification Amount or the balance thereof, as applicable, will be divided between officers that are eligible for indemnification as stated and that was not yet paid thereto by the same date, such that the indemnification amount actually received by each of the aforesaid officers will be calculated based on the ratio between the indemnification amount that is owed to each of the officers for their involvement in theadministrative enforcement proceeding and between the aggregate indemnification amount that is owed to each of the aforesaid officers on the same date for the indemnification demands issued to the Company for their involvement in theadministrative enforcement proceeding .

In the event that the Company pays indemnification amounts to officers of the Company for their involvement in an administrative enforcement proceeding in the amount of the Maximum Indemnification Amount, the Company will not bear additional indemnification amounts unless the increase of the Maximum Indemnification Amount is approved by the competent organs of the Company.

5. **Advances and Interim Payments**

Upon the occurrence of an event for which you are entitled to indemnification under this Letter, the Company will provide you with the amounts that you require to cover expenses and other payments involved in handling any administrative enforcement proceeding against you that is related to the same event, such that you will not be required to finance them independently, all subject to the provisions of this Letter of Indemnification.

In the event that the Company pays you, or pays in your place, any amounts in the framework of this Letter of Indemnification in connection with an administrative enforcement proceeding as stated, and it is thereafter determined that you are not entitled to indemnification from the Company for the same amounts under the provisions of the law or this Letter of Indemnification, the provisions of Section 6.6 below will apply to the same amounts.

As part of the Company's undertaking as stated above, the Company will provide securities required or guarantees that the officer will be required to provide under interim decisions of a court, administrative authority or arbitrator, including for the replacement of attachments imposed on assets of the officer, provided that the total securities (including forfeited securities), in addition to the amounts received / that will be received by an officer under this Letter of Indemnification, will not exceed the amounts set forth in this Letter of Indemnification.

6. **Terms of the Indemnification**

Without derogating from the above, the provision of the indemnification under this Letter of Indemnification is subject to the following terms:

6.1. You are required to notify the Company in writing of any administrative enforcement proceeding initiated against you or any concern or threat of a proceeding as stated being initiated in connection with any event for which the indemnification may apply, immediately after being first made aware thereof. Additionally, you are required to immediately transfer to the Company and/or any

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party of which it shall inform you, any document provided to you and/or in your possession in connection with the same administrative enforcement proceeding.

6.2. Legal Handling

The Company may, but is not required to, participate and/or undertake handling the administrative enforcement proceeding and/or transfer the handling thereof to any attorney selected by the Company for the same purpose (other than an attorney who you reject for reasonable reasons), at its expense and responsibility. If within 15 days from the receipt of your notice as stated in Section 6.1 above, the Company does not undertake to handle the administrative enforcement proceeding or if you object to representation by the attorney as stated for reasonable reasons, you may select an attorney to handle the administrative enforcement proceeding, and the Company will indemnify you for the legal fees of the other attorney, provided that the Company believes that the same amount is reasonable under the circumstances.

In the event that the Company undertook to handle the administrative enforcement proceeding, the Company will not be required to pay you indemnification for litigation expenses incurred with respect to managing the proceeding.

The Company and/or the attorney as stated will act in order to conclude the aforesaid administrative enforcement proceeding. An attorney appointed by the Company will owe a duty of loyalty to the Company and to you. In the event that a conflict of interests arises between you and the Company in your defense in the administrative enforcement proceeding, you will inform the attorney thereof, and may appoint an attorney on your behalf to handle your defense, and the provisions of this Letter of Indemnification will apply to expenses that you incur in the appointment of an attorney as stated.

The Company may not conclude the administrative enforcement proceeding proceeding by way of settlement and/or arrangement as a result of which you are not indemnified under this Letter of Indemnification and/or that prevents your entitlement for payments in the framework of the Company's officer insurance policy acquired, if any, by the Company, without your prior written consent thereto. Additionally, the Company may not transmit the dispute at the subject of the administrative enforcement proceeding for a decision by way of arbitration, settlement or mediation without your prior written consent, provided that you do not refuse to provide consent as stated other than for reasonable reasons provided to the Company in writing.

Notwithstanding the above, the Company may not conclude a administrative enforcement proceeding as stated by way of settlement and/or an arrangement and/or conclude the dispute at the subject of the administrative enforcement proceeding by way of arbitration, settlement or mediation in the event in which the administrative enforcement proceeding includes criminal charges against you, unless your provide your prior written consent thereto, at your exclusive discretion and without requiring you to explain your opposition.

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6.3. Cooperation

You are required to fully cooperate with the Company and its legal counsel, and provide them with or sign any document required for the purpose of handling the legal proceeding and your representation with respect thereto.

Additionally, you are required to uphold all of the instructions for insured parties under any policy for officer liability of the Company and/or in which you engage, that is reasonably required of you in the framework of the treatment in connection with the legal proceeding, provided that the Company or the insurance company ensures that your expenses involved in the same are covered, such that you are not required to pay them independently and subject to the provisions of this Letter of Indemnification.

6.4. Coverage of Charges and Expenses

Whether the Company exercises its right as stated in Section 6.2 above or otherwise, the Company will ensure to cover all of the charges and expenses set forth in Section 2 above, such that you will not be required to pay or finance them on your own, without derogating from the indemnification to which you are entitled under this Letter of Indemnification.

6.5. Non-Application of Indemnification in Settlement of Admission

Indemnification in connection with an administrative enforcement proceeding against you, as stated in this Letter of Indemnification, will not apply with respect to any amount owed from you to a plaintiff in the event of a settlement or arbitration, unless the Company has agreed to the same settlement or arbitration, as applicable, in advance and in writing, and the Company will not refrain from providing its consent other than for reasonable reasons.

Additionally, if relevant, the indemnification will not apply in the case in which you provided an admission in a criminal charge for an offense that does not require proof of *mens rea*, unless the Company provided its prior written consent to your admission.

6.6. Indemnification in the event of Indemnification or Insurance from a Third Party

The Company will not be required to pay, under this Letter of Indemnification, amounts for any event if the said amounts were paid to you or in your place in the framework of the Company's officer liability insurance policy or in the framework of indemnification provided to you by a third party that is not the Company, but only in the case in which the amount received from the insurer or third party as stated does not cover an expense or charge to which you are subject as stated. In such a case, the Company undertakes to pay only the difference between the amount of the charge or expense to which you are subject as stated in Section 2 above, and between the amount received by the insurer or any third party, provided that the indemnification amount that the Company is charged does not exceed the Maximum Indemnification Amount. For the avoidance of doubt, it is hereby clarified that this indemnification undertakes does not constitute an agreement in favor of a third party, and the insurer will not have the right to demand participation from the Company for payment that the insurer is

- 6 -

required to make to the insured party, if any, under an insurance policy, excluding a deductible set forth in the policy as stated.

6.7. Payment of the Indemnification

Upon you request for any payment in accordance with this Letter of Indemnification, the Company will take all of the actions required for payment thereof, and will act to receive all of the approvals required under any law in connection therewith, if required. If approval for any payment is required, and approval as stated is not received for any reason, the payment as stated will be subject to approval of the court, and the Company will act to obtain said approval.

6.8. Return of Indemnification Amounts Paid

In the event in which the Company paid to you or in your place any amounts in the framework of this Letter of Indemnification, and thereafter it is discovered that you are not entitled to indemnification from the Company for the same amounts, the amounts will be considered a loan provided to you, and you will be required to return the same amounts in addition to interest and linkage differentials in the minimum amount set forth by law.

In the event in which it is discovered that the charge for which the Company paid indemnification amounts is cancelled or its amount is lowered for any reason, you are required to assign all of yours rights to return the aforesaid amount and perform all of the actions required in order for the same assignment to be effective. In the event that you fail to do so, you are required to return the aforesaid amounts to the Company in addition to interest and linkage differentials in the amount and for the period for which you are entitled to receive the same amount from the plaintiff.

7. **Term of the Indemnification**

The undertaking of the Company under this Letter of Indemnification will remain for your credit and/or the credit of your estate without limitation in time, even after the termination of your service as an officer of the Company and/or your employment by the Company, as applicable, provided that the actions for which the indemnification is provided to you were performed during the term of your service at the Company as an officer and/or your employment by the Company, regardless of the date of discovery of the event for which you were entitled to indemnification under this document.

8. **Miscellaneous**

8.1. This Letter of Indemnity is in addition to and will not replace any previous Letter of Indemnity provided to you, if any.

8.2. The Company may, at its exclusive discretion and at any time, terminate its indemnification undertaking under this document or change any of its terms, including the Maximum Indemnification Amount, types of events to which it applies and the like, insofar as it relates to events that occur after the date of the change, provided that prior written notice is provided to officers of the intent as stated at least 30 days before the date on which the aforesaid decisions enters into force. For the avoidance of any doubt, it is hereby clarified that any such decision

- 7 -

that may worsen the terms of this undertaking or terminate it will not have retroactive application and the Letter of Indemnification before its change or termination, as applicable, will continue to apply and be in effect for all intents and purposes with respect to any event that occurred before the change or termination, even if the date of the discovery of an event as stated occurs after the change or termination of the Letter of Indemnification.

8.3. The undertakings of the Company under this Letter of Indemnification will be interpreted broadly and in a manner enabling their fulfillment, to the extent permitted by law, for the purpose for which it was intended. In the event of a conflict between any provision of this Letter of Indemnification and the provisions of any law that cannot be conditioned upon, the provisions of the aforesaid law will prevail, but the above will not harm or derogate from the validity of the other provisions of this Letter of Indemnification.

8.4. This Letter of Indemnification will not derogate from the Company's right to decide to retroactively indemnify under the provisions of the law.

8.5. This Letter of Indemnification will enter into force upon the delivery to the Company of this Letter of Indemnification, when signed by you in the place designated for your signature.

8.6. For the avoidance of doubt, it is hereby clarified that this Letter of Indemnification does not constitute an agreement in favor of a third party and cannot be transferred and/or assigned.

8.7. No waiver, delay, inactive on time or extension by the Company or by you will be interpreted under any circumstances as a waiver of its rights under this Letter of Indemnification and under any law, and will not prevent the same party from taking all of the legal and other actions required for the realization of its rights as stated.

8.8. The Addendum to this Letter of Indemnification constitutes an integral part hereof.

8.9. The law applicable to this Letter of Indemnification is the law of the State of Israel and the competent courts of Tel Aviv have the exclusive jurisdiction to hear disputes arising from the application of this Agreement.

In witness whereof, the Company affixes its signature on [illegible] 18, 2015.

/s/ Suzana Nahum Zilberberg /s/ Itai Bar-Natan

BioLight Israeli Life Sciences Investments Ltd.

I hereby confirm receipt of this Letter of Indemnification, and undertake to act in accordance with its provisions, including the provisions of Section 6 above.

/s/ James Jian Yuan Zhang
James Jian Yuan Zhang

BioLight Israeli Life Sciences Investments Ltd.

To
James Jian Yuan Zhang

Re: Letter of Indemnification

WHEREAS Pursuant to Section 136 of the Articles of Association of BioLight Israeli Life Sciences Investments Ltd. (the **"Company"**), the Company may provide an undertaking in advance to indemnify an officer in the Company, in accordance with the conditions set forth in the Articles of Association and the provisions of the Companies Law, 5759-1999; and

WHEREAS The Company has resolved the resolutions required under any law for granting an undertaking in advance to indemnify officers of the Company, in accordance with this Letter of Indemnification; and

WHEREAS You serve as an officer of the Company;

Therefore, the Company hereby undertakes towards you as follows:

1. **Preamble, Titles and Definitions**

1.1. The preamble of this Letter of Indemnification constitutes an integral part hereof.

1.2. The titles in this Letter of Indemnification are provided for the purpose of convenience alone and shall not serve for the purpose of interpretation of this Letter of Indemnification or any of its provisions.

1.3. Within this Letter of Indemnification, the following terms shall have the definitions listed beside them:

"Companies Law" –	The Companies Law, 5759-1999, as amended from time to time.
"Officer" –	As defined in the Companies Law, including any employee to which the Company shall decide to provide a letter of Indemnification.
"Action" –	As defined in the Companies Law.
"The Articles of Association" –	The Articles of Association of the Company as in effect from the date on which this Letter of Indemnification is provided.

- 2 -

2. **Undertaking to Indemnification**

The Company hereby undertakings to indemnify you, pursuant to the provisions of any law which may not be conditioned upon, and pursuant to the provisions of this Letter of Indemnification, for any debt or expense as set forth in paragraphs (A), (B) and (C) below, that was/shall be placed on you or that you shall incur due to an action that you performed in your capacity as an officer of the Company and/or in the capacity of your position on behalf of the Company in the subsidiaries and/or affiliated companies of the Company (including actions performed by you prior to the date of this Letter of Indemnification):

(A) A financial debt placed upon you for the benefit of another person due to a judgment, including a judgment granted within a settlement or an arbitration ruling approved by the court.

(B) Reasonable litigation expenses, including attorneys' fees, that you incurred due to an investigation or proceeding conducted against you by an authority authorized to conduct such an investigation or proceeding, and that is concluded without an indictment being filed against you and without a financial sanction being placed on you in lieu of a criminal proceeding, or that will conclude without an indictment being filed but with the placement of a financial sanction in lieu of a criminal proceeding for a crime that does require evidence of *mens rea*. In this paragraph, "the conclusion of a proceeding without an indictment being filed in a matter in which a criminal investigation was initiated" and "a financial sanction in lieu of a criminal proceeding" are as defined in Section 260(a)(1a) of the Companies Law.

(C) Reasonable litigation expenses, including attorney's fees incurred or that you are charged by a court, in a proceeding filed against you by the Company or on its behalf or by another person or in a criminal indictment from which you are acquitted or a criminal charge in which you are charged with an offense that does not require proof of *Criminal Intent*.

The undertaking to provide indemnification as stated in subsection (a) above is limited to the types of events set forth in the addendum to this Letter of Indemnification (the "**Addendum**"), which, in the opinion of the Company's board of directors, may be anticipated, or any part thereof, provided that the Maximum Indemnification Amount does not exceed the amount set forth in Section 4 below.

3. **Exclusions**

The indemnification will not apply in any of the cases set forth below:

3.1. A breach of a fiduciary duty vis-à-vis the Company or another entity, excluding a breach of a fiduciary duty performed in good faith for which you had a reasonable basis to assume that the action would not harm the interests of the Company or the other entity.

- 3 -

3.2. A breach of a duty of care, performed intentionally or recklessly, excluding if performed with negligence alone.

3.3. An action with intent to derive unlawful personal profit.

3.4. A sanction or fine that you are charged.

3.5. A claim (including a counter-claim of the Company following a claim filed by an officer against the Company) that the Company won against the officer.

4. **Indemnification Amount**

The aggregate indemnification amount that the Company will pay for each of the officers of the Company under letters of Indemnification issued and/or that will be issued by the Company will not exceed USD 10 million or an amount equivalent to 25% of the Company's equity pursuant to the most recent annual financial statements of the Company as of the actual indemnification date, whichever is higher (the "**Maximum Indemnification Amount**").

It is hereby clarified that the payment of the indemnification amount under this Letter of Indemnification will not harm your right to receive insurance payments for types of events set forth in the Letter of Indemnification that are insured by an insurance company, as received by the Company for you, if any, in the framework of the Company's officer liability insurance, subject to the provisions of Section 6.6 below.

In the event that the total indemnification payments that the Company is required to pay on any date, in addition to the total indemnification payments paid thereby by the same date pursuant to letters of Indemnification, exceeds the Maximum Indemnification Amount, the Maximum Indemnification Amount or the balance thereof, as applicable, will be divided between officers that are eligible for indemnification as stated and that was not yet paid thereto by the same date, such that the indemnification amount actually received by each of the aforesaid officers will be calculated based on the ratio between the indemnification amount that is owed to each of the officers and between the aggregate indemnification amount that is owed to each of the aforesaid officers on the same date for the indemnification demands issued to the Company.

In the event that the Company pays indemnification amounts to officers of the Company in the amount of the Maximum Indemnification Amount, the Company will not bear additional indemnification amounts unless the increase of the Maximum Indemnification Amount is approved by the competent organs of the Company.

5. **Advances and Interim Payments**

Upon the occurrence of an event for which you are entitled to indemnification under this Letter, the Company will provide you with the amounts that you require to cover expenses and other payments involved in handling any legal

- 4 -

matter against you that is related to the same event, such that you will not be required to finance them independently, all subject to the provisions of this Letter of Indemnification.

In the event that the Company pays you, or pays in your place, any amounts in the framework of this Letter of Indemnification in connection with a legal proceeding as stated, and it is thereafter determined that you are not entitled to indemnification from the Company for the same amounts under the provisions of the law or this Letter of Indemnification, the provisions of Section 6.6 below will apply to the same amounts.

As part of the Company's undertaking as stated above, the Company will provide securities required or guarantees that the officer will be required to provide under interim decisions of a court or arbitrator, including for the replacement of attachments imposed on assets of the officer, provided that the total securities (including forfeited securities), in addition to the amounts received / that will be received by an officer under this Letter of Indemnification, will not exceed the amounts set forth in this Letter of Indemnification.

6. **Terms of the Indemnification**

Without derogating from the above, the provision of the indemnification under this Letter of Indemnification is subject to the following terms:

6.1. You are required to notify the Company in writing of any legal proceeding initiated against you or any concern or threat of a proceeding as stated being initiated in connection with any event for which the indemnification may apply (hereinafter: a "**Legal Proceeding**"), immediately after being first made aware thereof. Additionally, you are required to immediately transfer to the Company and/or any party of which it shall inform you, any document provided to you and/or in your possession in connection with the same legal proceeding.

6.2. Legal Handling

The Company may, but is not required to, participate and/or undertake handling the legal proceeding and/or transfer the handling thereof to any attorney selected by the Company for the same purpose (other than an attorney who you reject for reasonable reasons), at its expense and responsibility. If within 15 days from the receipt of your notice as stated in Section 6.1 above, the Company does not undertake to handle the legal proceeding or if you object to representation by the attorney as stated for reasonable reasons, you may select an attorney to handle the legal proceeding, and the Company will indemnify you for the legal fees of the other attorney, provided that the Company believes that the same amount is reasonable under the circumstances.

- 5 -

In the event that the Company undertook to handle the legal proceeding, the Company will not be required to pay you indemnification for litigation expenses incurred with respect to managing the legal defense.

The Company and/or the attorney as stated will act in order to conclude the aforesaid legal proceeding. An attorney appointed by the Company will owe a duty of loyalty to the Company and to you. In the event that a conflict of interests arises between you and the Company in your defense in a legal proceeding, you will inform the attorney thereof, and may appoint an attorney on your behalf to handle your defense, and the provisions of this Letter of Indemnification will apply to expenses that you incur in the appointment of an attorney as stated.

The Company may not conclude the legal proceeding by way of settlement and/or arrangement as a result of which you are not indemnified under this Letter of Indemnification and/or that prevents your entitlement for payments in the framework of the Company's officer insurance policy acquired, if any, by the Company, without your prior written consent thereto. Additionally, the Company may not transmit the dispute at the subject of the legal proceeding for a decision by way of arbitration, settlement or mediation without your prior written consent, provided that you do not refuse to provide consent as stated other than for reasonable reasons provided to the Company in writing.

Notwithstanding the above, the Company may not conclude a legal proceeding as stated by way of settlement and/or an arrangement and/or conclude the dispute at the subject of the legal proceeding by way of arbitration, settlement or mediation in the event in which the legal proceeding includes criminal charges against you, unless your provide your prior written consent thereto, at your exclusive discretion and without requiring you to explain your opposition.

6.3. Cooperation

You are required to fully cooperate with the Company and its legal counsel, and provide them with or sign any document required for the purpose of handling the legal proceeding and your representation with respect thereto.

Additionally, you are required to uphold all of the instructions for insured parties under any policy for officer liability of the Company and/or in which you engage, that is reasonably required of you in the framework of the treatment in connection with the legal proceeding, provided that the Company or the insurance company ensures that your expenses involved in the same are covered, such that you are not required to pay them independently and subject to the provisions of this Letter of Indemnification.

- 6 -

6.4. Coverage of Charges and Expenses

Whether the Company exercises its right as stated in Section 6.2 above or otherwise, the Company will ensure to cover all of the charges and expenses set forth in Section 2 above, such that you will not be required to pay or finance them on your own, without derogating from the indemnification to which you are entitled under this Letter of Indemnification.

6.5. Non-Application of Indemnification in Settlement of Admission

Indemnification in connection with a legal proceeding against you, as stated in this Letter of Indemnification, will not apply with respect to any amount owed from you to a plaintiff in the event of a settlement or arbitration, unless the Company has agreed to the same settlement or arbitration, as applicable, in advance and in writing, and the Company will not refrain from providing its consent other than for reasonable reasons.

Additionally, the indemnification will not apply in the case in which you provided an admission in a criminal charge for an offense that does not require proof of *mens rea*, unless the Company provided its prior written consent to your admission.

6.6. Indemnification in the event of Indemnification or Insurance from a Third Party

The Company will not be required to pay, under this Letter of Indemnification, amounts for any event if the said amounts were paid to you or in your place in the framework of the Company's officer liability insurance policy or in the framework of indemnification provided to you by a third party that is not the Company, but only in the case in which the amount received from the insurer or third party as stated does not cover an expense or charge to which you are subject as stated. In such a case, the Company undertakes to pay only the difference between the amount of the charge or expense to which you are subject as stated in Section 2 above, and between the amount received by the insurer or any third party, provided that the indemnification amount that the Company is charged does not exceed the Maximum Indemnification Amount. For the avoidance of doubt, it is hereby clarified that this indemnification undertakes does not constitute an agreement in favor of a third party, and the insurer will not have the right to demand participation from the Company for payment that the insurer is required to make to the insured party, if any, under an insurance policy, excluding a deductible set forth in the policy as stated.

6.7. Payment of the Indemnification

Upon you request for any payment in accordance with this Letter of Indemnification, the Company will take all of the actions required for payment thereof, and will act to receive all of the approvals required under

- 7 -

any law in connection therewith, if required. If approval for any payment is required, and approval as stated is not received for any reason, the payment as stated will be subject to approval of the court, and the Company will act to obtain said approval.

6.8. Return of Indemnification Amounts Paid

In the event in which the Company paid to you or in your place any amounts in the framework of this Letter of Indemnification, and thereafter it is discovered that you are not entitled to indemnification from the Company for the same amounts, the amounts will be considered a loan provided to you, and you will be required to return the same amounts in addition to interest and linkage differentials in the minimum amount set forth by law.

In the event in which it is discovered that the charge for which the Company paid indemnification amounts is cancelled or its amount is lowered for any reason, you are required to assign all of yours rights to return the aforesaid amount and perform all of the actions required in order for the same assignment to be effective. In the event that you fail to do so, you are required to return the aforesaid amounts to the Company in addition to interest and linkage differentials in the amount and for the period for which you are entitled to receive the same amount from the plaintiff.

7. **Term of the Indemnification**

The undertaking of the Company under this Letter of Indemnification will remain for your credit and/or the credit of your estate without limitation in time, even after the termination of your service as an officer of the Company and/or your employment by the Company, as applicable, provided that the actions for which the indemnification is provided to you were performed during the term of your service at the Company as an officer and/or your employment by the Company, regardless of the date of discovery of the event for which you were entitled to indemnification under this document.

8. **Miscellaneous**

8.1. The Company may, at its exclusive discretion and at any time, terminate its indemnification undertaking under this document or change any of its terms, including the Maximum Indemnification Amount, types of events to which it applies and the like, insofar as it relates to events that occur after the date of the change, provided that prior written notice is provided to officers of the intent as stated at least 30 days before the date on which the aforesaid decisions enters into force. For the avoidance of any doubt, it is hereby clarified that any such decision that may worsen the terms of this undertaking or terminate it will not have retroactive application and the Letter of Indemnification before its change or termination, as applicable,

- 8 -

will continue to apply and be in effect for all intents and purposes with respect to any event that occurred before the change or termination, even if the date of the discovery of an event as stated occurs after the change or termination of the Letter of Indemnification.

8.2. The undertakings of the Company under this Letter of Indemnification will be interpreted broadly and in a manner enabling their fulfillment, to the extent permitted by law, for the purpose for which it was intended. In the event of a conflict between any provision of this Letter of Indemnification and the provisions of any law that cannot be conditioned upon, the provisions of the aforesaid law will prevail, but the above will not harm or derogate from the validity of the other provisions of this Letter of Indemnification.

8.3. This Letter of Indemnification will not derogate from the Company's right to decide to retroactively indemnify under the provisions of the law.

8.4. This Letter of Indemnification will enter into force upon the delivery to the Company of this Letter of Indemnification, when signed by you in the place designated for your signature.

8.5. For the avoidance of doubt, it is hereby clarified that this Letter of Indemnification does not constitute an agreement in favor of a third party and cannot be transferred and/or assigned.

8.6. No waiver, delay, inactive on time or extension by the Company or by you will be interpreted under any circumstances as a waiver of its rights under this Letter of Indemnification and under any law, and will not prevent the same party from taking all of the legal and other actions required for the realization of its rights as stated.

8.7. The Addendum to this Letter of Indemnification constitutes an integral part hereof.

8.8. The law applicable to this Letter of Indemnification is the law of the State of Israel and the competent courts of Tel Aviv have the exclusive jurisdiction to hear disputes arising from the application of this Agreement.

In witness whereof, the Company affixes its signature on 4.7.11.2015

/s/ Suzana Nahum Zilberberg /s/ Itai Bar-Natan

BioLight Israeli Life Sciences Investments Ltd.

I hereby confirm receipt of this Letter of Indemnification, and undertake to act in accordance with its provisions, including the provisions of Section 6 above.

/s/ James Jian Yuan Zhang
James Jian Yuan Zhang

- 9 -

Addendum

1. Actions of the Company connected to the Company's field of business in the development of pharmaceutical and/or medical devices and/or any Action connected directly and/or indirectly to the performance of the above Actions.
2. The offer and/or issuance of securities of the Company by the Company and/or any shareholder to the public and/or privately, including under prospectuses, notices, reports and purchase offers.
3. An action and/or omission arising from the Company being a public company and/or the offer of its securities to the public, including the submission of reports.
4. An action filed against the officer by a customer, supplier, contractor or any other third party that conducts any kind of business with the Company or its subsidiaries or by an entity or authority that operates under any law.
5. A transaction in which the Company is a party, including in connection with the receipt of credit, a sale, lease, transfer or purchase of assets or liabilities of the Company, purchase of securities of other corporations or the receipt of rights in other corporations, the receipt and/or provision of an option for each of the above and an action that is directly or indirectly involved in the transaction as stated.
6. Any action and/or omission that leads to an unintentional breach of any rights in connection with the intellectual property of a third party, including a patent, design, copyrights and the like.
7. Any claim or demand filed by a creditor of the Company with respect to funds loaned thereby to the Company or debts of the Company towards it.
8. Any claim or demand filed by a third party following bodily or property damage, including loss of use thereof, during an action or omission attributed to the Company or its employees, agents or individuals that are required to act on its behalf.
9. An expression, statement, including presenting an opinion, made in good faith by the officer during its function and by virtue of its position, including in the framework of meetings of the board of directors, any of its committees or general meetings of the Company.
10. A structural change or reorganization, including without derogating from the above, a merger, division, change to the Company's capital, establishment of a subsidiary, liquidation or sale to third parties.
11. Any legal proceeding on matters related, directly or indirectly, to environmental protection or the provisions of the law or procedures related to pollution, protection of health, use or handling of hazardous materials and the like.
12. Non-disclosure or failure to supply any type of information of the date required under law or in connection with misleading or incomplete disclosure of

- 10 -

information as stated to third parties, including the tax authorities, national insurance authorities, local authorities, Ministry of Environmental Protection and any other government or institutional entity.

13. Any action and/or omissions of the Company or its employees or officers with respect to payment, reporting or documentation of documents in connection with one of the authorities of the State or a municipal authority, including payment of any taxes or charges, national insurance payments, salaries or a delay in any payments, including payments of wages to employees, interests and linkage differentials.
14. Any action that leads to failure to hold proper insurance arrangements.
15. Events related to the preparation and/or approval of the Company's financial statements.
16. Events related, directly or indirectly, to antitrust laws, including restrictive arrangements and/or monopolies and/or divisions and/or mergers.

BioLight Israeli Life Sciences Investments Ltd

Pre

Name	Shares (pre)	Warrants Series 5	Warrants Series 6	Warrants Private	Total (Post)	Un-Diluted (pre)	Un-Diluted (post)	Fully Diluted
Israel Makov	82,459,576	17,303,483	7,778,000	13,930,092	121,471,151	15.82%	15.82%	16.22%
Dilip Shanghvi	91,376,000	-	7,778,000	-	99,154,000	17.53%	17.53%	13.24%
Drexel Pharma	61,156,000	-	7,778,000	-	68,934,000	11.73%	11.73%	9.21%
Employees, directors and a consultant	256,202	7,741,741	-	30,509,183	38,507,106	0.05%	0.05%	5.14%
The Phoenix Holdings Ltd	46,527,625	-	46,512,000	-	93,039,625	8.92%	8.92%	12.42%
Excellence Investments Ltd	24,282,078	-	20,931,000	-	45,213,078	4.66%	4.66%	6.04%
MEITAV DS INVESTMENTS LTD	32,691,859	-	27,845,000	-	60,536,859	6.27%	6.27%	8.09%
The Public	182,588,362	13,821,442	18,615,000	7,162,013	221,996,817	35.02%	35.02%	29.64%
Total	**521,337,702**	**38,866,666**	**137,237,000**	**51,601,288**	**748,842,836**	**100.00%**	**100.00%**	**100.00%**

BioLight Israeli Life Sciences Investments Ltd

Post

Name	Shares (pre)	Shares New Investor	Warrants Series 6	Warrants Series 8	Warrants Private	Total (Post)	Un-Diluted (pre)	Un-Diluted (post)	Fully Diluted
Israel Makov	82,452,576		17,320,483	7,778,000	13,920,092	121,471,151	15.82%	12.65%	13.83%
Dilip Shanghvi	91,376,000		-	7,778,000	-	99,154,000	17.53%	14.02%	11.29%
Dexcel Pharma	61,156,000		-	7,778,000	-	68,934,000	11.73%	9.38%	7.84%
Employees, directors and a consultant	256,202		7,741,741	-	30,509,163	38,507,106	0.05%	0.04%	4.38%
The Phoenix Holdings Ltd	46,527,625		-	46,512,000	-	93,039,625	8.92%	7.14%	10.59%
Excellence Investments Ltd	24,282,078		-	20,931,000	-	45,213,078	4.66%	3.73%	5.14%
MEITAV DS INVESTMENTS LTD	32,691,859		-	27,845,000	-	60,536,859	6.27%	5.02%	6.89%
Rock One	-	123,369,252	-	-	-	123,369,252	0.00%	18.93%	14.03%
Sino	-	6,965,174	-	-	-	6,965,174	0.00%	1.07%	0.79%
The Public	182,588,362		13,627,442	18,615,000	7,152,013	221,986,817	35.02%	28.02%	25.28%
Total	521,337,703	130,334,426	38,689,666	137,237,000	51,581,268	878,177,062	100.00%	100.00%	100.00%

Schedule 3.5

Portfolio Companies[1]

BioLight Israeli Life Sciences Investments
46%
Micromedic Technologies Ltd.[2]
100%
X L Vision Sciences Ltd.
100%
Zetiq Technologies Ltd.
98.97%
ViSci Ltd.
87.17%
IOPtima Ltd.
70.42%
DiagnosTear Ltd.
40%*
OphRx Ltd.

[1] On an issued and outstanding basis.
[2] Percentage updated in April 2015 subsequent to additional investment in Micromedic. BioLight and Micromedic have additional holdings in in-active subsidiaries.

<u>**Schedule 3.6**</u>

1. **Collaboration and Distribution Framework Agreement** Dated November 9, 2009, by and between, Ioptima LTD and China Meheco co, LTD.
2. **Evaluation Agreement** Dated April 28, 2010, by and between, Ioptima LTD and China Meheco co, LTD.
3. **Collaboration Agreement** Dated August 24, 2011, by and between, Ioptima LTD and China Meheco co, LTD.
4. **Further Collaboration Agreement** Dated May 30, 2014, by and between, Ioptima LTD and China Meheco co, LTD.
5. **Distribution Agreement** Dated May 1, 2014, by and between, Ioptima LTD ,IKI-Medical China and Vision Renu Corp.
6. **Amended and Restated Collaboration Agreement** dated December 19, 2011 by and between Zetiq Technologies LTD. and Biomics Biotechnologies CO, LTD.
7. **Agreement** Dated March 8, 2013 by and between Zetiq Technologies LTD. and Biomics Biotechnologies CO, LTD, as was amended on February 23, 2014.

Execution Copy

Schedule 6

Terms of Collaboration

1. The parties will form a HK Joint Venture ("HK JV") that will commercially manage the activities in China of BioLight and the companies in which it has directly or indirectly a majority ownership of shares unless there are objective terms that prevent BioLight from exercising its obligations ("Biolight Companies"). The Joint Venture will act to find the right distributors for the chosen products to be commercialized in China, will act to support marketing efforts and clinical efforts where required. The JV under Rock-One management will be responsible for obtaining all licenses and permits required by any governmental authority in China to support the distribution, shipment, import or export of products developed or to be marketed, by Biolight Companies, (provided there are no other restricting obligations in place as of the date of the SPA as set forth in Annex 1), as well as future companies and products (provided that with respect to any future companies there are no other restricting obligations in place as of the date of the acquisition or investment in such companies) (collectively, "Bio-Light Products") or any technology subsequently developed by the Parties and any research or development activities conducted in the China market. With respect to products which Rock-One is interested in and which are not considered as Bio-Light Products as defined in this paragraph, BioLight shall do its best efforts to assist Rock-One to obtain production or distribution rights for such products in China.

2. In addition, the JV will act to promote collaboration between Chinese and Israeli Academy in developing products that will be agreed upon.

   Distribution agreements will be signed between local distributor and BioLight. HK JV will be entitled to 5 % of Biolight revenues as a mechanism to reimburse accumulated investment.

   In the event the JV will have surplus amounts beyond Rock One financing, to be distributed to the parties, Rock-One will initially be entitled to 10% on its actual investment in the HK JV and thereafter, the remaining surplus distribution shall be made in accordance with the equity holdings of Rock One and BioLight.

   The Joint venture will be granted exclusive agency rights from BioLight (based on arm's length) and will be fully financed by Rock One. Rock one will be granted with equity control and management leadership of the JV (Chinese operation).

   The financial support by Rock One of the Joint Venture, in such amount and during such time as shall be further agreed by the parties. The budget for the operation of HK Joint Venture shall be agreed upon by the parties.

3. The parties will form different entities for localizing production of chosen products in China (including CFDA registration, clinical trial and production). Rock-one will invest the required funds to build the required production facilities and conduct the required activities mentioned above, at standard market terms, beneficial to the partnership. BioLight will license out the required IP for production, and a potential new IP from localizing the product in China will be held by the production company. The equity holdings of these entities will be decided on product by product bases, given that Rock-one will hold at least 60% of the equity based on actual investment, and BioLight shall be entitled to up to 40% of the equity, based on mutually agreed value of the rights exclusively licensed by BioLight, which shall not be revoked unless under breach by licensee of this Terms of Collaboration or under terms to be further agreed by the parties on a product by product basis. BioLight shall have the option to invest cash, where the value of the rights exclusively licensed shall represent less than 40% of the total value of the specific production company. Rock-One will manage the activity defined in this paragraph.

   In case of dispute between the parties with regards to localization of a product (production in China) which cannot be resolved by Mr. Lau and Mr. Makov, the parties will adjust the "agency fees" (payments to Rock One from sales) to reflect a premium on the investment of Rock-One. The parties agree that as a base line, the "agency fee" will be set as 5% of Bio Light's revenues from the distributor. In case of dispute regarding localization as mentioned above, this fee will be adjusted to reflect 10% of revenues from the specific product, of which Rock One will be entitled to receive such increase of 5%. The parties agreed that based on actual

Execution Copy

investment and actual fees and revenues, they might review these terms in the future in good faith and adjust it.

4. The Parties agree that a detailed definitive agreement shall be executed on or before 60 days from the date hereof (the "Effective Date"), or, upon consent of the parties, an additional 60 day period. In the event that for any reason, the parties cannot enter into a Definitive Agreement on or prior to the Effective Date, then in the event of a dispute between the Parties arising out of, or relating to these terms of collaboration, its interpretation or performance hereunder, the Parties shall exert their best efforts to resolve the dispute amicably through negotiations. If such dispute cannot be resolved amicably after good faith attempts to do so, such disputes shall be brought to the decision of Mr. Lau and Mr. Makov. If Mr. Lau and Mr. Makov cannot resolve the dispute within 30 days, a professional expert from the industry will be appointed to resolve the dispute within no more than an additional 30 days, and his decision shall be final and binding on the parties. For the avoidance of doubt, such professional expert shall have the power to determine for the parties on all disputes between the parties arising out of this document including, without limitation, payment terms, transfer price, commercial terms, etc.

5. All effort above will be subject to Chinese regulations and laws and comply with applicable laws that apply on BioLight as a publicly listed company in Israel and the USA.

6. BioLight commits to cause all Biolight Companies to comply with all of the obligations of BioLight herein; provided there are no other restricting obligations in place (as set forth in Annex 1).

7. During the term of this schedule and for one (1) year following termination thereof, Rock One or any affiliate in which Rock One owns (directly or indirectly) more than 50% of the shares, unless there are objective terms that prevent Rock One from exercising its obligations , shall not enter into any agreement or understandings and/or perform any collaborations or services for any third party which relates to products which compete with BioLight Products as defined herein, without the express written permission of BioLight ("Non-Competition"); *provided* that this Non-Competition obligation of Rock One shall not: (i) apply to any investments, agreement, understandings or obligations of Rock One or its affiliates which are existing as of the date hereof and have been disclosed to Biolight in Annex 7, (ii) products of Hanita Lenses Ltd. listed in Annex 7; and (iii) limit investments, directly or indirectly, in companies engaging in a competing business with Bio Light, provided that such investment is a passive investment where Rock One or its affiliates is not actively involved in the management of such entity.
   Without derogating from the above and below in this section: (i) In any case of breach by Bio Light of the exclusivity obligation, the Non-Competition obligation of Rock One in this Section 7 shall immediately terminate; and (ii) in any case of breach by Rock One of the Non-Competition, the exclusivity obligations of Biolight shall immediately terminate.
   In the event of a breach as set forth herein, the breaching party shall have a cure period of 60 days to resolve such breach in good faith.
   In the event that Bio Light notifies Rock One that a new Bio Light Product has been developed in the future and will be marketed in China, and such new BioLight Products competes with a product already distributed or produced by Rock-One in China at that time, then Rock-One shall have 30 days to notify Bio Light whether it chooses: (x) to distribute or produce such Bio Light Product (and stop distributing or producing the competitive product in China) or (y) to waive its right to distribute or produce such Bio light Product in China (and in such event Bio Light can distribute or produce such product in China not through Rock One).
   For the avoidance of doubt, as long as products related to cancer diagnostics are not considered Bio-light Products as defined in Section 1 above, or until separate agreement/s with respect to Bio-Light cancer diagnostics products will be signed with Rock One, Rock One shall be entitled to invest in companies and products in the field of cancer diagnostics and this section shall not apply in connection therewith.

8. The provisions of Section 8.4 of the SPA shall apply.

9. These terms of collaboration constitute binding obligations by the Parties, to collaborate in China in accordance with the terms hereof until otherwise set forth in definitive agreements.

10. The terms of this annex shall be governed by UK law.

Execution Copy

11. The execution of terms of collaboration is a condition to the Closing of the SPA and shall become in force immediately thereafter.

Management
Capital contribution
IP rights
Investment?
>=60%
BioLight
Management
Capital contribution
Equity
control
Agency rights
Fees of
net income
Distribution agreement
Agency – will find the best distributors
on-going commercial support
academy collaboration

IN WITNESS WHEREOF, the parties hereto have duly executed this document on March [____], 2015.

____

Bio Light Israeli Life Sciences Investments Ltd.

By: /s/ Suzana Nahum Zilberberg

Title: Suzana Nahum Zilberberg CEO

By: /s/ Itai Bar-Natan

Itai Bar-Natan

Title: CFO

Rock One Group Investment Co Ltd.

By: ______________________________

Title: ______________________________

Execution Copy

11. The execution of terms of collaboration is a condition to the Closing of the SPA and shall become in force immediately thereafter.

Production Company
Management
Capital contribution
>=60%
IP rights
Investment?
Rock One
BioLight
Management
Capital contribution
Equity control
Agency rights
JV HK
Fees of net income
Distribution agreement
Agency – will find the best distributors
on-going commercial support
academy collaboration
Third Party Distributor

IN WITNESS WHEREOF, the parties hereto have duly executed this document on March [____], 2015.

____

Bio Light Israeli Life Sciences Investments Ltd.

By: ______________________________

Title: ______________________________

/s/ James Jian Yuan Zhang

____

Rock-One Group Investment Co. Ltd.

By: ______________________________

Title: ______________________________

Execution Copy

Annex 1

Exception to BioLight Products of BioLight Companies

- IOPtimate
- With respect to Visci's Latanoprost implant, the approval of a joint steering committee (over which Biolight has no control) must be obtained.

Execution Copy

Annex 7

[* * *]

[* * *] - CONFIDENTIAL TREATMENT REQUESTED

The Stock Exchange

May 10, 2015
242852

To

Bio Light Israel Life Sciences Investments Ltd.

Kiryat Atidim

Building 3

Tel Aviv 61581

Ladies and gentlemen,

Re: Approval of Listing of Securities for Trade on the Stock Exchange

1.	Approval is hereby granted to list securities for trade on the Stock Exchange according to the following details:

A.	123,369,252 shares of par value 0.01 NIS each which shall be allotted to Rock One Group Investments Limited – a Chinese investor who will become an interested party after the allotment.

B.	6,965,174 shares of par value 0.01 NIS each which shall be allotted to Chino-Israel VC Limited – an additional investor which is a third-party to the Company.

All of this is as detailed in the immediate reports dated 4/2/2015, 4/8/2015, and 5/10/2015, which you have provided us.

2.	The validity of this approval is conditioned on the shares being listed for trade within 60 days after 5/10/2015.

3.	This approval is given in reliance on the immediate reports you provided us, subject to receipt of the approvals required by law and subject to payment of fees for listing for trade on the Stock Exchange, and fulfillment of all of the other conditions stipulated in the Stock Exchange Bylaws.

4.	This approval by the Stock Exchange shall not be seen as approval of the particulars presented in the immediate reports or confirmation of their accuracy or their completeness, and it does not constitute the expression of any opinion of the Company or the nature of the allotted securities or the price at which they are allotted.

5.	Upon the allotment of shares, you are requested to hold a discussion with us for the purpose of listing them on the Stock Exchange.

6.	The shares must be registered in the Company’s shareholder registry in the name of the Company’s registration company.

Respectfully,

The Tel Aviv Stock Exchange Ltd.

The Tel Aviv Stock Exchange Ltd.

2 Ahuzat Bait St., Tel Aviv 6525216 • PO Box 29060, Tel Aviv 6129001 • Tel.: 076-8160411, Fax: 03-5105379

www.tase.co.il

BIOLIGHT
Life Sciences Investments Ltd.

May 7, 2015

To:

Rock-One Group Investment Co. Ltd.
Room 1606, 16th Floor, Fortress Tower, 250 King's Road,
North Point, Hong Kong

Re: Share Purchase Agreement dated as of April 1, 2015

Reference is hereby made to that certain Share Purchase Agreement (the "SPA") dated April 1, 2015, between Rock-One Group Investment Co. Ltd. ("You") and Bio Light Israeli Life Sciences Investments Ltd. ("We" or "Us"). Capitalized terms herein not otherwise defined shall have the meaning ascribed to them in the SPA.

Pursuant to Section 2.2.2(a) of the SPA, You were supposed to pay the Investment Amount to the Horn Bank Account. However, in the interest of time, the parties have agreed that You shall pay the Investment Amount in USD directly to our bank account (the "Direct Payment") pursuant to wire instructions listed in Exhibit A hereto.

In exchange for the Direct Payment, We hereby irrevocably commit to hold the full amount of the Investment Amount in trust for You and We further commit not to make any use thereof until You (or anyone on behalf of You) have provided us (and We confirmed it in writing) a written confirmation from the Investor Designated TASE Member that it has received the Purchased Shares in your account.

In the event that on or after 30 days from the Closing, You shall provide us with a confirmation from the Investor Designated TASE Member that it has not received the Purchased Shares in your account, for any reason, then the Board member nominated by You in accordance with section 2.2.1(a) of the SPA shall send a resignation letter to the Company (the "Resignation Letter"), and thereafter, We irrevocably undertake to return, within 48 hours of receipt of the Resignation Letter, the full Investment Amount to your bank account pursuant to wire instructions listed in Exhibit B hereto and the SPA shall be terminated automatically.

Sincerely,

Bio Light Israeli Life Sciences Investments Ltd.

/s/ Suzana Nahum Zilberberg /s/ Itai Bar-Natan
Itai Bar-Natan
CFO

Acknowledged and Agreed:

/s/ James Jian Yuan Zhang
Rock-One Group Investment Co. Ltd.